Filed Pursuant to Rule 424(b)(2)
Registration No. 333-277286

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 22, 2024)

28,000,000 Shares

6.000% Series A Mandatory Convertible Preferred Stock

We are offering 28,000,000 shares of our 6.000% Series A Mandatory Convertible Preferred Stock, no par value per share (the “Mandatory Convertible Preferred Stock”).

We have granted the underwriters a 30-day option to purchase up to 4,200,000 additional shares of Mandatory Convertible Preferred Stock from us at the public offering price, less underwriting discounts, solely to cover over-allotments, if any.

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors (the “Board”), or an authorized committee thereof, at an annual rate of 6.000% on the liquidation preference of $50.00 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock or in any combination of cash and shares of our common stock on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2025, and ending on, and including, December 1, 2027.

Unless earlier converted, each share of the Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last Trading Day (as defined herein) of the Settlement Period (as defined herein) into between 1.9465 and 2.4331 shares of our common stock (respectively, the “Minimum Conversion Rate” and the “Maximum Conversion Rate”), each, subject to anti-dilution adjustments as described herein. The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the Average VWAP (as defined herein) per share of our common stock over the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day (as defined herein) immediately preceding December 1, 2027 (the “Settlement Period”). At any time prior to December 1, 2027, holders may elect to convert each share of the Mandatory Convertible Preferred Stock into shares of our common stock at the Minimum Conversion Rate, subject to anti-dilution adjustments as described herein. If holders elect to convert any shares of the Mandatory Convertible Preferred Stock during a specified period beginning on the effective date of a Fundamental Change(as defined herein), such shares of the Mandatory Convertible Preferred Stock will be converted into shares of our common stock at the Fundamental Change Conversion Rate (as defined herein), and the holders will also be entitled to receive a Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount (each as defined herein).

Concurrently with this offering, we are offering 48,661,801 shares of our common stock, no par value per share, pursuant to a separate prospectus supplement (the “Concurrent Common Stock Offering”). We have granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to 7,299,269 additional shares of common stock. Neither the completion of this offering nor the completion of the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that this offering is completed and the Concurrent Common Stock Offering is not completed, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. We estimate that the net proceeds to us from the Concurrent Common Stock Offering, if completed, after deducting underwriting discounts and before estimated expenses payable by us, will be approximately $981,000,010 (or approximately $1,128,149,989 if the underwriters in that offering exercise their option to purchase additional shares of common stock in full). The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of common stock to be issued in the Concurrent Common Stock Offering.

Prior to this offering, there has been no public market for the Mandatory Convertible Preferred Stock. We intend to apply to list the Mandatory Convertible Preferred Stock on the New York Stock Exchange (the “NYSE”) under the symbol “PCG-PrX”. If the application is approved, we expect trading of the Mandatory Convertible Preferred Stock on the NYSE to begin within 30 days after the Mandatory Convertible Preferred Stock is first issued. Our common stock is listed on the NYSE and trades under the symbol “PCG.” The last reported sale price of our common stock on the NYSE on December 2, 2024, was $20.55 per share.

We intend to use the proceeds of this offering, together with the proceeds of the Concurrent Common Stock Offering, for general corporate purposes, which may include, among other things, to fund our five-year capital investment plan.

Investing in the Mandatory Convertible Preferred Stock involves risks. You should carefully consider all the information contained or incorporated by reference in this prospectus supplement prior to investing in the Mandatory Convertible Preferred Stock. In particular, we urge you to carefully consider the information set forth in the section titled “Risk Factors” beginning on page S-19 of this prospectus supplement and the section titled “Risk Factors” in Item 1A of Part I of the 2023 Annual Report (as defined herein) and in Item 1A of Part II of the Q3 Quarterly Report (as defined herein) incorporated by reference herein.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Price to the Public	$50.00	$1,400,000,000
Underwriting Discounts and Commissions	$0.95	$26,600,000
Proceeds to PG&E Corporation Before Expenses	$49.05	$1,373,400,000

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares of Mandatory Convertible Preferred Stock.

The underwriters expect to deliver the shares of the Mandatory Convertible Preferred Stock against payment therefor on or about December 5, 2024, which is the second business day following the trade date for the Mandatory Convertible Preferred Stock (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Mandatory Convertible Preferred Stock prior to the business day preceding the settlement date will be required, by virtue of the fact that the Mandatory Convertible Preferred Stock initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Mandatory Convertible Preferred Stock who wish to trade the Mandatory Convertible Preferred Stock prior to the business day preceding the settlement date should consult their own advisors.

Joint Book-Running Managers

J.P. Morgan	Barclays	Citigroup

BofA Securities	Mizuho	Wells Fargo Securities

Co-Managers

BMO Capital Markets	BNP PARIBAS	Goldman Sachs & Co. LLC

MUFG	SMBC Nikko	BNY Capital Markets

The date of this prospectus supplement is December 2, 2024.

This prospectus supplement should be read in conjunction with the accompanying prospectus and any related free writing prospectus. Neither we nor any underwriter has authorized any other person to provide you with different or additional information. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Neither we nor any underwriter is making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date hereof.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. When used in this prospectus supplement, (i) the terms “we,” “our,” “us” and “the Company” refer to PG&E Corporation and not its subsidiaries and (ii) the “underwriters” refers to the firms listed on the cover page of this prospectus supplement. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings given such terms in PG&E Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) and PG&E Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 Quarterly Report”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations, and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus supplement. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines associated with various investigations and proceedings; forecasts of capital expenditures; forecasts of cost savings; estimates and assumptions used in critical accounting estimates, including those relating to insurance receivables, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, the Wildfire Fund, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “commit,” “goal,” “target,” “will,” “may,” “should,” “would,” “could,” “potential,” and similar expressions. PG&E Corporation is not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

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the extent to which the Wildfire Fund and revised prudency standard under AB 1054 effectively mitigate the risk of liability for damages arising from catastrophic wildfires, including whether the Utility maintains an approved WMP and a valid safety certification and whether the Wildfire Fund has sufficient remaining funds;

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the risks and uncertainties associated with wildfires that have occurred or may occur in the Utility’s service area, including the wildfire that began on October 23, 2019 northeast of Geyserville in Sonoma County, California (the “2019 Kincade fire”), the wildfire that began on July 13, 2021 near the Cresta Dam in the Feather River Canyon in Plumas County, California (the “2021 Dixie fire”), the wildfire that began on September 6, 2022 near Oxbow Reservoir in Placer County, California (the “2022 Mosquito fire”), and any other wildfires for which the causes have yet to be determined; the damage caused by such wildfires; the extent of the Utility’s liability in connection with such wildfires (including the risk that the Utility may be found liable for damages regardless of fault); investigations into such wildfires, including those being conducted by the CPUC; potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other enforcement agency were to bring an enforcement action in respect of any such fire; the risk that the Utility is not able to recover costs from the Wildfire Fund or other third parties or through rates; and the effect on PG&E Corporation’s and the Utility’s reputations of such wildfires, investigations, and proceedings;

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the extent to which the Utility’s wildfire mitigation initiatives are effective, including the Utility’s ability to comply with the targets and metrics set forth in its WMP; the effectiveness of its system hardening, including undergrounding; the cost of the program and the timing and outcome of any proceeding to recover such costs through rates; and any determination by the OEIS that the Utility has not complied with its WMP;

•	the Utility’s ability to safely, reliably, and efficiently construct, maintain, operate, protect, and decommission its facilities, and provide electricity and natural gas services safely and reliably;

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significant changes to the electric power and natural gas industries driven by technological advancements, electrification, and the transition to a decarbonized economy; the impact of reductions in utility customer demand for electricity and natural gas, driven by customer self-generation, customer departures to community choice aggregators, direct access providers, and government-owned utilities, and legislative mandates to reduce the use of natural gas; and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources and changing customer demand for its natural gas and electric services;

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cyber or physical attacks, including acts of terrorism, war, and vandalism, on the Utility or its third-party vendors, contractors, or customers (or others with whom they have shared data) which could result in operational disruption; the misappropriation or loss of confidential or proprietary assets, information or data, including customer, employee, financial, or operating system information, or intellectual property; corruption of data; or potential costs, lost revenues, litigation, or reputational harm incurred in connection therewith;

•	the Utility’s ability to attract or retain specialty personnel;

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the impact of severe weather events and other natural disasters, including wildfires and other fires, storms, tornadoes, floods, extreme heat events, drought, earthquakes, lightning, tsunamis, rising sea levels, mudslides, pandemics, solar events, electromagnetic events, wind events or other weather-related conditions, climate change, or natural disasters, and other events that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the effectiveness of the Utility’s efforts to prevent, mitigate, or respond to such conditions or events; the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is able to procure replacement power; and whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events;

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existing and future regulation and federal, state or local legislation, their implementation, and their interpretation; the cost to comply with such regulation and legislation; and the extent to which the Utility recovers its associated compliance and investment costs, including those regarding:

•	wildfires, including inverse condemnation reform, wildfire insurance, and additional wildfire mitigation measures or other reforms targeted at the Utility or its industry;

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the environment, including the costs incurred to discharge the Utility’s remediation obligations or the costs to comply with standards for greenhouse gas emissions, renewable energy targets, energy efficiency standards, distributed energy resources, and electric vehicles;

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the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, and cooling water intake, and whether Diablo Canyon’s operations are extended; and the Utility’s ability to continue operating Diablo Canyon until its planned retirement;

•	the regulation of utilities and their affiliates, including the conditions that apply to PG&E Corporation as the Utility’s holding company;

•	privacy and cybersecurity; and

•	taxes and tax audits;

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the timing and outcomes of the Utility’s pending and future ratemaking and regulatory proceedings, including the extent to which PG&E Corporation and the Utility are able to recover their costs through rates as recorded in memorandum accounts or balancing accounts, or as otherwise requested; and the transfer of ownership of the Utility’s assets to municipalities or other public entities, including as a result of the City and County of San Francisco’s valuation petition;

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whether the Utility can control its operating costs within the authorized levels of spending; whether the Utility can continue implementing the Lean operating system and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; the risks and uncertainties associated with inflation; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

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the outcome of current and future self-reports, investigations or other enforcement actions, agency compliance reports, or notices of violation that could be issued related to the Utility’s compliance with laws, rules, regulations, or orders applicable to its gas and electric operations; the construction, expansion, or replacement of its electric and gas facilities; electric grid reliability; audit, inspection and maintenance practices; customer billing and privacy; physical and cybersecurity protections; environmental laws and regulations; or otherwise, such as fines; penalties; remediation obligations; or the implementation of corporate governance, operational or other changes in connection with the EOEP;

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the risks and uncertainties associated with PG&E Corporation’s and the Utility’s substantial indebtedness and the limitations on their operating flexibility in the documents governing that indebtedness;

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the risks and uncertainties associated with the resolution of the Subordinated Claims and the timing and outcomes of PG&E Corporation’s and the Utility’s ongoing litigation, including certain indemnity obligations to current and former officers and directors, the Wildfire-Related Non-Bankruptcy Securities Claims, and other third-party claims, as well as potential indemnity obligations to underwriters for certain of the Utility’s note offerings, including the extent to which related costs can be recovered through insurance, rates, or from other third parties;

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whether PG&E Corporation or the Utility undergoes an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as a result of which tax attributes could be limited;

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the ultimate amount of unrecoverable environmental costs the Utility incurs associated with the Utility’s natural gas compressor station site located near Hinkley, California and the Utility’s fossil fuel-fired generation sites;

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the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Utility can manage and respond to the volatility of energy commodity prices; the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and whether the Utility is able to recover timely its electric generation and energy commodity costs through rates, including its renewable energy procurement costs;

•	the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms;

•	the risks and uncertainties associated with high rates for the Utility’s customers;

•	actions by credit rating agencies to downgrade PG&E Corporation’s or the Utility’s credit ratings;

•	the severity, extent and duration of the global COVID-19 pandemic and the Utility’s ability to collect on customer receivables; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity and cash flows, you should read the section titled “Risk Factors” in this prospectus supplement and the section titled “Risk Factors” in Item 1A of Part I of the 2023 Annual Report and in Item 1A of Part II of the Q3 Quarterly Report, each incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part and the documents that we refer to under the section of the accompanying prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual

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future results could be materially different from what we expect when making the forward-looking statements. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus supplement or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before investing in our Mandatory Convertible Preferred Stock. For a more complete understanding of this offering and our business, you should read and carefully consider this entire prospectus supplement, including the section titled “Risk Factors,” the accompanying prospectus and all documents incorporated by reference herein and therein.

Our Company

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is the “Utility”, a public utility operating in Northern and Central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility is one of the largest combination natural gas and electric utilities in the United States. The Utility provides natural gas and electric service to approximately 16 million people throughout a 70,000-square-mile service area in northern and central California. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers.

The Utility is regulated primarily by the California Public Utilities Commission (“CPUC”) and the U.S. Federal Energy Regulatory Commission (“FERC”). The CPUC has jurisdiction over the rates and terms and conditions of service for the Utility’s electric and natural gas distribution operations, electric generation, and natural gas transmission and storage services. The CPUC also has exercised jurisdiction over the Utility’s issuances of securities, dispositions of utility assets and facilities, energy purchases on behalf of the Utility’s electric and natural gas retail customers, rates of return, rates of depreciation, oversight of nuclear decommissioning, and aspects of the siting of facilities used in providing electric and natural gas utility service. The Utility’s ability to recover revenue requirements authorized by the CPUC in these rate cases is independent, or “decoupled,” from the volume of the Utility’s sales of electricity and natural gas services. As a result, the Utility’s base revenues are not impacted by fluctuations in sales resulting from, for example, weather or economic conditions.

The FERC has jurisdiction over the Utility’s electric transmission revenue requirements and rates, the licensing of substantially all of the Utility’s hydroelectric generation facilities, and the interstate sale and transportation of natural gas. Under the formula rate mechanism, transmission revenue requirements will be updated to the actual cost of service annually as part of the true-up process.

In addition, the Nuclear Regulatory Commission (the “NRC”) oversees the licensing, construction, operation, and decommissioning of the Utility’s nuclear generation facilities.

The Utility provides natural gas transportation services to “core” customers (i.e., small commercial and residential customers) and to “non-core” customers (i.e., industrial, large commercial, and natural gas-fired electric generation facilities) that are connected to the Utility’s gas system in its service territory. Core customers can purchase natural gas procurement service (i.e., natural gas supply) from either the Utility or non-utility third party gas procurement service providers (referred to as “core transport agents”). When core customers purchase gas supply from a core transport agent, the Utility continues to provide gas delivery, metering and billing services to customers. When the Utility provides both transportation and procurement services, the Utility refers to the combined service as “bundled” natural gas service.

The principal executive offices of PG&E Corporation and Pacific Gas and Electric Company are located at 300 Lakeside Drive, Oakland, California 94612. The telephone number of PG&E Corporation is (415) 973-1000. Our website address is www.pge.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Recent Developments

Concurrent Offering of Common Stock

Concurrently with this offering, we are offering 48,661,801 shares of our common stock, no par value per share, pursuant to a separate prospectus supplement (the “Concurrent Common Stock Offering”). We have granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to 7,299,269 additional shares of common stock. Neither the completion of this offering nor the completion of the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that this offering is completed and the Concurrent Common Stock Offering is not completed, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. We estimate that the net proceeds to us from the Concurrent Common Stock Offering, if completed, after deducting underwriting discounts and before estimated expenses payable by us, will be approximately $981,000,010 (or approximately $1,128,149,989 if the underwriters in that offering exercise their option to purchase additional shares of common stock in full). The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of common stock to be issued in the Concurrent Common Stock Offering.

Dividend Declaration

On November 29, 2024, PG&E Corporation declared its fourth-quarter 2024 regular cash dividend of $0.025 per share on PG&E Corporation’s common stock, an increase of 0.015 cents per share. The dividend is payable on January 15, 2025, to shareholders of record as of December 31, 2024.

PG&E Corporation’s ability to pay future dividends depends on the level of cash on hand, cash received from the Utility and PG&E Corporation’s access to the capital and credit markets. For important information related to dividends see the section titled “Risk Factors—PG&E Corporation is a holding company and relies on dividends, distributions and other payments, advances, and transfers of funds form the Utility to pay dividends on its common stock and meet its obligations” in item 1A of Part II of the Q3 Quarterly Report (as defined herein).

Amendment to Patti Poppe Offer Letter

On November 29, 2024, Patricia K. Poppe, CEO of PG&E Corporation, entered into an amendment to her November 13, 2020 offer letter, extending the term of her offer letter for an additional five years, effective January 4, 2026.

The original offer letter remains in full force and effect, and Ms. Poppe’s compensation will continue to be subject to an annual performance evaluation and market review, as well as approval at least annually by the independent members of the board of directors of PG&E Corporation.

THE OFFERING

The following contains a summary of information about this offering and is provided solely for your convenience. The summary is not intended to be complete. For a more detailed description of the Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock.” You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus carefully before making an investment decision. As used in this section, “we,” “our,” and “us” refer to PG&E Corporation and not its consolidated subsidiaries.

Issuer	PG&E Corporation.

Securities Offered	28,000,000 shares of our 6.000% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”).

Underwriters’ Option	The underwriters have the option to purchase up to an additional 4,200,000 shares of the Mandatory Convertible Preferred Stock at the public offering price less the applicable underwriting discount, solely to cover over-allotments, if any. The underwriters may exercise this option within 30 days of the date of this prospectus supplement.

Public Offering Price	$50.00 per share of the Mandatory Convertible Preferred Stock.

Liquidation Preference	$50.00 per share of the Mandatory Convertible Preferred Stock.

Dividends	6.000% on the liquidation preference of $50.00 per share of the Mandatory Convertible Preferred Stock per annum.

Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from (and including) the first original issue date of shares of the Mandatory Convertible Preferred Stock (the “Initial Issue Date”), whether or not in any dividend period or periods there have been funds legally available or shares of our common stock legally permitted to be issued for the payment of such dividends and, to the extent that our Board, or an authorized committee thereof, declares (out of funds legally available for payment, in the case of dividends paid in cash, and shares of common stock legally permitted to be issued, in the case of dividends paid in common stock) a dividend payable with respect to the Mandatory Convertible Preferred Stock, we will pay such dividend in cash or, subject to certain limitations, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by our Board, or an authorized committee thereof, in its sole discretion; provided, however, that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate, except as described below.

If declared, dividends will be payable on the relevant Dividend Payment Date (as defined herein and as described below) to holders of record of the Mandatory Convertible Preferred Stock on the immediately preceding February 15, May 15, August 15 or November 15, as applicable (each a “Regular Record Date”), whether or not such holders convert their shares of the Mandatory Convertible Preferred Stock or such shares of the Mandatory Convertible Preferred Stock are automatically converted after the Regular Record Date corresponding to such Dividend Payment Date and on or prior to the related Dividend Payment Date; provided that the Regular Record Date for any such dividend shall not precede the date on which such dividend was so declared. The expected dividend payable on the first dividend payment date is approximately $0.7167 per share of the Mandatory Convertible Preferred Stock. Each subsequent dividend is expected to be $0.75 per share of the Mandatory Convertible Preferred Stock. Accumulated dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date. See “Description of Mandatory Convertible Preferred Stock—Dividends.”

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the Average VWAP (as defined under “Description of Mandatory Convertible Preferred Stock—Certain Definitions”) per share of our common stock over the five consecutive Trading Day (as defined under “Description of Mandatory Convertible Preferred Stock—Certain Definitions”) period beginning on, and including, the sixth Scheduled Trading Day (as defined under “Description of Mandatory Convertible Preferred Stock—Certain Definitions”) prior to the applicable Dividend Payment Date (such average, the “Average Price”).

Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number of shares equal to:

•	the declared dividend, divided by

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$7.19, which amount represents approximately 35% of the Initial Price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate, as described below) (such dollar amount, as adjusted, the “Floor Price”).

To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash (computed to the nearest cent) pro rata per share to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of the Mandatory Convertible Preferred Stock.

The “Initial Price” is calculated by dividing $50.00 by the Maximum Conversion Rate, rounded to the nearest $0.0001, and initially equals $20.5499, approximately the per share public offering price of our common stock in the Concurrent Common Stock Offering.

Dividend Payment Dates	March 1, June 1, September 1 and December 1, commencing on March 1, 2025, and ending on, and including, December 1, 2027.

Mandatory Conversion Date	The second business day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be December 1, 2027.

Mandatory Conversion	On the Mandatory Conversion Date, each outstanding share of the Mandatory Convertible Preferred Stock, unless earlier converted, will automatically convert into a number of shares of our common stock equal to the conversion rate as described below.

If we declare a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on, but excluding December 1, 2027, we will pay such dividend to the holders of record on the immediately preceding Regular Record Date.

If, on or prior to the Mandatory Conversion Date, we have not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to:

•	the amount of such undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock (such amount, the “Additional Conversion Amount”), divided by

•	the greater of (x) the Floor Price and (y) 97% of the Average Price (calculated using December 1, 2027 as the applicable Dividend Payment Date).

To the extent that the Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share of the Mandatory Convertible Preferred Stock, to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends on the shares of the Mandatory Convertible Preferred Stock.

Conversion Rate	Upon conversion on the Mandatory Conversion Date, the conversion rate for each share of the Mandatory Convertible Preferred Stock will be not more than 2.4331 shares of our common stock (the “Maximum Conversion Rate”) and not less than 1.9465 shares of our common stock (the “Minimum Conversion Rate”), depending on the Applicable Market Value of our common stock, as described below and subject to certain anti-dilution adjustments described herein.

The “Applicable Market Value” of our common stock is the Average VWAP per share of our common stock over the Settlement Period. The “Settlement Period” is the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding December 1, 2027. The conversion rate will be calculated as described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion.”

The following table illustrates hypothetical conversion rates per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described herein.

Assumed Applicable Market Value of our common stock	Assumed Conversion Rate (number of shares of our common stock to be received upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock)
Greater than the Threshold Appreciation Price	1.9465 shares of common stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 1.9465 and 2.4331 shares of common stock, determined by dividing $50.00 by the Applicable Market Value of our common stock

Less than the Initial Price	2.4331 shares of common stock

The “Threshold Appreciation Price,” which is equal to approximately $25.6871, is calculated by dividing $50.00 by the Minimum Conversion Rate, and represents approximately 25% appreciation over the Initial Price.

Early Conversion at the Option of the Holder	Other than during a Fundamental Change Conversion Period (as defined below), at any time prior to December 1, 2027, holders of the Mandatory Convertible Preferred Stock have the option to elect to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event in increments of less than one share of the Mandatory Convertible Preferred Stock), into shares of our common stock at the Minimum Conversion Rate, as described under “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder.” This Minimum Conversion Rate is subject to certain anti-dilution adjustments described herein.

If, as of any Early Conversion Date (as defined herein), we have not declared and paid all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before the Dividend Payment Date immediately prior to such Early Conversion Date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time will receive an additional number of shares of our common stock equal to:

•

the aggregate amount of undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock for all such prior full dividend periods (such amount, the “Early Conversion Additional Amount”), divided by

•

the greater of (x) the Floor Price and (y) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such Average VWAP, the “Early Conversion Average Price”).

To the extent that the Early Conversion Additional Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall.

Conversion at the Option of the Holder upon a Fundamental Change; Fundamental Change Dividend Make-Whole Amount

If a “Fundamental Change” (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to December 1, 2027, holders of the Mandatory Convertible Preferred Stock will have the right during the Fundamental Change Conversion Period (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event in increments of less than one share of the Mandatory Convertible Preferred Stock), into shares of our common stock (or Units of Exchange Property (as herein defined) as described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) at the “Fundamental Change Conversion Rate.” The Fundamental Change Conversion Rate will be determined based on the effective date of the Fundamental Change (the “Fundamental Change Effective Date”) and the price paid or deemed paid per share of our common stock in such Fundamental Change (the “Fundamental Change Stock Price”).

Holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will also receive a “Fundamental Change Dividend Make-Whole Amount” equal to the present value as of the Fundamental Change Effective Date (calculated using a discount rate of 6.50% per annum) of all dividend payments on their shares of the Mandatory Convertible Preferred Stock (excluding any Accumulated Dividend Amount (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount —Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount”)) for (i) the partial dividend period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (ii) all remaining full dividend periods from, and including, the Dividend Payment Date following the Fundamental Change Effective Date to, but excluding, December 1, 2027. If we elect to pay the Fundamental Change Dividend Make-Whole Amount in shares of our common stock (or Units of Exchange Property) in lieu of cash, the number of shares of our common stock (or Units of Exchange Property) that we will deliver will equal (x) the Fundamental Change Dividend Make-Whole Amount, divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Stock Price.

In addition, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount in cash (to the extent we are legally permitted to make such payment in cash and to the extent permitted under the terms of the documents governing our indebtedness) or shares of our common stock or any combination thereof, at our election, upon conversion. If we elect to pay the Accumulated Dividend Amount in shares of our common stock (or Units of Exchange Property) in lieu of cash, the number of shares of our common stock (or Units of Exchange Property) that we will deliver will equal (x) the Accumulated Dividend Amount, divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Stock Price.

To the extent that the sum of the Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount or the dollar amount of any portion thereof paid in shares of our common stock (or Units of Exchange Property) exceeds the product of (x) the number of additional shares we deliver in respect thereof and (y) 97% of the Fundamental Change Stock Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay such excess amount in cash (computed to the nearest cent) pro rata per share to the eligible holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of the Mandatory Convertible Preferred Stock.

See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.”

Voting Power	Except as specifically required by California law or our amended and restated articles of incorporation (the “Amended Articles”), and except for the limited voting and consent rights described herein, the holders of the Mandatory Convertible Preferred Stock will have no voting rights or powers.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, the authorized number of directors on our Board will, at the next annual meeting of stockholders or at a special meeting of stockholders, automatically be increased by two (or if such increase would exceed the maximum number of directors then permitted under the Amended Articles, we shall take any action required to cause two authorized director seats to be vacant), and the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined in “Description of Mandatory Convertible Preferred Stock—Voting Power”) then outstanding, will be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders, if any, to vote for the election of a total of two additional members of our Board, subject to certain limitations. See “Description of Mandatory Convertible Preferred Stock—Voting Power.”

So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, we will not, without the affirmative vote or consent of holders of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and, solely with respect to clause (1) below, all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class:

1.	amend or alter the provisions of our Amended Articles so as to authorize or create, or increase the authorized number of, any class or series of Senior Stock (as defined below);

2.

amend, alter or repeal the provisions of our Amended Articles or the Certificate of Determination governing the terms of the Mandatory Convertible Preferred Stock (the “Certificate of Determination”) so as to materially and adversely affect the special rights, preferences or voting powers of the Mandatory Convertible Preferred Stock; or

3.

consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock, a merger or consolidation of us with or into another entity or a conversion of, domestication in or transfer of us to a foreign jurisdiction, unless, in each case: (i) the shares of the Mandatory Convertible Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification, merger or consolidation or, in the case of (x) any such merger or consolidation with respect to which we are not the surviving or resulting entity (or in which the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified) or (y) any such conversion, domestication or transfer, are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity, of the converted, domesticated or transferred entity or, in either case, such entity’s ultimate parent; and (ii) the shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction, in each case, subject to certain exceptions.

For more information about voting rights, see “Description of Mandatory Convertible Preferred Stock—Voting Power.”

Ranking	The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:

•	senior to our common stock and each other class or series of our capital stock established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Junior Stock”);

•

on parity with any class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Parity Stock”);

•

junior to each class or series of our capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Senior Stock”); and

•	junior to our existing and future indebtedness and other liabilities.

In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Stock will be structurally subordinated to any existing and future indebtedness and other liabilities of each of our subsidiaries. See “Risk Factors—Risks Relating to Ownership of the Mandatory Convertible Preferred Stock and Our Common Stock—The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities and may rank junior to future classes or series of our capital stock.”

At September 30, 2024, PG&E Corporation, on an unconsolidated basis, had approximately $4.15 billion of outstanding senior indebtedness, all of which was secured and had approximately $500 million of availability to incur additional indebtedness under its revolving credit facility. As of September 30, 2024, the Utility had approximately $42.0 billion of outstanding indebtedness, approximately $3.8 billion of additional borrowing capacity under the Utility’s revolving credit agreement (after taking into account $384 million of letters of credit outstanding under the revolving credit agreement) and outstanding preferred stock with an aggregate liquidation preference of $252 million. Substantially all of the Utility’s outstanding indebtedness is secured by substantially all of the Utility’s real property and certain tangible personal property related to its facilities.

For information concerning the ranking of the Mandatory Convertible Preferred Stock, see “Description of Mandatory Convertible Preferred Stock—Ranking.”

Use of Proceeds	We estimate that the net proceeds to us from this offering will be $1,373,400,000 (or $1,579,410,000 if the underwriters’ over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock is exercised in full), after deducting the underwriting discounts and before estimated offering expenses payable by us. We and the Utility intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Common Stock Offering, for general corporate purposes, which may include, among other things, to fund our five-year capital investment plan. See “Use of Proceeds.”

Ownership Restrictions	Our amended and restated articles of incorporation (the “Amended Articles”) contain restrictions that prevent any person or entity (including certain groups of persons) from directly or indirectly acquiring 4.75% or more of the combined value of our outstanding stock, including, for the avoidance of doubt, common stock, Mandatory Convertible Preferred Stock and other interests designated as our “stock” by the board of directors as disclosed in an SEC filing by us (the “Ownership Restrictions”). Any transferee receiving our stock in violation of these restrictions will not be recognized as a shareholder of PG&E Corporation or entitled to any rights of shareholders with respect to the stock. See “Risk Factors—PG&E Corporation’s stock is subject to ownership and transfer restrictions intended to preserve PG&E Corporation’s ability to use its net operating loss carryforwards and other tax attributes.”

Accordingly, a person will not be entitled to purchase Mandatory Convertible Preferred Stock in this offering to the extent that, as a result of such person purchasing shares of our Mandatory Convertible Preferred Stock in this offering, such person or another person would violate the Ownership Restrictions. Any beneficial holder that acquires shares of our Mandatory Convertible Preferred Stock in this offering will be deemed to have represented and warranted to us that neither it nor, to its knowledge, any other person, will violate the Ownership Restrictions as a result of such acquisition, including as a result of becoming a direct or indirect owner of 4.75% or more of the value of our outstanding stock.

In addition, shares of PG&E Corporation’s common stock held directly by the Utility are attributed to PG&E Corporation for income tax purposes and are therefore effectively excluded from the total number of outstanding equity securities when calculating a person’s Percentage Stock Ownership (as defined in the Amended Articles) for purposes of the Ownership Restrictions in the Amended Articles. For example, although PG&E Corporation had 2,615,288,444 shares of common stock outstanding as of October 30, 2024, only 2,137,544,854 shares (the number of outstanding shares of common stock less the number of shares held directly by the Utility) count as outstanding for purposes of the Ownership Restrictions in the Amended Articles.

For informational purposes, and without limiting PG&E Corporation’s rights under the Amended Articles, a person’s effective Percentage Stock Ownership limitation for purposes of the Amended Articles, without taking into account the issuance of additional shares of common stock pursuant to the Concurrent Common Stock Offering or the issuance of Mandatory Convertible Preferred Stock pursuant to this offering, is approximately 3.88% of the value of PG&E Corporation’s stock, which, based on an assumed public offering price equal to $21.63 (which was the closing price of the common stock on NYSE on November 29, 2024) and the aggregate number of outstanding shares of common stock as of October 30, 2024, equal to 2,615,288,444, is approximately $2,196,167,021. The computation of the Percentage Stock Ownership is complex and persons considering purchasing our Mandatory Convertible Preferred Stock in this offering should consult their own tax advisors regarding the application of the Ownership Restrictions to their particular situation. For the avoidance of doubt, shares of the Mandatory Convertible Preferred Stock are equity securities for purposes of the Ownership Restrictions and must be accounted for in computing an investor’s Percentage Stock Ownership.

Certain United States Federal Income Tax Considerations	Certain U.S. federal income tax consequences of acquiring, owning, converting and disposing of the Mandatory Convertible Preferred Stock and of owning and disposing of any common stock received in respect of the Mandatory Convertible Preferred Stock are described in “Certain United States Federal Income Tax Considerations.”

Transfer Agent	EQ Shareowner Services is the transfer agent and registrar for the Mandatory Convertible Preferred Stock and our common stock.

Listing	We intend to apply to list the Mandatory Convertible Preferred Stock on the NYSE under the symbol “PCG-PrX.” If the application is approved, we expect trading in the Mandatory Convertible Preferred Stock on the NYSE to begin within 30 days after the Mandatory Convertible Preferred Stock is first issued. Our common stock is listed on the NYSE under the symbol “PCG.”

Payment and Settlement	The Mandatory Convertible Preferred Stock is expected to be delivered against payment on December 5, 2024. The shares of the Mandatory Convertible Preferred Stock will be registered in the name of a nominee of DTC. In general, beneficial ownership interests in the Mandatory Convertible Preferred Stock will be shown on, and transfers of these beneficial ownership interests will be effected only through, records maintained by DTC and its direct and indirect participants.

Concurrent Offering of Common Stock	Concurrently with this offering, we are offering 48,661,801 shares of our common stock, no par value per share, pursuant to a separate prospectus supplement. We have granted the underwriters of the

Concurrent Common Stock Offering a 30-day option to purchase up to 7,299,269 additional shares of common stock. Neither the completion of this offering nor the completion of the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that this offering is completed and the Concurrent Common Stock Offering is not completed, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. We estimate that the net proceeds to us from the Concurrent Common Stock Offering, if completed, after deducting underwriting discounts and before estimated expenses payable by us, will be approximately $981,000,010 (or approximately $1,128,149,989 if the underwriters in that offering exercise their option to purchase additional shares of common stock in full). The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of common stock to be issued in the Concurrent Common Stock Offering.

Risk Factors	See the risks that are described under “Risk Factors” in this prospectus supplement and the section titled “Risk Factors” in Item 1A of Part I of the 2023 Annual Report and in Item 1A of Part II of the Q3 Quarterly Report, each incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless we specifically state otherwise, all share information in this prospectus supplement is based on 2,615,288,444* shares of common stock outstanding as of October 30, 2024 and excludes, in each case as of such date:

•	17,559,856 shares subject to outstanding stock options, restricted stock unit awards or performance restricted stock unit awards;

•	125,218,365 shares issuable upon conversion of our outstanding 4.25% Convertible Senior Secured Notes due December 1, 2027;

•

any shares of our common stock issuable upon conversion of the Mandatory Convertible Preferred Stock being offered hereby, or any shares of our common stock that may be issued in payment of a dividend on such Mandatory Convertible Preferred Stock;

•	87,656,293 shares of common stock reserved for issuance under our equity incentive, employee stock purchase, and retirement plans; and

•	any shares of common stock that may be issued in the Concurrent Common Stock Offering.

*	Includes 477,743,590 shares of common stock held by Pacific Gas and Electric Company.

Summary Historical Financial and Operating Information

Historical Financial Information

The following tables set forth summary historical consolidated financial data as of the dates and for the periods indicated. The summary historical consolidated financial data as of December 31, 2023 and 2022, is derived from our audited consolidated financial statements, which are incorporated by reference in this prospectus supplement. The summary historical consolidated financial data as of September 30, 2024 and 2023 and for the nine months ended September 30, 2024 and 2023, is derived from our unaudited consolidated financial statements, which are incorporated by reference in this prospectus supplement. Our historical results are not necessarily indicative of the results to be expected for future periods, and our results for any interim period are not necessarily indicative of the results to be expected for the full fiscal year or any other future period. The summary historical financial data should be read in conjunction with the sections entitled “Risk Factors” and “Prospectus Summary—The Offering” in this prospectus supplement and our historical consolidated financial statements and related notes thereto, which are included elsewhere or incorporated by reference in this prospectus supplement.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating Revenues
Electric	$4,538	$4,507	$13,048	$12,478
Natural gas	1,403	1,381	4,740	4,909

Total operating revenues	5,941	5,888	17,788	17,387

Operating Expenses
Cost of electricity	835	846	1,919	2,040
Cost of natural gas	89	158	822	1,348
Operating and maintenance	2,683	3,139	8,076	8,252
SB 901 securitization charges, net	33	346	33	908
Wildfire-related claims, net of recoveries	74	(32)	70	(35)
Wildfire Fund expense	139	219	295	453
Depreciation, amortization, and decommissioning	1,059	811	3,134	2,885

Total operating expenses	4,912	5,487	14,349	15,851

Operating Income	1,029	401	3,439	1,536
Interest income	156	154	495	409
Interest expense	(795)	(682)	(2,322)	(1,924)
Other income, net	83	62	241	213

Income Before Income Taxes	473	(65)	1,853	234
Income tax provision (benefit)	(106)	(416)	15	(1,099)

Net Income	579	351	1,838	1,333
Preferred stock dividend requirement	3	3	10	10

Income Available for Common Stock	$576	$348	$1,828	$1,323

Non-GAAP Core Earnings(1)	791	513	2,265	1,624

(1)	Non-GAAP Core Earnings is a non-GAAP financial measure. See “Non-GAAP Measure” below.

	As at December 31,		As of September 30,
(In millions)	2023	2022	2024	2023
Balance Sheet Data:
Current Assets	$14,383	$12,815	$17,547	$12,809
Net Property, Plant and Equipment	82,321	76,208	86,379	81,046
Total Assets	125,698	118,644	132,319	123,009
Current Liabilities	17,314	15,788	16,883	15,172
Total Shareholders’ Equity	25,040	22,823	26,834	24,132
Noncontrolling Interest - Preferred Stock of Subsidiary	252	252	252	252
Total Equity	25,292	23,075	27,086	24,384

Non-GAAP Measures

PG&E Corporation discloses certain financial measures that are not prepared in accordance with GAAP, including “Non-GAAP Core Earnings”. Because Non-GAAP Core Earnings is not determined in accordance with GAAP and are is to varying calculations, such measure may not be comparable to other similarly titled measures presented by other companies. Non-GAAP Core Earnings is not a substitute or alternative for measures prepared in accordance with GAAP such as income available for common shareholders.

Non-GAAP Core Earnings is calculated as income available for common shareholders less non-core items. “Non-core items” include items that the management of PG&E Corporation and the Utility do not consider representative of ongoing earnings and affect comparability of financial results between periods. PG&E Corporation and the Utility use Non-GAAP Core Earnings to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that Non-GAAP Core Earnings provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. PG&E Corporation discloses Non-GAAP Core Earnings in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

The following tables set forth Non-GAAP Core Earnings, as well as a reconciliation of Non-GAAP Core Earnings to Income (Loss) Available to Common Shareholders of PG&E Corporation, the most directly comparable GAAP financial measure, for the periods indicated. All amounts presented in the table below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2023 and 2024, except for certain amounts which are not tax deductible. Amounts may not sum due to rounding.

	Three Months Ended September 30,
	Earnings		Earnings per Common Share
(in millions, except per share amounts)	2024	2023	2024	2023
PG&E Corporation’s earnings/EPS on a GAAP basis	$576	$348	$0.27	$0.16
Non-core items:(1)
Amortization of Wildfire Fund contribution(2)	100	157	0.05	0.07
Bankruptcy and legal costs(3)	9	47	—	0.02
Fire Victim Trust tax benefit net of securitization(4)	31	(46)	0.01	(0.02)
Investigation remedies(5)	21	3	0.01	—
Prior period net regulatory impact(6)	(6)	(6)	—	—
Strategic repositioning costs(7)	—	1	—	—
Tax-related adjustments(8)	—	—	—	—
Wildfire-related costs, net of recoveries(9)	60	9	0.03	—

PG&E Corporation’s non-GAAP core earnings/EPS	$791	$513	$0.37	$0.24

	Nine Months Ended September 30,
	Earnings		Earnings per Common Share
(in millions, except per share amounts)	2024	2023	2024	2023
PG&E Corporation’s earnings/EPS on a GAAP basis	$1,828	$1,323	$0.85	$0.62
Non-core items:(1)
Amortization of Wildfire Fund contribution(2)	212	326	0.10	0.15
Bankruptcy and legal costs(3)	34	81	0.02	0.04
Fire Victim Trust tax benefit net of securitization(4)	31	(185)	0.01	(0.09)
Investigation remedies(5)	41	20	0.02	0.01
Prior period net regulatory impact(6)	(17)	(17)	(0.01)	(0.01)
Strategic repositioning costs(7)	—	3	—	—
Tax-related adjustments(8)	70	—	0.03	—
Wildfire-related costs, net of recoveries(9)	66	73	0.03	0.03

PG&E Corporation’s non-GAAP core earnings/EPS	$2,265	$1,624	$1.06	$0.76

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2024 and 2023, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1)

“Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(2)

The Utility recorded costs of $139 million (before the tax impact of $39 million) and $295 million (before the tax impact of $83 million) during the three and nine months ended September 30, 2024, respectively, associated with the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

(3)

PG&E Corporation and the Utility recorded costs of $12 million (before the tax impact of $3 million) and $47 million (before the tax impact of $13 million) during the three and nine months ended September 30, 2024, respectively, related to bankruptcy and legal costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing, including legal and other costs.

(4)

The Utility recorded costs of $42 million (before the tax impact of $11 million) and $43 million (before the tax impact of $12 million) during the three and nine months ended September 30, 2024, respectively, related to any earnings-impacting investment losses or gains associated with investments related to the contributions to the customer credit trust, as well as the charge related to the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by the net operating loss monetization.

(5)

Includes costs associated with the decision different for the OII related to the 2017 Northern California Wildfires and 2018 Camp Fire (“Wildfires OII”), the system enhancements related to the locate and mark OII, restoration and rebuilding costs for the town of Paradise, and the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, as shown below.

(in millions)	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
Wildfires OII disallowance and system enhancements	$1	$5
Locate and mark OII system enhancements	1	2
Paradise restoration and rebuild	2	4
2020 Zogg fire settlement	20	34

Investigation remedies	$24	$45
Tax impacts	(3)	(4)

Investigation remedies (post-tax)	$21	$41

(6)

The Utility recorded $8 million (before the tax impact of $2 million) and $24 million (before the tax impact of $7 million) during the three and nine months ended September 30, 2024, respectively, related to adjustments associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022.

(7)	Includes one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model.
(8)

PG&E Corporation recorded tax expense costs of $70 million during the nine months ended September 30, 2024 associated with the deductibility of certain customer bill credits issued in connection with the San Bruno natural gas explosion that occurred in 2010.

(9)	Includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of recoveries, as shown below.

(in millions)	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
2019 Kincade fire-related third-party claims	$75	$75
2019 Kincade fire-related costs	2	6
2020 Zogg fire-related insurance recoveries	—	(1)
2020 Zogg fire-related legal settlements	—	—
2021 Dixie fire-related legal settlements	5	12
Wildfire-related costs, net of recoveries	$82	$92

Tax impacts	(22)	(26)

Wildfire-related costs, net of recoveries (post-tax)	$60	$66

RISK FACTORS

Investing in the Mandatory Convertible Preferred Stock involves risk. These risks are described below and in the section titled “Risk Factors” in Item 1A of Part I of the 2023 Annual Report and in Item 1A of Part II of the Q3 Quarterly Report. See the section titled “Where You Can Find More Information.” Before making a decision to invest in the Mandatory Convertible Preferred Stock, you should carefully consider these risks, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to Ownership of the Mandatory Convertible Preferred Stock and Our Common Stock

You will bear the risk of a decline in the market price of our common stock between the pricing date for the Mandatory Convertible Preferred Stock and the Mandatory Conversion Date.

The number of shares of our common stock that you will receive upon mandatory conversion of the Mandatory Convertible Preferred Stock is not fixed, but instead will depend on the Applicable Market Value of our common stock. The aggregate market value of the shares of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Mandatory Convertible Preferred Stock. Specifically, if the Applicable Market Value of our common stock is less than the Initial Price, the market value of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $50.00 liquidation preference of the Mandatory Convertible Preferred Stock, and an investment in the Mandatory Convertible Preferred Stock would result in a loss, without taking into consideration the payment of dividends. Accordingly, you will bear the risk of a decline in the market price of our common stock. Any such decline could be substantial.

In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the Applicable Market Value, which is the Average VWAP per share of our common stock over the Settlement Period, which is the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding December 1, 2027, the shares of common stock you receive upon mandatory conversion may be worth less than the shares of common stock you would have received had the Applicable Market Value been equal to the VWAP per share of our common stock on the Mandatory Conversion Date or the Average VWAP of our common stock over a different period of days.

Purchasers of the Mandatory Convertible Preferred Stock may not realize any or all of the benefit of an increase in the market price of shares of our common stock. The opportunity for equity appreciation provided by your investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.

The market value of each share of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (assuming that dividends on shares of the Mandatory Convertible Preferred Stock will be declared and paid in cash) will only exceed the liquidation preference of $50.00 per share of the Mandatory Convertible Preferred Stock if the Applicable Market Value of our common stock exceeds the Threshold Appreciation Price. The Threshold Appreciation Price represents an appreciation of approximately 25% over the Initial Price. If the Applicable Market Value of our common stock is greater than the Threshold Appreciation Price, you would receive on the Mandatory Conversion Date approximately 80% (which percentage is approximately equal to the Initial Price divided by the Threshold Appreciation Price) of the value of our common stock that you would have received if you had made a direct investment in shares of our common stock at the public offering price of our common stock in the Concurrent Common Stock Offering. This means that the opportunity for equity appreciation provided by an investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.

In addition, if the market value of our common stock appreciates and the Applicable Market Value of our common stock is equal to or greater than the Initial Price but less than or equal to the Threshold Appreciation Price, the aggregate market value of shares of our common stock that you would receive upon mandatory conversion (assuming that all dividends on the shares of the Mandatory Convertible Preferred Stock will be declared and paid in cash) will only be equal to the aggregate liquidation preference of the Mandatory Convertible Preferred Stock, and you will realize no equity appreciation on our common stock.

Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur, or the conversion of the Mandatory Convertible Preferred Stock or the payment of dividends on the Mandatory Convertible Preferred Stock in the form of shares of our common stock, could cause the market price of the Mandatory Convertible Preferred Stock and our common stock to decline.

Sales or issuances of substantial amounts of our common stock or other securities convertible or exchangeable into shares of our common stock in the public market or the conversion of the Mandatory Convertible Preferred Stock or the payment of dividends on the Mandatory Convertible Preferred Stock in the form of shares of our common stock, could cause the market price of the Mandatory Convertible Preferred Stock or our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Future sales or issuances of our common stock or other equity-related securities could be dilutive to holders of our common stock and could adversely affect their voting and other rights and economic interests, including holders of any shares of common stock issued upon conversion of the Mandatory Convertible Preferred Stock and/or as dividends on the Mandatory Convertible Preferred Stock, and could have a similar impact with respect to the Mandatory Convertible Preferred Stock. Holders of our common stock, including holders of any shares of common stock issued upon conversion of the Mandatory Convertible Preferred Stock and/or as dividends on the Mandatory Convertible Preferred Stock, may also experience additional dilution upon future equity issuances or upon the settlement of equity awards granted to our employees, executive officers and directors under our equity incentive plans.

Regulatory actions may adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

Investors in, and potential purchasers of, the Mandatory Convertible Preferred Stock who employ, or seek to employ, a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Mandatory Convertible Preferred Stock to conduct a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock. This could, in turn, adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

The adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-Whole Amount upon the occurrence of certain Fundamental Changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a Fundamental Change.

If a Fundamental Change (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) occurs on or prior to the Mandatory Conversion Date, holders will be entitled to convert their Mandatory Convertible Preferred Stock during the Fundamental Change Conversion Period at the Fundamental Change Conversion Rate (in each case as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”). The Fundamental Change Conversion Rate will be determined as described in “Description of

Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” In addition, with respect to shares of the Mandatory Convertible Preferred Stock converted during the Fundamental Change Conversion Period, holders will also receive, among other consideration, a Fundamental Change Dividend Make-Whole Amount (as defined in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”). We may elect to pay the Fundamental Change Dividend Make-Whole Amount by delivery of common stock, subject to the limitations described in “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” If these limitations on the delivery of shares of common stock in payment of the Fundamental Change Dividend Make-Whole Amount are reached, we will pay the shortfall in cash to the extent we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness. To the extent we are not permitted to pay such shortfall in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of common stock in respect of such amount.

Although the Fundamental Change Conversion Rate and the payment of the Fundamental Change Dividend Make-Whole Amount are generally designed to compensate holders of the Mandatory Convertible Preferred Stock for the lost option value of the Mandatory Convertible Preferred Stock and lost dividends that you will suffer as a result of converting your Mandatory Convertible Preferred Stock upon a Fundamental Change, they are only an approximation of such lost option value and lost dividends and may not adequately compensate you. In addition, if the price of our common stock is less than $4.00 per share or more than $60.00 per share (in each case, subject to adjustment), the feature of the Fundamental Change Conversion Rate will not compensate you for any loss suffered in connection with a Fundamental Change.

In addition, the agreement governing our existing credit facility limits, and any agreement governing our future indebtedness may limit, our ability to pay cash or deliver shares of our common stock, as the case may be, to converting holders upon a Fundamental Change unless we can repay or refinance the amounts outstanding under our existing credit facility or such agreement governing our future indebtedness.

Furthermore, our obligation to deliver a number of shares of our common stock per share of converted Mandatory Convertible Preferred Stock equal to the Fundamental Change Conversion Rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-Whole Amount (whether in cash or shares of our common stock or any combination thereof) could possibly be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and economic remedies.

The Fixed Conversion Rates of the Mandatory Convertible Preferred Stock will not be adjusted for many events that may adversely affect the market price of the Mandatory Convertible Preferred Stock or the common stock issuable upon conversion of, or as a payment of dividend on, the Mandatory Convertible Preferred Stock.

The Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are subject to adjustment only for the issuance of certain stock dividends on our common stock, subdivisions or combinations of our common stock, the issuance of certain rights, options or warrants to holders of our common stock, distributions of capital stock, indebtedness, or assets to holders of our common stock, distributions of cash dividends above a specified threshold and certain issuer tender or exchange offers as described under “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments.” However, other events, such as employee and director grants that are settled in common stock and option grants or offerings of our common stock or securities convertible into shares of our common stock (other than those set forth in “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments”) for cash or in connection with acquisitions, or third-party tender or exchange offers, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Mandatory Convertible Preferred Stock. In addition, the terms of the

Mandatory Convertible Preferred Stock do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the specific interests of the holders of the Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.

Purchasers of the Mandatory Convertible Preferred Stock may be adversely affected upon the issuance of a new series of preferred stock ranking senior to or equally with the Mandatory Convertible Preferred Stock.

Our amended and restated articles of incorporation (the “Amended Articles”) authorize our Board, without the approval of our stockholders, to issue 400,000,000 shares of our preferred stock (including the Mandatory Convertible Preferred Stock), subject to limitations prescribed by applicable law, rules and regulations and the provisions of our Amended Articles, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be on parity with or (subject to the consent rights of the holders of Mandatory Convertible Preferred Stock described under “Description of Mandatory Convertible Preferred Stock—Voting Power”) senior to, the Mandatory Convertible Preferred Stock, which may reduce its value.

The terms of the Mandatory Convertible Preferred Stock will not restrict our ability to offer a new series of preferred stock that ranks equally with the Mandatory Convertible Preferred Stock as to dividend payments or liquidation preference in the future. In addition, the terms of the Mandatory Convertible Preferred Stock permit us to issue a new series of preferred stock that ranks senior to the Mandatory Convertible Preferred Stock as to dividend payments or liquidation preference, in each case with the consent of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock (as defined herein) at the time outstanding and entitled to vote thereon, voting together as a single class. We have no obligation to consider the specific interests of the holders of the Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.

You will have no rights with respect to our common stock until the Mandatory Convertible Preferred Stock is converted, but you may be adversely affected by certain changes made with respect to our common stock.

You will have no rights, powers or preferences with respect to our common stock, including voting powers, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on shares of our common stock, if any (other than through a conversion rate adjustment under certain circumstances), prior to the Conversion Date or, if applicable, the last day of the Early Conversion Settlement Period (each as herein defined) with respect to a conversion of the Mandatory Convertible Preferred Stock, but your investment in the Mandatory Convertible Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of the shares of common stock issuable upon conversion only as to matters for which the record date occurs after the date you are deemed to be a record holder of those shares. For example, in the event that an amendment is proposed to our Amended Articles requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be a record holder of the shares of common stock issuable upon conversion of your Mandatory Convertible Preferred Stock, you will not be entitled to vote on the amendment (subject to certain limited exceptions and unless it would adversely affect the special rights, preferences and voting powers of the Mandatory Convertible Preferred Stock), even if your Mandatory Convertible Preferred Stock has been converted into shares of our common stock prior to the effective date of such change, and you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock. See “Description of Capital Stock” in the accompanying prospectus for further discussion of our common stock.

You will have no voting powers with respect to the Mandatory Convertible Preferred Stock except under limited circumstances.

You will have no voting powers with respect to the Mandatory Convertible Preferred Stock, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by California law or by our Amended Articles. You will have no power to vote for any members of our Board except in the case of certain dividend arrearages. Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, the authorized number of directors on our Board will, at the next annual meeting of stockholders or at a special meeting of stockholders, if any, automatically be increased by two (or if such increase would exceed the maximum number of directors then permitted under the Amended Articles, we shall take any action required to cause two authorized director seats to be vacant) and the holders of such shares of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of other series of our Voting Preferred Stock then outstanding, will be entitled, at our next annual meeting of stockholders or a special meeting of stockholders, if any, to vote for the election of a total of two additional members of our Board (the “Preferred Stock Directors”), subject to the terms and limitations described in “Description of Mandatory Convertible Preferred Stock—Voting Power.”

Holders’ ability to elect Preferred Stock Directors (under the circumstances described above) is subject to the further qualifications that such election will not cause PG&E Corporation to violate the corporate governance requirements of (i) the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors or (ii) the Plan of Reorganization OII (as defined in “Description of Mandatory Convertible Preferred Stock—Voting Power”). The Plan of Reorganization OII requires that for a period of seven years following our emergence from our Chapter 11 case, the Sustainability and Governance Committee is required to vet director candidates based on a skills matrix in consultation with an independent search firm. It is possible that the Sustainability and Governance Committee, in consultation with its independent search firm, could determine that candidates proposed as Preferred Stock Directors do not meet the requirements of the skills matrix or otherwise cause us to fall out of compliance with the corporate governance requirements of the Plan of Reorganization OII. Accordingly, these requirements may make it difficult and time-consuming for holders of the Mandatory Convertible Preferred Stock to nominate suitable Preferred Stock Directors and obtain the support of the Sustainability and Governance Committee and may ultimately frustrate or delay the ability of such holders to elect the Preferred Stock Directors following a Nonpayment (as defined herein).

The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities and shares of capital stock, and may rank junior to future classes or series of our capital stock.

In the event of a bankruptcy, liquidation, dissolution or winding-up, our assets will be available to pay obligations on the Mandatory Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In addition, the Mandatory Convertible Preferred Stock will rank (i) structurally junior to all existing and future liabilities and shares of capital stock of our subsidiaries and (ii) junior to each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock with respect to dividends and distributions of assets upon liquidation, dissolution or winding up of us or certain other events. Your rights to participate in the assets of our subsidiaries upon any bankruptcy, liquidation, dissolution or winding up of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of a bankruptcy, liquidation, dissolution or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Mandatory Convertible Preferred Stock then outstanding. At September 30, 2024, PG&E Corporation, on an unconsolidated basis, had approximately $4.15 billion of outstanding senior indebtedness, all of which was secured and had approximately $500 million of availability to incur additional indebtedness under its revolving credit facility. As of September 30, 2024, the Utility had approximately $42.0 billion of outstanding indebtedness, approximately $3.8 billion of additional borrowing capacity under the

Utility’s revolving credit agreement (after taking into account $384 million of letters of credit outstanding under the revolving credit agreement) and outstanding preferred stock with an aggregate liquidation preference of $252 million. Substantially all of the Utility’s outstanding indebtedness is secured by substantially all of the Utility’s real property and certain tangible personal property related to its facilities.

The Mandatory Convertible Preferred Stock may not be rated and, if rated, their ratings could be lowered.

We expect that the Mandatory Convertible Preferred Stock will be rated by one or more nationally recognized rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigative studies and assumptions, as they deem appropriate. A rating is not a recommendation to buy, sell or hold the Mandatory Convertible Preferred Stock, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. A downgrade or potential downgrade in these ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in ratings assigned to us, our subsidiaries, the Mandatory Convertible Preferred Stock or any of our other securities could adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

We cannot be sure that rating agencies will rate the Mandatory Convertible Preferred Stock or maintain their ratings once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain the ratings once issued or to advise holders of Mandatory Convertible Preferred Stock of any change in ratings. A failure to obtain a rating or a negative change in our ratings once issued could have an adverse effect on the market price or liquidity of the Mandatory Convertible Preferred Stock.

Rating agencies may change rating methodologies.

The rating agencies that currently or may in the future publish a rating for us or our preferred stock, including the Mandatory Convertible Preferred Stock, may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Mandatory Convertible Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to securities with features similar to the Mandatory Convertible Preferred Stock and ratings assigned to securities that are junior or senior in ranking, which is sometimes called “notching.” As a result of notching, rating agencies may lower the rating of a rated security in connection with the issuance of a new series of securities that creates a new ranking of such issuer’s securities and is senior in ranking relative to the rated security. If the rating agencies change their practices for rating lower-ranking securities in the future, and the ratings of our preferred stock, including the Mandatory Convertible Preferred Stock, are subsequently lowered or “notched” further, the trading price and liquidity of the Mandatory Convertible Preferred Stock could be adversely affected.

We may be unable to, or may choose not to, pay dividends on the Mandatory Convertible Preferred Stock at current or planned rates or at all.

Any future payments of cash dividends, and the amount of any cash dividends we pay, on our capital stock, including on the shares of Mandatory Convertible Preferred Stock, will be determined by our Board, or an authorized committee thereof, in its sole discretion and will depend on various factors.

If upon (i) mandatory conversion, (ii) an Early Conversion (as defined herein) at the option of a holder or (iii) a conversion during the Fundamental Change Conversion Period (as defined herein), we have not declared and paid all or any portion of the accumulated and unpaid dividends payable on the outstanding shares of Mandatory Convertible Preferred Stock, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of our common stock having a market value generally equal to the amount of such undeclared, accumulated and unpaid dividends, subject to the limitations described under “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion,” “Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental

Change Dividend Make-Whole Amount,” respectively. As a result of such limitations, the market value of such additional number of shares of common stock may be less than the amount of such accumulated and unpaid dividends. In the case of mandatory conversion or Early Fundamental Change Conversion, if these limits to the adjustment of the conversion rate are reached, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay the shortfall in cash. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of the Mandatory Convertible Preferred Stock. We will not have an obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall if these limits to the adjustment of the conversion rate are reached in the case of an Early Conversion at the option of the holder. Our revolving credit facility currently prohibits our payment of cash dividends on the Mandatory Convertible Preferred Stock unless we are in compliance with certain financial tests thereunder.

You may be subject to tax upon an adjustment to the conversion rate of the Mandatory Convertible Preferred Stock or upon a distribution paid in shares of our common stock even though you do not receive a corresponding cash distribution.

The conversion rate of the Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances. Refer to “Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments.” If and to the extent that certain adjustments to the conversion rate increase the proportionate interest of a U.S. Holder (as defined under “Certain United States Federal Income Tax Considerations”) in our assets or earnings and profits, such holder may be treated as having received a deemed distribution includable in income as a dividend without a corresponding receipt of any cash or property. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in shares of our common stock, and any such distribution is expected to be taxable for U.S. federal income tax purposes in the same manner as a cash distribution of the same amount. In these circumstances and possibly others, a holder of Mandatory Convertible Preferred Stock may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense.

If you are a Non-U.S. Holder (as defined under “Certain United States Federal Income Tax Considerations”), any of these deemed dividends or distributions made in common stock generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from cash, shares of our common stock, or sales proceeds otherwise payable to you by the applicable withholding agent.

See “Certain United States Federal Income Tax Considerations” for a further discussion of the U.S. federal tax implications for U.S. Holders and Non-U.S. Holders of the purchase, ownership, disposition and conversion of the Mandatory Convertible Preferred Stock and any common stock received in respect thereof.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, may affect the ability of holders of Mandatory Convertible Preferred Stock to exercise their rights associated with a potential Fundamental Change.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a Fundamental Change were to occur on or prior to December 1, 2027, holders of the Mandatory Convertible Preferred Stock may have the option to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a Fundamental Change Dividend Make-Whole Amount equal to the present value as of the Fundamental Change Effective Date of all remaining dividend payments on their Mandatory Convertible Preferred Stock from the Fundamental Change Effective Date to, but excluding, December 1, 2027. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon

Fundamental Change; Fundamental Change Dividend Make-Whole Amount.” These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

An active trading market for the Mandatory Convertible Preferred Stock does not exist and may not develop.

The Mandatory Convertible Preferred Stock is a new issue of securities with no established trading market. The liquidity of the trading market in the Mandatory Convertible Preferred Stock, and the market price quoted for the Mandatory Convertible Preferred Stock, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. We intend to apply to list the Mandatory Convertible Preferred Stock on the NYSE under the symbol “PCG-PrX.” Even if the Mandatory Convertible Preferred Stock is approved for listing on the NYSE, such listing does not guarantee that a trading market for the Mandatory Convertible Preferred Stock will develop or, if a trading market for the Mandatory Convertible Preferred Stock does develop, the depth or liquidity of that market. If an active trading market does not develop or is not maintained, the market price and liquidity of the Mandatory Convertible Preferred Stock may be adversely affected. In that case you may not be able to sell your Mandatory Convertible Preferred Stock at a particular time or you may not be able to sell your Mandatory Convertible Preferred Stock at a favorable price. In addition, as shares of the Mandatory Convertible Preferred Stock are converted, the liquidity of the Mandatory Convertible Preferred Stock that remains outstanding may decrease.

Our issuance of preferred stock, including the Mandatory Convertible Preferred Stock, may cause the price of our common stock to decline, which may negatively impact our common stockholders.

Our Board is authorized to issue series of shares of preferred stock without any action on the part of our stockholders and, with respect to each such series, fix, without stockholder approval (except as may be required by our Amended Articles or any certificate of determination relating to any outstanding series of preferred stock), the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of preferred stock and the number of shares of such series. Any series of preferred stock we may issue in the future, including the Mandatory Convertible Preferred Stock, will rank senior to all of our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding-up. For example, unless accumulated and unpaid dividends have been declared and paid, or set aside for payment, on all outstanding shares of the Mandatory Convertible Preferred Stock, if issued, for all preceding dividend periods, no dividends may be declared or paid on our common stock and we will not be permitted to purchase, redeem or otherwise acquire any of our common stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our preferred stock, including the Mandatory Convertible Preferred Stock, if issued, the applicable liquidation preference plus accumulated and unpaid dividends. If we issue cumulative preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stockholders in the limited instances in which they have the right to vote, the market price of our common stock could decrease.

The price of our common stock may fluctuate significantly, which will directly affect the market price for the Mandatory Convertible Preferred Stock.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. Many factors, which are outside our control, may cause the market price of our common stock to fluctuate significantly. Such factors include those described elsewhere in this “Risk Factors” section and this prospectus supplement, as well as the following:

•	investors’ perceptions of us and the Utility’s prospects;

•	investors’ perceptions of us and/or the industry’s risk and return characteristics relative to other investment alternatives;

•	investors’ perceptions of the prospects of the energy and commodities markets;

•	differences between actual financial and operating results and those expected by investors and analysts;

•

changes in analyst reports, recommendations or earnings estimates regarding us, the Utility, other comparable companies or the industry generally, and our and the Utility’s ability to meet those estimates;

•	actual or anticipated fluctuations in quarterly financial and operating results;

•	volatility in the equity securities market;

•	announcements of strategic actions by us or our competitors, such as acquisitions or restructurings, or other material events;

•	changes in laws or regulations that adversely affect our industry or us;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in senior management or key personnel;

•	adverse resolution of new or pending litigation against us or the imposition of fines, penalties or other remedies for prior conduct;

•	changes in our credit ratings;

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from global health crises, natural disasters, terrorist attacks, acts of war and responses to such events; and

•	other factors described in the section “Forward-Looking Statements” in this prospectus supplement.

These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low. As a result, you may suffer a loss on your investment.

We expect that, generally, the market price of our common stock will significantly affect the market price of the Mandatory Convertible Preferred Stock. This may result in greater volatility in the market price of the Mandatory Convertible Preferred Stock than would be expected for nonconvertible preferred stock.

In addition, we expect that the market price of the Mandatory Convertible Preferred Stock will be influenced by yield and interest rates in the capital markets, the time remaining to the Mandatory Conversion Date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the Fixed Conversion Rates (as defined herein). Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the Mandatory Convertible Preferred Stock and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and the Mandatory Convertible Preferred Stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Mandatory Convertible Preferred Stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the market price of the Mandatory Convertible Preferred Stock.

Future sales of our common stock, including sales by current or future significant shareholders, could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

Our Amended Articles authorize the issuance of 3,600,000,000 shares of common stock and 400,000,000 shares of preferred stock. After giving effect to the Concurrent Common Stock Offering, we will have approximately 2,663,950,245 shares of our common stock outstanding (or approximately 2,671,249,514 shares if the underwriters’ option to purchase addition shares of common stock in the Concurrent Common Stock Offering is exercised in full).

We and certain of our directors and executive officers have entered into lock-up agreements in connection with this offering that will restrict us and them from selling shares of our common stock for a period of 60 days from the date of this prospectus supplement, subject to certain exceptions. In addition, J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. may, in their sole discretion, release all or some portion of the shares of common stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares of common stock upon early release or expiration of the lock-up agreements, or the perception that such sales may occur could cause the market price of our common stock and the Mandatory Convertible Preferred Stock to fall or make it more difficult for you to sell your common stock or Mandatory Convertible Preferred Stock at a time and price that you deem appropriate. See “Underwriting.”

We may also sell additional shares of common stock in subsequent offerings and/or issue additional shares of common stock or securities convertible into shares of our common stock. The issuance of any shares of our common stock in connection with future financing, acquisitions upon conversion or exercise of convertible securities, or otherwise may result in a reduction of the book value and market price of our outstanding common stock. If we issue any such additional shares, the issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. We cannot predict the size of future issuances of shares of our common stock or securities convertible into shares of common stock or, for any issuance, the effect, if any, that such future issuances will have on the market price of our common stock or the Mandatory Convertible Preferred Stock.

Our Board can issue, without approval of the holders of our common stock, preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock.

Our Board can issue, without approval of the holders of our common stock, preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock and reduce the likelihood that holders of common stock will receive dividend payments. Such issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.

PG&E Corporation’s stock is subject to ownership and transfer restrictions intended to preserve PG&E Corporation’s ability to use its net operating loss carryforwards and other tax attributes.

PG&E Corporation has incurred and may also incur in the future significant net operating loss carryforwards and other tax attributes, the amount and availability of which are subject to certain qualifications, limitations and uncertainties. PG&E Corporation’s Amended Articles impose certain restrictions on the transferability and ownership of PG&E Corporation’s common stock and preferred stock, including, for the avoidance of doubt, the Mandatory Convertible Preferred Stock and other interests designated as “stock” of PG&E Corporation by our Board (collectively, the “capital stock”) as disclosed in an SEC filing (such stock and other interests, the “Equity Securities,” and such restrictions on transferability and ownership, the “Ownership Restrictions”) in order to reduce the possibility of an equity ownership shift that could result in limitations on PG&E Corporation’s ability to utilize net operating loss carryforwards and other tax attributes from prior taxable years or periods for federal income tax purposes. Any acquisition of PG&E Corporation capital stock that results in a shareholder being in violation of these restrictions may not be valid.

Subject to certain exceptions, the Ownership Restrictions restrict (i) any person or entity (including certain groups of persons) from directly or indirectly acquiring or accumulating 4.75% or more of the combined value of our outstanding Equity Securities and (ii) the ability of any person or entity (including certain groups of persons) already owning, directly or indirectly, 4.75% or more of the Equity Securities to increase their proportionate interest in the Equity Securities. For informational purposes, and without limiting PG&E Corporation’s rights under the Amended Articles, a person’s effective Percentage Stock Ownership limitation for purposes of the Amended Articles, without taking into account the issuance of additional shares of common stock pursuant to the Concurrent Common Stock Offering or the issuance of Mandatory Convertible Preferred Stock pursuant to this offering, is approximately 3.88% of the value of PG&E Corporation’s stock, which, based on an assumed public offering price equal to $21.63 (which was the closing price of the common stock on NYSE on November 29, 2024) and the aggregate number of outstanding shares of common stock as of October 30, 2024, equal to 2,615,288,444, is approximately $2,196,167,021. Additionally, the application of the Ownership Restrictions, as defined in PG&E Corporation’s Amended Articles, will be determined on the basis of a number of shares outstanding that differs materially from the number of shares reported as outstanding on the cover page of PG&E Corporation’s periodic reports under the Exchange Act because it excludes shares owned by the Utility. Any transferee receiving Equity Securities that would result in a violation of the Ownership Restrictions will not be recognized as a shareholder or entitled to any rights of shareholders, including, without limitation, the right to vote and to receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the Equity Securities causing the violation.

The Ownership Restrictions remain in effect until the earliest of (i) the repeal, amendment, or modification of Section 382 (and any comparable successor provision) of the Code, in a manner that renders the restrictions imposed by Section 382 of the Code no longer applicable to PG&E Corporation, (ii) the beginning of a taxable year in which the board of directors determines that no tax benefits attributable to net operating losses or other tax attributes are available, (iii) the date selected by the board of directors if it determines that the limitation amount imposed by Section 382 of the Code as of such date in the event of an “ownership change” (as defined in Section 382 of the Code and Treasury Regulation Sections 1.1502-91 et seq.) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of Section 382 of the Code and Treasury Regulation Sections 1.1502-91 et seq.) and (iv) the date selected by the board of directors if it determines that it is in the best interests of our shareholders for the Ownership Restrictions to be removed or released. The Ownership Restrictions may also be waived by the board of directors on a case-by-case basis.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be $1,373,400,000 (or $1,579,410,000 if the underwriters’ over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock is exercised in full), after deducting underwriting discounts and before estimated offering expenses payable by us.

We and the Utility intend to use the net proceeds from this offering, together with the net proceeds from the Concurrent Common Offering described under “Concurrent Common Stock Offering”, for general corporate purposes, which may include, among other things, to fund our five-year capital investment plan. Pending such ultimate application, we intend initially to contribute all or a portion of the net proceeds from this offering to the Utility.

CONCURRENT COMMON STOCK OFFERING

Concurrently with this offering, we are offering 48,661,801 shares of our common stock, no par value per share, pursuant to a separate prospectus supplement. We have granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to 7,299,269 additional shares of common stock. Neither the completion of this offering nor the completion of the Concurrent Common Stock Offering is contingent on the completion of the other, so it is possible that this offering is completed and the Concurrent Common Stock Offering is not completed, or vice versa. We cannot assure you that the Concurrent Common Stock Offering will be completed on the terms described herein, or at all. We estimate that the net proceeds to us from the Concurrent Common Stock Offering, if completed, after deducting underwriting discounts and before estimated expenses payable by us, will be approximately $981,000,010 (or approximately $1,128,149,989 if the underwriters in that offering exercise their option to purchase additional shares of common stock in full). The Concurrent Common Stock Offering is being made pursuant to a separate prospectus supplement, and nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy shares of common stock to be issued in the Concurrent Common Stock Offering.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

The following description is a summary of certain provisions of our 6.000% Series A Mandatory Convertible Preferred Stock, no par value per share, which we refer to as the “Mandatory Convertible Preferred Stock.” The following summary of the terms of the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the Certificate of Determination and our Amended and Restated Articles of Incorporation (the “Amended Articles”).

As used in this section, the terms the “Company,” “us,” “we” or “our” refer to PG&E Corporation and not any of its subsidiaries or affiliates.

General

Our authorized capital stock consists of 4,000,000,000 shares, of which:

•	3,600,000,000 are designated as common stock, no par value per share; and

•	400,000,000 are designated as preferred stock, no par value per share.

Under our Amended Articles, our Board is authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each series, to fix, without further stockholder approval (except as may be required by our Amended Articles), the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of preferred stock and the number of shares of such series. See “Description of Capital Stock—Preferred Stock” in the accompanying prospectus. As of the date of this prospectus supplement, PG&E Corporation has no preferred stock outstanding.

When issued, the Mandatory Convertible Preferred Stock and our common stock issued upon the conversion of, or issued and paid as a dividend on, the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for any class of our stock, obligations, warrants or other securities.

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:

•

senior to our common stock and each other class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (which we refer to as the “Initial Issue Date”), the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Junior Stock”);

•

on parity with any class or series of our capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Parity Stock”);

•

junior to each class or series of our capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible

Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “Senior Stock”); and

•	junior to our existing and future indebtedness and other liabilities.

In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Stock will be structurally subordinated to any existing and future indebtedness and other liabilities of each of our subsidiaries. See “Risk Factors—Risks Relating to Ownership of the Mandatory Convertible Preferred Stock and Our Common Stock—The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ consolidated liabilities and may rank junior to future classes or series of our capital stock.” At September 30, 2024, PG&E Corporation, on an unconsolidated basis, had approximately $4.15 billion of outstanding senior indebtedness, all of which was secured and had approximately $500 million of availability to incur additional indebtedness under our revolving credit facility. As of September 30, 2024, the Utility had approximately $42.0 billion of outstanding indebtedness, approximately $3.8 billion of additional borrowing capacity under the Utility’s revolving credit agreement (after taking into account $384 million of letters of credit outstanding under the revolving credit agreement) and outstanding preferred stock with an aggregate liquidation preference of $252 million. Substantially all of the Utility’s outstanding indebtedness is secured by substantially all of the Utility’s real property and certain tangible personal property related to its facilities.

Listing

We intend to apply to list the Mandatory Convertible Preferred Stock on the NYSE under the symbol “PCG-PrX.” If the application is approved, we expect trading in the Mandatory Convertible Preferred Stock on the NYSE to begin within 30 days after the Initial Issue Date. In addition, upon listing, we will agree to use our commercially reasonable efforts to keep the Mandatory Convertible Preferred Stock listed on the NYSE. However, there can be no assurance that the Mandatory Convertible Preferred Stock will be listed, and if listed, that it will continue to be listed. Listing the Mandatory Convertible Preferred Stock on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their Mandatory Convertible Preferred Stock easily.

Dividends

Subject to the rights of holders of any class or series of any Senior Stock, holders of the Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our Board, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of 6.000% on the Liquidation Preference of $50.00 per share of the Mandatory Convertible Preferred Stock (equivalent to $3.00 per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by our Board, or an authorized committee thereof, in its sole discretion (subject to the limitations described below). See “—Method of Payment of Dividends.” If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on March 1, June 1, September 1 and December 1 of each year to, and including, December 1, 2027, commencing on March 1, 2025 (each, a “Dividend Payment Date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available or shares of common stock legally permitted to be issued for the payment of such dividends. If declared, dividends will be payable on the relevant Dividend Payment Date to holders of record of the Mandatory Convertible Preferred Stock as they appear on our stock register at the Close of Business (as defined below) on February 15, May 15, August 15 or November 15, as applicable, immediately preceding the relevant Dividend Payment Date (each, a “Regular Record Date”), whether or not such holders convert their shares, or such shares are automatically converted, after such Regular Record Date and on or prior to such immediately succeeding Dividend Payment Date; provided that the Regular Record Date for any such dividend shall not precede the date on which such dividend was so declared. These Regular Record Dates will apply regardless of whether a particular Regular Record Date is a Business Day. A “Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A full dividend period is the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial dividend period will commence on, and include, the Initial Issue Date of the Mandatory Convertible Preferred Stock and will end on and exclude the March 1, 2025 Dividend Payment Date. The amount of dividends payable on each share of the Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the initial dividend period, assuming the Initial Issue Date is December 5, 2024, will be approximately $0.7167 per share of Mandatory Convertible Preferred Stock (based on the annual dividend rate of 6.000% and a Liquidation Preference of $50.00 per share) and will be payable, when, as and if declared, on March 1, 2025, to the holders of record thereof on February 15, 2025. The dividend on the Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be $0.75 per share of the Mandatory Convertible Preferred Stock (based on the annual dividend rate of 6.000% and a Liquidation Preference of $50.00 per share). Accumulated dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date.

No dividend will be paid unless and until our Board, or an authorized committee of our Board, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock. No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of the Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of the Mandatory Convertible Preferred Stock. Except as described above, dividends on shares of the Mandatory Convertible Preferred Stock converted to common stock will cease to accumulate, and all other rights of holders of the Mandatory Convertible Preferred Stock will terminate, from and after the Mandatory Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, as defined below), as applicable (other than the right to receive the consideration due upon such conversion as described herein).

Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, may be limited by the terms of our and our subsidiaries’ existing and any future indebtedness, including our credit facility. Any credit facilities, indentures or other financing agreements we enter into in the future may contain covenants that restrict our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preferred Stock. In addition, our credit facility requires us to be in pro forma compliance with certain financial covenants as a condition to paying dividends in cash, which may restrict our ability to pay dividends in cash. In addition, our ability to declare and pay dividends may be limited by applicable California law. See “Risk Factors—Risks Relating to Ownership of the Mandatory Convertible Preferred Stock and Our Common Stock—We may be unable to, or may choose not to, pay dividends on the Mandatory Convertible Preferred Stock at current or planned rates or at all.”

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of the Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period, including in connection with the payment of declared and unpaid dividends pursuant to the provisions described in “—Mandatory Conversion” and “—Conversion at the Option of the Holder Upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), determined in the sole discretion of our Board, or an authorized committee thereof:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

We will make each payment of a declared dividend on the shares of the Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election and the portion of such payment that will be made in cash and the portion that will be made in shares of our common stock no later than ten Scheduled Trading Days (as defined below) prior to the Dividend Payment Date for such dividend; provided, however, that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash. All cash payments to which a holder of the Mandatory Convertible Preferred Stock is entitled in connection with a declared dividend on the shares of the Mandatory Convertible Preferred Stock will be rounded to the nearest cent.

If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP (as defined below) per share of our common stock over the five consecutive Trading Day (as defined below) period beginning on, and including, the sixth Scheduled Trading Day (as defined below) prior to the applicable Dividend Payment Date (such average, the “Average Price”). If the five Trading Day period to determine the Average Price ends on or after the relevant Dividend Payment Date (whether because a Scheduled Trading Day is not a Trading Day due to the occurrence of a Market Disruption Event (as defined herein) or otherwise), then the Dividend Payment Date will be postponed until the second Business Day after the final Trading Day of such five Trading Day period; provided that no interest or other amounts will accrue as a result of such postponement.

No fractional shares of our common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in payment or partial payment of a dividend. We will instead, to the extent we are legally permitted to do so, pay a cash amount (computed to the nearest cent) to each holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the Average Price with respect to such dividend. To the extent that we are not able to pay such fractional amount in cash under applicable law and in compliance with our indebtedness, we will instead round up to the nearest whole share for each holder, and we shall not have any obligation to pay such amount in cash and such amount shall not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of, or for resales of, shares of our common stock issued as payment or partial payment of a dividend on the shares of the Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent a registration statement covering such shares is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not (and were not at any time during the preceding three months) “affiliates” of ours for purposes of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”). To the extent applicable, we will also use our commercially reasonable efforts to have such shares of our common stock approved for listing on the NYSE (or if our common stock is not listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed), and qualified or registered under applicable state securities laws, if required; provided that we will not be required to qualify as a foreign corporation or to take any action that would subject us to general service of process in any such jurisdiction where we are not presently qualified or where we are not presently subject to taxation as a foreign corporation and such qualification or action would subject us to such taxation.

Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to:

•	the declared dividend, divided by

•

$7.19, which amount represents approximately 35% of the Initial Price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth below in “—Anti-Dilution Adjustments” (such dollar amount, as adjusted, the “Floor Price”).

To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of the Mandatory Convertible Preferred Stock.

Dividend Stopper

So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of Junior Stock, and no common stock or any other class or series of Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless, in each case, all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in full in cash, shares of our common stock or a combination thereof, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends, on all outstanding shares of the Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) any dividend or distribution payable in shares of common stock or other Junior Stock, together with cash in lieu of any fractional share, (ii) purchases, redemptions or other acquisitions of common stock or other Junior Stock or Parity Stock in connection with the administration of any benefit or other incentive plan, including any employment or compensation agreement, including, without limitation, (x) the forfeiture of unvested shares of restricted stock or share withholdings or other acquisitions or surrender of shares or derivative securities to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise) and (y) the payment of cash in lieu of fractional shares; (iii) purchases or deemed purchases or acquisitions of fractional interests in shares of any of our common stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into shares of common stock or other Junior Stock; (iv) any dividends or distributions of rights or common stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) purchases of common stock or other Junior Stock pursuant to a contractually binding requirement to buy common stock or other Junior Stock, including under a contractually binding stock repurchase plan, in each case, existing prior to the date of this prospectus supplement; (vi) the acquisition by us or any of our subsidiaries of record ownership in common stock or other Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; (vii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and the payment of cash in lieu of fractional shares; or (viii) the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such convertible note hedge transactions or capped call transactions, as applicable, are on customary terms and were entered into either (a) before the Initial Issue Date or (b) in compliance with the foregoing provision.

When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Regular Record Date, no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of the Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of the Mandatory Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the holders of the shares of the Mandatory Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preferred Stock and all declared and unpaid dividends per share on such shares of Parity Stock bear to each other (subject to their having been declared by our Board, or an authorized committee thereof, out of legally available funds); provided, however, that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate except as described herein. For purposes of this calculation, with respect to non-cumulative Parity Stock, we will use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Stock.

Subject to the foregoing, and not otherwise, such dividends as may be determined by our Board, or an authorized committee thereof, may be declared and paid (payable in cash, securities or other property) on any securities, including our common stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

Redemption

The Mandatory Convertible Preferred Stock will not be redeemable. However, at our option, we may purchase or exchange the Mandatory Convertible Preferred Stock from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders on such terms as we and the holders thereof may agree.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $50.00 per share of the Mandatory Convertible Preferred Stock (the “Liquidation Preference”), plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution, such amount to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of debt and other liabilities owed to our creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of Junior Stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of the Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding-up or dissolution) on, all Parity Stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and all holders of any such Parity Stock will share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment to any holder of the Mandatory Convertible Preferred Stock of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for such holder’s shares of the Mandatory Convertible Preferred Stock, such holder of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.

Neither the sale, lease nor exchange of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Our Amended Articles and the Certificate of Determination will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Power

The holders of the Mandatory Convertible Preferred Stock will not have any voting rights or powers, except as described below and as specifically required by California law or by our Amended Articles from time to time.

Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the authorized number of directors on our Board will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two (or if such increase would exceed the maximum number of directors then permitted under the Amended Articles, we shall take any action required to cause two authorized director seats to be vacant) and the holders of such shares of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined below) then outstanding, will be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders, if any, as provided below, to vote for the election of a total of two additional members of our Board (the “Preferred Stock Directors”); provided, that the election of any such Preferred Stock Directors will not cause us to violate the corporate governance requirements of (i) the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors or (ii) the Plan of Reorganization OII; provided, further, that our Board shall, at no time, include more than two Preferred Stock Directors. In the event of a Nonpayment, the holders of record of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, that if our next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors, to the extent otherwise permitted by our amended and restated bylaws, will, instead, be included in the agenda for and will be held at such scheduled annual or special meeting of stockholders). The Preferred Stock Directors will stand for reelection annually, at each subsequent annual meeting of the stockholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting powers.

The Plan of Reorganization OII requires that for a period of seven years following our emergence from our Chapter 11 case, the Sustainability and Governance Committee is required to vet director candidates based on a skills matrix in consultation with an independent search firm. It is possible that the Sustainability and Governance Committee, in consultation with its independent search firm, could determine that candidates proposed as Preferred Stock Directors do not meet the requirements of the skills matrix or otherwise cause us to fall out of compliance with the corporate governance requirements of the Plan of Reorganization OII. Accordingly, these requirements may make it difficult and time-consuming for holders of the Mandatory Convertible Preferred Stock to nominate suitable Preferred Stock Directors and obtain the support of the

Sustainability and Governance Committee and may ultimately frustrate or delay the ability of such holders to elect the Preferred Stock Directors following a Nonpayment. As used herein, “Plan of Reorganization OII” means the Assigned Commissioner’s Ruling and Proposals in the Order Instituting Investigation on the Commission’s Own Motion to Consider the Ratemaking and Other Implications of a Proposed Plan for Resolution of Voluntary Case filed by Pacific Gas and Electric Company, pursuant to Chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court, Northern District of California, San Francisco Division, In re Pacific Gas and Electric Corporation and Pacific Gas and Electric Company, Case No. 19-30088.

At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect Preferred Stock Directors, the holders of record of a majority in voting power of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority in voting power of such shares of the Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors.

As used in this prospectus supplement, “Voting Preferred Stock” means any other class or series of our Parity Stock upon which like voting powers for the election of directors have been conferred and are exercisable.

If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum or number of shares of our common stock sufficient for such payment shall have been set aside for the benefit of the holders thereof on the applicable Regular Record Date (a “Nonpayment Remedy”), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting powers, subject to the revesting of such powers in the event of each subsequent Nonpayment. If such voting powers for the holders of the Mandatory Convertible Preferred Stock and all other holders of Voting Preferred Stock have terminated, each Preferred Stock Director then in office shall automatically be disqualified as a director and shall no longer be a director and the term of office of each Preferred Stock Director so elected will terminate at such time and the authorized number of directors on our Board shall automatically decrease by two.

Any Preferred Stock Director may be removed at any time, with or without cause, by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting powers described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except that in the event that such vacancy is created as a result of such Preferred Stock Director being removed, or if no Preferred Stock Director remains in office, then such vacancy may be filled by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting powers described above; provided, however, that the election of any such Preferred Stock Directors to fill such vacancy will not cause us to violate the corporate governance requirements of (i) the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors or (ii) the Plan of Reorganization OII. The Preferred Stock Directors will each be entitled to one vote per director on any matter that comes before our Board for a vote.

So long as any shares of the Mandatory Convertible Preferred Stock are outstanding, we will not, without the affirmative vote or consent of the holders of record of at least two-thirds in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and, solely in the case of the first bullet point below, all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, by written consent without a meeting or by vote at an annual or special meeting of such stockholders:

•	amend or alter the provisions of our Amended Articles so as to authorize or create, or increase the authorized number of, any class or series of Senior Stock;

•

amend, alter or repeal any provision of our Amended Articles or the Certificate of Determination so as to materially and adversely affect the special rights, preferences or voting powers of the Mandatory Convertible Preferred Stock; or

•

consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock, a merger or consolidation of us with or into another entity or a conversion of, domestication in or transfer of us to a foreign jurisdiction, unless in each case: (i) the shares of the Mandatory Convertible Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification, merger or consolidation or, in the case of (x) any such merger or consolidation with respect to which we are not the surviving or resulting entity (or the Mandatory Convertible Preferred Stock is otherwise exchanged or reclassified) or (y) any such conversion, domestication or transfer, are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity, of the converted, domesticated or transferred entity or, in either case, such entity’s ultimate parent; and (ii) the shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction;

provided, however, that in the event that a transaction would trigger voting powers under both the second and the third bullet point above, the third bullet point will govern; provided, further, however, that (1) any increase in the number of our authorized but unissued shares of our preferred stock, (2) any increase in the number of authorized or issued shares of the Mandatory Convertible Preferred Stock, (3) the creation and issuance, or increase in the authorized or issued shares, of any class or series of Parity Stock or Junior Stock and (4) the application of the provisions described below under the caption “—Recapitalizations, Reclassifications and Changes in our Common Stock”, will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Mandatory Convertible Preferred Stock. Our Amended Articles and California law permit us, without the approval of any of our stockholders (including any holders of the Mandatory Convertible Preferred Stock), to establish and issue a new series of preferred stock ranking equally with or junior to the Mandatory Convertible Preferred Stock, which may dilute the voting and other interests of holders of the Mandatory Convertible Preferred Stock. See “Description of Capital Stock—Preferred Stock” in the accompanying prospectus.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation or conversion, domestication or transfer described above would adversely affect the rights, preferences or voting powers of one or more but not all series of Voting Preferred Stock (including the Mandatory Convertible Preferred Stock for this purpose), then only the series of Voting Preferred Stock, the rights, preferences or voting powers of which are adversely affected and entitled to vote, shall vote as a class in lieu of all other series of Voting Preferred Stock.

Without the vote or consent of the holders of the Mandatory Convertible Preferred Stock, so long as such action does not adversely affect the special rights, preferences or voting powers of the Mandatory Convertible Preferred Stock, and limitations and restrictions thereof, we may amend, alter, correct, supplement or repeal any terms of the Mandatory Convertible Preferred Stock by amending or supplementing our Amended Articles or the Certificate of Determination for the following purposes:

•

to cure any ambiguity, omission, inconsistency or mistake in any such agreement (including any provision contained in the Certificate of Determination that may be defective or inconsistent with any other provision contained in such Certificate of Determination);

•

to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of our Amended Articles or the Certificate of Determination;

•	to waive any of our rights with respect to the Mandatory Convertible Preferred Stock; or

•	to make any other change that does not materially and adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock (other than any holder that consents to such change).

In addition, without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock in order to (i) conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under “Description of Mandatory Convertible Preferred Stock” in the preliminary prospectus supplement relating to this offering, as supplemented and/or amended by any related pricing term sheet or (ii) file a certificate of correction with respect to the Certificate of Determination to the extent permitted by Section 401 of the Corporations Code of the State of California.

In connection with any vote expressly set forth in this section, the number of votes that each share of Mandatory Convertible Preferred Stock (and any Voting Preferred Stock participating in the votes set forth in this section) will have will be equal to the respective per share liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock.

Mandatory Conversion

Each outstanding share of the Mandatory Convertible Preferred Stock will automatically convert on the Mandatory Conversion Date (as defined below), into a number of shares of our common stock equal to the Conversion Rate described below.

The “Conversion Rate,” which is the number of shares of our common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (excluding any shares of our common stock issued in respect of accrued and unpaid dividends, as described below), will be as follows:

•

if the Applicable Market Value (as defined below) of our common stock is greater than the Threshold Appreciation Price, which is $25.6871, the Conversion Rate will be 1.9465 shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

•

if the Applicable Market Value of our common stock is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, which is $20.5499, the Conversion Rate will be equal to $50.00, divided by the Applicable Market Value of our common stock, rounded to the nearest ten-thousandth of a share; or

•

if the Applicable Market Value of our common stock is less than the Initial Price, the Conversion Rate will be 2.4331 shares of our common stock per share of the Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”).

For the avoidance of doubt, the Conversion Rate per share of the Mandatory Convertible Preferred Stock will in no event exceed the Maximum Conversion Rate, subject to adjustment as described under “—Anti-Dilution Adjustments” below and exclusive of any amounts owing in respect of any Additional Conversion Amount or any accrued and unpaid dividends paid at our election in shares of common stock.

We refer to the Minimum Conversion Rate and the Maximum Conversion Rate collectively as the “Fixed Conversion Rates.” The Fixed Conversion Rates are subject to adjustment as described under “—Anti-Dilution Adjustments” below. The “Threshold Appreciation Price” is calculated by dividing $50.00 by the Minimum Conversion Rate, rounded to the nearest $0.0001, and initially equals $25.6871 and represents approximately 25% appreciation over the Initial Price. The “Initial Price” is calculated by dividing $50.00 by the Maximum Conversion Rate, rounded to the nearest $0.0001, and initially equals $20.5499, approximately the per share public offering price of our common stock in the Concurrent Common Stock Offering.

If we declare a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on, but excluding, December 1, 2027, we will pay such dividend to the holders of record as of the immediately preceding Regular Record Date, as described above under “—Dividends.” If, on or prior to December 1, 2027, we have not declared a dividend payable in the amount of all of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the Conversion Rate will be adjusted so that holders receive an additional number of shares of our common stock per share of Mandatory Convertible Preferred Stock equal to:

•	the amount of such undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock (the “Additional Conversion Amount”), divided by

•	the greater of (x) the Floor Price and (y) 97% of the Average Price (calculated using December 1, 2027, as the applicable Dividend Payment Date).

To the extent that the Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends on the shares of the Mandatory Convertible Preferred Stock.

Hypothetical Conversion Values Upon Mandatory Conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of the Mandatory Convertible Preferred Stock at various Applicable Market Values for our common stock. The table assumes that there will be no conversion adjustments as described above for any Additional Conversion Amount or as described below in “—Anti-Dilution Adjustments” and that dividends on the Mandatory Convertible Preferred Stock will be declared and paid in cash (and not in additional shares of our common stock). The actual Applicable Market Value of our common stock may differ from those set forth in the table below. Given an Initial Price of $20.5499 and a Threshold Appreciation Price of $25.6871, a holder of the Mandatory Convertible Preferred Stock would receive on the Mandatory Conversion Date the number of shares of our common stock per share of the Mandatory Convertible Preferred Stock set forth below, subject to the provisions described below with respect to any fractional share of our common stock:

Assumed Applicable Market Value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Assumed conversion value (calculated as Applicable Market Value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$19.00	2.4331	$46.23
$19.50	2.4331	$47.45
$20.00	2.4331	$48.66
$20.5499	2.4331	$50.00
$21.00	2.3810	$50.00
$21.50	2.3256	$50.00
$22.00	2.2727	$50.00
$22.50	2.2222	$50.00
$23.00	2.1739	$50.00
$23.50	2.1277	$50.00
$24.00	2.0833	$50.00
$24.50	2.0408	$50.00
$25.00	2.0000	$50.00
$25.6871	1.9465	$50.00
$26.00	1.9465	$50.61
$26.50	1.9465	$51.58
$27.00	1.9465	$52.56
$27.50	1.9465	$53.53

Accordingly, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock, the aggregate market value of our common stock you receive upon mandatory conversion of a share of the Mandatory Convertible Preferred Stock (excluding any shares of our common stock you receive in respect of accrued and unpaid dividends) will be:

•	greater than the $50.00 liquidation preference of the share of the Mandatory Convertible Preferred Stock, if the Applicable Market Value is greater than the Threshold Appreciation Price;

•

equal to the $50.00 liquidation preference of the share of the Mandatory Convertible Preferred Stock, if the Applicable Market Value is less than or equal to the Threshold Appreciation Price and greater than or equal to the Initial Price; and

•	less than the $50.00 liquidation preference of the share of the Mandatory Convertible Preferred Stock, if the Applicable Market Value is less than the Initial Price.

Certain Definitions

“Applicable Market Value” means the Average VWAP per share of our common stock over the Settlement Period (as defined below).

“Close of Business” means 5:00 p.m., New York City time.

“Mandatory Conversion Date” means the second Business Day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be December 1, 2027. If the Mandatory Conversion Date occurs after December 1, 2027 (whether because a Scheduled Trading Day during the Settlement Period is not a Trading Day due to the occurrence of a Market Disruption Event (as defined below) or otherwise), no interest or other amounts will accrue as a result of such postponement.

“Market Disruption Event” means:

•	a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

•

the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for our common stock, for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in our common stock.

“Open of Business” means 9:00 a.m., New York City time.

“Relevant Stock Exchange” means the NYSE or, if our common stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Settlement Period” means the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding December 1, 2027.

“Trading Day” means a day on which:

•	there is no Market Disruption Event; and

•	trading in our common stock generally occurs on the Relevant Stock Exchange;

provided, however, that if our common stock is not listed or admitted for trading, “Trading Day” means any Business Day.

“VWAP” per share of our common stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page PCG <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is not available, the market value per share of our common stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose, which may include any of the underwriters for this offering). The “Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in the relevant period.

Early Conversion at the Option of the Holder

Other than during a Fundamental Change Conversion Period (as defined below under “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”), holders of the Mandatory Convertible Preferred Stock will have the option to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event in increments of less than one share of the Mandatory Convertible Preferred Stock), at any time prior to December 1, 2027 (an “Early Conversion”), into shares of our common stock at the Minimum Conversion Rate per share of the Mandatory Convertible Preferred Stock, subject to adjustment as described under “—Anti-Dilution Adjustments” below.

If, as of the Conversion Date (as defined below) of any Early Conversion (the “Early Conversion Date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the Dividend Payment Date immediately prior to such Early Conversion Date, the conversion rate for such Early Conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock per share of Mandatory Convertible Preferred Stock equal to:

•

such amount of undeclared, accumulated and unpaid dividends per share of the Mandatory Convertible Preferred Stock for such prior full dividend periods (the “Early Conversion Additional Amount”), divided by

•

the greater of (x) the Floor Price and (y) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period (the “Early Conversion Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such Average VWAP, the “Early Conversion Average Price”).

To the extent that the Early Conversion Additional Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall.

Except as described above, upon any Early Conversion of any Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted shares of the Mandatory Convertible Preferred Stock as of such Regular Record Date, as described in the section above entitled “—Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

General

If a “Fundamental Change” (as defined below) occurs on or prior to December 1, 2027, holders of the Mandatory Convertible Preferred Stock will have the right (the “Fundamental Change Conversion Right”) during the Fundamental Change Conversion Period (as defined below) to:

i.

convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part (but in no event in increments of less than one share of the Mandatory Convertible Preferred Stock), into a number of shares of our common stock (or Units of Exchange Property as described below) at the conversion rate specified in the table below (the “Fundamental Change Conversion Rate”);

ii.	with respect to such converted shares, receive a Fundamental Change Dividend Make-Whole Amount (as defined below) payable in cash or shares of our common stock; and

iii.	with respect to such converted shares, receive the Accumulated Dividend Amount (as defined below) payable in cash or shares of our common stock,

subject, in the case of clauses (ii) and (iii), to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the Fundamental Change Effective Date (as defined below) or the Fundamental Change Conversion Date (as defined below) falls after the Regular Record Date for a dividend period for which we have declared a dividend and on or prior to the next Dividend Payment Date, then we will pay such dividend on the relevant Dividend Payment Date to the holders of record on such Regular Record Date, as described in “—Dividends,” and the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of the payment of such dividend.

To exercise the Fundamental Change Conversion Right, holders must submit their shares of the Mandatory Convertible Preferred Stock for conversion at any time during the period (the “Fundamental Change Conversion Period”) beginning on, and including, the Fundamental Change Effective Date and ending at the Close of Business on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if applicable as described below, the date that is 20 calendar days after the date of notice of such Fundamental Change) but, in no event later than December 1, 2027. Holders of the Mandatory Convertible Preferred Stock that submit the shares for conversion during the Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right. Holders who do not submit their shares for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. A Conversion Date occurring during such Fundamental Change Conversion Period is referred to herein as a “Fundamental Change Conversion Date.”

We will notify holders of the Fundamental Change Effective Date no later than the second Business Day immediately following such Fundamental Change Effective Date. If we notify holders of a Fundamental Change later than the second Business Day following the Fundamental Change Effective Date, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, such Fundamental Change Effective Date to, but excluding, the date of the notice; provided that the Fundamental Change Conversion Period will not be extended beyond December 1, 2027.

A “Fundamental Change” will be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Stock, if any of the following occurs:

i.

the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of us or binding share exchange pursuant to which our common stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries taken as a whole, to any person other than one or more of our wholly-owned subsidiaries;

ii.

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us, any of our wholly-owned subsidiaries or any of our or any of our wholly-owned subsidiaries’ employee benefit plans (or any person or entity acting solely in its capacity as trustee, agent or other fiduciary or administrator of any such plan), filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors; or

iii.

our common stock (or other common stock constituting Exchange Property (as defined under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”)) ceases to be listed or quoted for trading on the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or another U.S. national securities exchange or any of their respective successors).

However, a transaction or transactions described in clause (i) or clause (ii) of the definition of “Fundamental Change” above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by all of our common stockholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the NYSE, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.

Fundamental Change Conversion Rate

The Fundamental Change Conversion Rate will be determined by reference to the table below and is based on the effective date of such Fundamental Change (the “Fundamental Change Effective Date”) and the price (the “Fundamental Change Stock Price”) paid or deemed paid per share of our common stock in such Fundamental Change. If all holders of our common stock receive only cash in such Fundamental Change, the Fundamental Change Stock Price shall be the cash amount paid per share of common stock in such Fundamental Change. Otherwise, the Fundamental Change Stock Price shall be the Average VWAP per share of our common stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Effective Date.

The Fundamental Change Stock Prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are adjusted. The adjusted Fundamental Change Stock Prices will equal (i) the Fundamental Change Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table below will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in “—Anti-Dilution Adjustments.”

The following table sets forth the Fundamental Change Conversion Rate per share of the Mandatory Convertible Preferred Stock for each Fundamental Change Stock Price and Fundamental Change Effective Date set forth below.

	Fundamental Change Stock Price
Fundamental Change Effective Date	$4.00	$8.00	$12.00	$15.00	$18.00	$20.55	$23.00	$25.69	$28.00	$30.00	$35.00	$40.00	$50.00	$60.00
December 5, 2024	2.2272	2.3075	2.2880	2.2228	2.1414	2.0769	2.0261	1.9845	1.9591	1.9432	1.9207	1.9118	1.9081	1.9088
December 1, 2025	2.2927	2.3502	2.3485	2.2970	2.2099	2.1303	2.0638	2.0086	1.9758	1.9562	1.9307	1.9224	1.9201	1.9210
December 1, 2026	2.3614	2.3912	2.3989	2.3791	2.3041	2.2044	2.1079	2.0266	1.9823	1.9592	1.9368	1.9329	1.9330	1.9336
December 1, 2027	2.4331	2.4331	2.4331	2.4331	2.4331	2.4331	2.1739	1.9465	1.9465	1.9465	1.9465	1.9465	1.9465	1.9465

The exact Fundamental Change Stock Price and Fundamental Change Effective Date may not be set forth in the table, in which case:

•

if the Fundamental Change Stock Price is between two Fundamental Change Stock Price amounts in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Stock Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•

if the Fundamental Change Stock Price is in excess of $60.00 per share (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the column headings of the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•

if the Fundamental Change Stock Price is less than $4.00 per share (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the column headings of the table above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount

For any shares of the Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the common stock issued upon conversion at the Fundamental Change Conversion Rate, we will, at our option (subject to satisfaction of the requirements described below):

a)

pay in cash (computed to the nearest cent), to the extent we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness, an amount equal to the present value as of the Fundamental Change Effective Date, calculated using a discount rate of 6.50% per annum, of all dividend payments (excluding any Accumulated Dividend Amount, and subject to the second sentence under “—General” above) on each share of Mandatory Convertible Preferred Stock for (i) the partial dividend period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (ii) all remaining full dividend periods from, and including, the Dividend Payment Date following the Fundamental Change Effective Date to, but excluding, December 1, 2027 (the “Fundamental Change Dividend Make-Whole Amount”);

b)

increase the number of shares of our common stock (or Units of Exchange Property) to be issued upon conversion of each share of Mandatory Convertible Preferred Stock by a number equal to (i) the Fundamental Change Dividend Make-Whole Amount, divided by (ii) the greater of (x) the Floor Price and (y) 97% of the Fundamental Change Stock Price; or

c)

pay the Fundamental Change Dividend Make-Whole Amount through any combination of cash and shares of our common stock (or Units of Exchange Property) in accordance with the provisions of clauses (a) and (b) above.

As used herein, the term “Accumulated Dividend Amount” means, with respect to any Fundamental Change and with respect to each share of Mandatory Convertible Preferred Stock, the aggregate amount of undeclared, accumulated and unpaid dividends, if any, for dividend periods prior to the relevant Fundamental Change Effective Date, including (but subject to the second sentence under “—General” above) for the partial dividend period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date. For the avoidance of doubt, if the Regular Record Date for a dividend period for which we have, as of the Fundamental Change Effective Date, declared a dividend occurs before or during the related Fundamental Change Conversion Period, then we will pay such dividend on the relevant Dividend Payment Date to the holders of record at the Close of Business on such Regular Record Date, as described in “—Dividends,” and the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of such dividend.

The Accumulated Dividend Amount will be payable at our option (subject to satisfaction of the requirements described below):

•	in cash (computed to the nearest cent), to the extent we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness;

•

in an additional number of shares of our common stock (or Units of Exchange Property) per share of Mandatory Convertible Preferred Stock equal to (i) the Accumulated Dividend Amount, divided by (ii) the greater of (x) the Floor Price and (y) 97% of the Fundamental Change Stock Price; or

•	through a combination of cash and shares of our common stock (or Units of Exchange Property) in accordance with the provisions of the preceding two bullets.

We will pay the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount in cash, except to the extent we elect on or prior to the second Business Day following the Fundamental Change Effective Date to make all or any portion of such payments in shares of our common stock (or Units of Exchange Property).

In addition, if we elect to deliver common stock (or Units of Exchange Property) in respect of all or any portion of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount or the dollar amount of any portion thereof paid in common stock (or Units of Exchange Property) exceeds the product of (x) the number of additional shares we deliver in respect thereof and (y) 97% of the Fundamental Change Stock Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments, including any restricted payments covenants. To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of the Mandatory Convertible Preferred Stock.

However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-Whole Amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable California law, then the Fundamental Change Conversion Rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Stock Price. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Stock Price, we will not have any obligation to pay the shortfall in cash or deliver additional shares of our common stock in respect of such amount.

No fractional shares of our common stock (or to the extent applicable, Units of Exchange Property) will be delivered to converting holders of the Mandatory Convertible Preferred Stock in respect of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. We will instead, to the extent we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness, pay a cash amount (computed to the nearest cent) to each converting holder that would otherwise be entitled to receive a fraction of a share of our common stock (or to the extent applicable, Units of Exchange Property) based on the Average VWAP per share of our common stock (or to the extent applicable, Units of Exchange Property) over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Conversion Date. In the event that we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share for each holder, and we shall not have any obligation to pay such amount in cash and such amount shall not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

Not later than the second Business Day following the Fundamental Change Effective Date, we will notify holders of:

•

the Fundamental Change Conversion Rate (if we provide notice to holders prior to the anticipated Fundamental Change Effective Date, specifying how the Fundamental Change Conversion Rate will be determined);

•

the Fundamental Change Dividend Make-Whole Amount and whether we will pay such amount in cash, shares of our common stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable; and

•

the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether we will pay such amount in cash, shares of our common stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable.

Our obligation to deliver shares at the Fundamental Change Conversion Rate and pay the Fundamental Change Dividend Make-Whole Amount (whether in cash, our common stock or any combination thereof) could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Procedures

Upon Mandatory Conversion

Any outstanding shares of the Mandatory Convertible Preferred Stock will mandatorily and automatically convert into shares of common stock on the Mandatory Conversion Date. A holder of the Mandatory Convertible Preferred Stock will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock upon conversion, but such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of such holder.

A certificate representing the shares of common stock issuable upon conversion will be issued and delivered to the converting holder, or, if the Mandatory Convertible Preferred Stock being converted is in global form, the shares of common stock issuable upon conversion shall be delivered to the converting holder through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by you have been paid in full, and such shares and cash will be delivered on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after you have paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the Close of Business on the Mandatory Conversion Date. Prior to the Close of Business on the Mandatory Conversion Date, the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date will not be deemed to be outstanding for any purpose and you will have no rights, powers or preferences with respect to such common stock, including voting powers, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Upon Early Conversion or Upon Early Fundamental Change Conversion

If a holder of the Mandatory Convertible Preferred Stock elects to convert the Mandatory Convertible Preferred Stock prior to the Mandatory Conversion Date, in the manner described in “—Early Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount” (an “Early Fundamental Change Conversion”), such holder must observe the following conversion procedures:

•

If shares of the Mandatory Convertible Preferred Stock are in global form, to convert the Mandatory Convertible Preferred Stock such holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program.

•	If shares of the Mandatory Convertible Preferred Stock are held in certificated form, such holder must comply with certain procedures set forth in the Certificate of Determination.

In either case, if required, such holder must pay all transfer or similar taxes or duties, if any, as described below.

The “Conversion Date” will be the date on which such holder has satisfied the foregoing requirements with respect to an Early Conversion or an Early Fundamental Change Conversion.

Such holder will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock if such holder exercises its conversion rights, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of such holder.

A certificate representing shares of common stock issuable upon conversion will be issued and delivered to the converting holder, or, if the Mandatory Convertible Preferred Stock being converted is in global form, the shares of common stock issuable upon conversion shall be delivered through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full, and such shares and cash will be delivered on the latest of (i) the second Business Day immediately succeeding the Conversion Date, (ii) if applicable, the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period and (iii) the Business Day after such holder has paid in full all applicable taxes and duties, if any.

The person or persons entitled to receive the shares of common stock issuable upon an Early Conversion or an Early Fundamental Change Conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the Close of Business on the applicable Conversion Date or, if applicable, the last day of the Early Conversion Settlement Period. Prior to the Close of Business on the applicable Conversion Date or, if applicable, the last day of the Early Conversion Settlement Period, the shares of common stock issuable upon conversion of any shares of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose, and a holder of the Mandatory Convertible Preferred Stock will have no rights, powers or preferences with respect to such common stock, including voting powers, rights to respond to tender offers for the common stock and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional Shares

No fractional shares of our common stock will be issued to holders of the Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP of our common stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Conversion Date. In the event that we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share for each holder and we shall not have any obligation to pay such amount in cash and such amount shall not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

Subject to any applicable rules and procedures of DTC, if more than one share of the Mandatory Convertible Preferred Stock is to be automatically converted on the Mandatory Conversion Date or is surrendered for conversion at one time, in each case, by or for the same holder, the number of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock to be automatically converted or so surrendered, as the case may be.

Anti-Dilution Adjustments

Each Fixed Conversion Rate will be adjusted as described below, except that we will not make any adjustments to the Fixed Conversion Rates if holders of the Mandatory Convertible Preferred Stock participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the Mandatory Convertible Preferred Stock, in any of the transactions described below without having to convert their Mandatory Convertible Preferred Stock as if they held a number of shares of common stock equal to (i) the Maximum Conversion Rate as of the record date for such transaction, multiplied by (ii) the number of shares of the Mandatory Convertible Preferred Stock held by such holder.

(1)

If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, each Fixed Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1

OS0

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the Close of Business on the record date (as defined below) of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1 =	such Fixed Conversion Rate in effect immediately after the Close of Business on such record date or immediately after the Open of Business on such effective date, as applicable;

OS0 =	the number of shares of our common stock outstanding immediately prior to the Close of Business on such record date or immediately prior to the Open of Business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the Close of Business on the record date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our Board or an authorized committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our common stock outstanding immediately prior to the Close of Business on the record date or immediately prior to the Open of Business on the relevant effective date, as the case may be, and the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that we hold in treasury. We will not pay any dividend or make any distribution on shares of our common stock that we hold in treasury.

“effective date” as used in this clause (1) means the first date on which the shares of our common stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our Board or a duly authorized committee thereof, statute, contract or otherwise).

(2)

If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the Average VWAP per share of our common stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	OS0 + X

OS0 + Y

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the Close of Business on the record date for such issuance;

CR1 =	such Fixed Conversion Rate in effect immediately after the Close of Business on such record date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the Close of Business on such record date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of our common stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of our common stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered, if any. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our Board or an authorized committee thereof determines not to issue such rights, options or warrants, to such Fixed Conversion Rate that would then be in effect if such record date for such issuance had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders of our common stock to subscribe for or purchase shares of our common stock at less than such Average VWAP per share for the ten consecutive trading day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our Board or an authorized committee thereof.

(3)(A)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances as to which the provisions set forth in clause (1) or (2) shall apply;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

•

any dividends and distributions upon conversion of, or in exchange for, our common stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as described below under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”;

•	except as otherwise described below, rights issued pursuant to a shareholder rights plan adopted by us; and

•	spin-offs as to which the provisions set forth below in clause (3)(B) shall apply;

then each Fixed Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	SP0

SP0 - FMV

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the Close of Business on the record date for such distribution;

CR1 =	such Fixed Conversion Rate in effect immediately after the Close of Business on such record date;

SP0 =	the Average VWAP per share of our common stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date (as defined below) for such distribution; and

FMV =	the fair market value (as determined by our Board or an authorized committee thereof in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of our common stock on the ex-date for such distribution.

“ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

Any increase made under clause (3)(A) above will become effective immediately after the Close of Business on the record date for such distribution. If such distribution is not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our Board or an authorized committee thereof determines not to pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive (without having to convert its Mandatory Convertible Preferred Stock), in respect of each share of the Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the Maximum Conversion Rate in effect on the record date for the distribution.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the Fixed Conversion Rates pursuant to the foregoing in this clause (3)(A) until the earliest of these triggering events occurs; and

•

we will readjust the Fixed Conversion Rates to the extent any of these rights, options or warrants are not exercised before they expire or are terminated without exercise by any holder thereof; provided that the rights, options or warrants trade together with our common stock and will be issued in respect of future issuances of the shares of our common stock.

(3)(B)

With respect to an adjustment where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” each Fixed Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0

MP0

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the Open of Business on the ex-date for the spin-off;

CR1 =	such Fixed Conversion Rate in effect immediately after the Open of Business on the ex-date for the spin-off;

FMV0 =	the Average VWAP per share of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the ten consecutive Trading Day period commencing on, and including, the ex-date for the spin-off (the “valuation period”); and

MP0 =	the Average VWAP per share of our common stock over the valuation period.

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated as of the Close of Business on the last Trading Day of the valuation period but will be given retroactive effect as of immediately after the Open of Business on the ex-date of the spin-off. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of the Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable to a holder occurs during the valuation period until the second Business Day after the last Trading Day of such valuation period. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our Board or an authorized committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4)

If any cash dividend or distribution is made to all or substantially all holders of our common stock other than a regular, quarterly cash dividend that does not exceed $0.025 per share (the “Initial Dividend Threshold”), each Fixed Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	x	SP0 - T

SP0 - C

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the Close of Business on the record date for such dividend or distribution;

CR1 =	such Fixed Conversion Rate in effect immediately after the Close of Business on the record date for such dividend or distribution;

SP0 =	the Average VWAP per share of our common stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date for such distribution;

T =	the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero; and

C =	the amount in cash per share we distribute to all or substantially all holders of our common stock.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to each Fixed Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment to each Fixed Conversion Rate under this clause (4).

Any increase made under this clause (4) shall become effective immediately after the Close of Business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our Board or an authorized committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive (without having to convert its Mandatory Convertible Preferred Stock), for each share of the Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the Maximum Conversion Rate on the record date for such cash dividend or distribution.

(5)

If we or any of our subsidiaries make a payment in respect of a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (and excluding a tender offer solely to holders of fewer than 100 shares of our common stock), to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the Average VWAP per share of our common stock over the ten consecutive Trading Day period (the “averaging period”) commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), each Fixed Conversion Rate will be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)

OS0 x SP1

where,

CR0 =	such Fixed Conversion Rate in effect immediately prior to the Close of Business on the expiration date;

CR1 =	such Fixed Conversion Rate in effect immediately after the Close of Business on the expiration date;

AC =	the aggregate value of all cash and any other consideration (as determined by our Board or an authorized committee thereof in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of our common stock outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the Average VWAP of our common stock over the averaging period.

The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated at the Close of Business on the last Trading Day of the averaging period but will be given retroactive effect as of immediately after the Close of Business on the expiration date. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of the Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable to a holder occurs during the averaging period until the second Business Day after the last Trading Day of the averaging period. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate, except as set forth below.

In the event that we or one of our subsidiaries is obligated to purchase shares of common stock pursuant to any such tender offer or exchange offer, but we or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made (or had been made only in respect of the purchases that have been made and not rescinded).

We may, to the extent permitted by law and the rules of NYSE or any other securities exchange on which our common stock or the Mandatory Convertible Preferred Stock is then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and our Board, or a committee thereof, determines that such increase would be in our best interest. In addition, we may make such increases in each Fixed Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each Fixed Conversion Rate.

Holders of the Mandatory Convertible Preferred Stock may, in certain circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend as a result of an adjustment or the nonoccurrence of an adjustment to the Fixed Conversion Rates. See “Certain United States Federal Income Tax Considerations.”

If we have a rights plan in effect upon conversion of the Mandatory Convertible Preferred Stock into common stock, such holder will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3)(A) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a stockholder rights plan in effect.

Adjustments to the Fixed Conversion Rates will be calculated to the nearest 1/10,000th of a share of our common stock. No adjustment to any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rate; provided, however, that if an adjustment is not made because the adjustment does not change the Fixed Conversion Rates by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of shares of our common stock issuable to a holder upon any conversion of the Mandatory Convertible Preferred Stock, we will give effect to all adjustments that we have otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

The Fixed Conversion Rates will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

•

upon the issuance of any shares of our common stock or warrants, options, units or other rights to or securities exercisable for the purchase or issuance of such shares of our common stock (including the net share settlement of any such securities) pursuant to any present or future retirement, deferred compensation, incentive, equity or other benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the Initial Issue Date;

•	for a change in the par value of our common stock;

•

for stock repurchases that are not tender or exchange offers referred to in clause (5) of the adjustments above, including structured or derivative transactions or pursuant to a stock repurchase program approved by our Board;

•	as a result of a tender offer that satisfies the exception described in clause (5) above for offers solely to holders of fewer than 100 shares of our common stock;

•	as a result of a tender or exchange offer by a person other than us or one or more of our subsidiaries; or

•

for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described above under “—Mandatory Conversion,” “—Early Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make—Whole Amount”.

Except as otherwise provided above, we will be responsible for making all calculations called for under the Mandatory Convertible Preferred Stock. These calculations include, but are not limited to, determinations of the Fundamental Change Stock Price, the VWAPs, the Average VWAPs and the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock and shall be made in good faith.

We will be required, within ten Business Days after the Fixed Conversion Rates are to be adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each adjusted Fixed Conversion Rate.

For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportionate adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $50.00 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $50.00 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).

Whenever the terms of the Mandatory Convertible Preferred Stock require us to calculate the VWAP per share of our common stock over a span of multiple days, our Board or an authorized committee thereof will make appropriate adjustments in good faith (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Fundamental Change Stock Price and the Average Price (as the case may be)) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date, record date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

If:

•

the record date for a dividend or distribution on shares of our common stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

•

that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the Mandatory Convertible Preferred Stock had such record date occurred on or before the last Trading Day of such 20-Trading Day period, then we will deem the holders of the Mandatory Convertible Preferred Stock to be holders of record of our common stock for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the event of:

•	any consolidation or merger of us with or into another person or any conversion of, domestication in or transfer of us to a foreign jurisdiction;
•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•

any statutory exchange of our securities with another person (other than in connection with a merger or acquisition or conversion of the Company or domestication in or transfer to a foreign jurisdiction), in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into common stock immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of Exchange Property that a holder of one share of common stock is entitled to receive).

If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Exchange Property into which the Mandatory Convertible Preferred Stock will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. We will notify holders of the Mandatory Convertible Preferred Stock of the weighted average referred as soon as practicable after such determination is made.

The number of “Units of Exchange Property” we will deliver for each share of the Mandatory Convertible Preferred Stock converted or as a payment of dividends on the Mandatory Convertible Preferred Stock, as applicable, following the effective date of such Reorganization Event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, Early Conversion and Early Fundamental Change Conversion and/or the description of the relevant dividend payment provisions, as the case may be, were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the Mandatory Convertible Preferred Stock become holders of record of the underlying shares of our common stock). For the purpose of determining which bullet of the definition of conversion rate in the second paragraph under “—Mandatory Conversion” will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a Unit of Exchange Property will be determined in good faith by our Board or an authorized committee thereof (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts, or “ADRs,” that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the 20 consecutive Trading Day period used for calculating the Applicable Market Value of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our Board or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The provisions of this paragraph will apply to successive Reorganization Events, and the provisions summarized under “—Anti-Dilution Adjustments” will apply to any shares of capital stock or ADRs of us or any successor received by the holders of shares of our common stock in any such Reorganization Event.

In connection with any adjustment to each Fixed Conversion Rate described above, we will also adjust the Initial Dividend Threshold (as defined under “—Anti-Dilution Adjustments”) based on the number of shares of common stock comprising the Exchange Property and (if applicable) the value of any non-stock consideration comprising the Exchange Property. If the Exchange Property is composed solely of non-stock consideration, the Initial Dividend Threshold will be zero.

We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the holders of the Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

It is possible that certain consolidations, mergers, combinations or other transactions could result in tax gains or losses to the holders either as a result of the transaction or the conversion thereafter. Holders are encouraged to consult with their own tax advisors regarding the tax consequences of the ownership, disposition and conversion of the Mandatory Convertible Preferred Stock.

Notices

We will send all notices or communications to holders of the Mandatory Convertible Preferred Stock pursuant to the Certificate of Determination in writing by first class mail, postage prepaid, to the holders’ respective addresses shown on the register for the Mandatory Convertible Preferred Stock. However, in the case of Mandatory Convertible Preferred Stock in the form of global securities, we are permitted to send notices or communications to holders pursuant to DTC’s procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such holders in writing.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued shares of common stock, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, the maximum number of shares of our common stock as shall be issuable from time to time upon the conversion of all the shares of the Mandatory Convertible Preferred Stock then outstanding.

Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent

EQ Shareowner Services is the transfer agent, registrar and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

Book-Entry, Delivery and Form

The Mandatory Convertible Preferred Stock will be issued in global form. DTC or its nominee will be the sole registered holder of the Mandatory Convertible Preferred Stock. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be limited to persons who have accounts with DTC (“Participants”) or persons who hold interests through such Participants. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants).

So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Mandatory Convertible Preferred Stock represented by such global certificate for all purposes under the Certificate of Determination. No beneficial owner of an interest in the shares of the Mandatory Convertible Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Certificate of Determination.

Payments of dividends on the global certificate representing the shares of the Mandatory Convertible Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the Mandatory Convertible Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate Liquidation Preference of such global certificate representing the shares of the Mandatory Convertible Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by Participants to owners of beneficial interests in such global certificate representing the shares of the Mandatory Convertible Preferred Stock held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

Transfers between Participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers;

•	banks and trust companies; and

•	clearing corporations and certain other organizations.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (indirect Participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its Participants or indirect Participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the shares of the Mandatory Convertible Preferred Stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities. Beneficial interests in the Mandatory Convertible Preferred Stock in global form held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax consequences of the acquisition, ownership, disposition and conversion of the Mandatory Convertible Preferred Stock and the ownership and disposition of any common stock received in respect of the Mandatory Convertible Preferred Stock. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”) and U.S. Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof, all of which may be changed, possibly with retroactive effect.

This summary applies to you only if you hold the Mandatory Convertible Preferred Shares or shares of our common stock as capital assets within the meaning of Section 1221 of the Code.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, and it does not address state, local, non-U.S., alternative minimum or non-income tax considerations that may be applicable to you. Further, this summary does not deal with holders that may be subject to special tax rules, including, but not limited to, insurance companies; tax-exempt entities; banks and other financial institutions; thrifts; regulated investment companies; real estate investment trusts; dealers in securities or currencies; U.S. Holders (as described below) whose functional currency is not the U.S. dollar; certain U.S. expatriates; holders who hold our Mandatory Convertible Preferred Stock or common stock as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated transaction for U.S. federal income tax purposes; controlled foreign corporations; foreign personal holding companies; passive foreign investment companies; traders in securities that elect to use a mark-to-market method of accounting; pass-through entities (or owners in pass-through entities); persons who hold our Mandatory Convertible Preferred Stock or common stock in retirement plans or tax-deferred accounts; persons subject to special tax accounting rules under Section 451(b) of the Code or persons that own or are deemed to own 5% or more of our Mandatory Convertible Preferred Stock or common stock (by vote or value). This summary does not address the tax consequences of the acquisition, ownership, disposition and conversion of our Mandatory Convertible Preferred Stock or the ownership and disposition of our common stock arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered in connection therewith). You should consult your own tax advisor as to the particular tax consequences to you of acquiring, holding or disposing of the Mandatory Convertible Preferred Stock or shares of our common stock.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our Mandatory Convertible Preferred Stock or common stock received in respect of the Mandatory Convertible Preferred Stock that, for U.S. federal income tax purposes, is: (a) an individual citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more “United States persons” within the meaning of the Code have the authority to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person” within the meaning of the Code.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of our Mandatory Convertible Preferred Stock or common stock received in respect of the Mandatory Convertible Preferred Stock that is neither a U.S. Holder nor a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Mandatory Convertible Preferred Stock or common stock received in respect of the

Mandatory Convertible Preferred Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that beneficially owns our Mandatory Convertible Preferred Stock or common stock received in respect of the Mandatory Convertible Preferred Stock or a partner in such a partnership, you should consult your own tax advisor as to the particular U.S. federal income tax consequences applicable to you of the acquisition, ownership, disposition and conversion of our Mandatory Convertible Preferred Stock or the ownership and disposition of our common stock.

We urge you to consult your tax advisor concerning the tax consequences of the acquisition, ownership, disposition and conversion of our Mandatory Convertible Preferred Stock or the ownership and disposition of our common stock received in respect of the Mandatory Convertible Preferred Stock, including any U.S. federal tax consequences and the tax consequences under the laws of any foreign, state, local or other taxing jurisdictions and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Distributions

Distributions paid on our Mandatory Convertible Preferred Stock or shares of our common stock will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by a U.S. Holder upon receipt. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s adjusted tax basis in the Mandatory Convertible Preferred Stock or shares of our common stock, as applicable. Any remaining excess will be treated as capital gain and will be treated as described under “—Sale or Other Taxable Disposition” below. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. Holders will be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends-received deduction and may be subject to rules regarding extraordinary dividends. U.S. Holders should consult their own tax advisors regarding the application of reduced tax rates, the dividends-received deduction and rules regarding extraordinary dividends in their particular circumstances.

If we make a distribution on our Mandatory Convertible Preferred Stock in the form of shares of our common stock, such distribution is expected to be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. Holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. Holder’s holding period for such common stock will begin on the day following the distribution date. Because a distribution in the form of shares of our common stock would not give rise to any cash from which any applicable withholding could be satisfied, if an applicable payor is required to backup withhold from such a distribution to a U.S. Holder, the applicable payor might set off those amounts against shares of common stock or current or subsequent payments of cash or shares of common stock payable to such U.S. Holder.

Adjustments to Conversion Rate

The conversion rate of our Mandatory Convertible Preferred Stock is subject to adjustment under specified circumstances. In such circumstances, a U.S. Holder of Mandatory Convertible Preferred Stock may be deemed to have received a constructive distribution if the adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our assets or earnings and profits. In addition, the failure to make certain adjustments to the conversion rate of our Mandatory Convertible Preferred Stock may cause a U.S. Holder of our common stock to be deemed to have received a constructive distribution from us, even though the U.S. Holder has not received any cash or property as a result of such adjustments. Such U.S. Holder would be subject to the rules discussed above under “—Distributions.” Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which have the effect of preventing the dilution of the interest of the holders of the

Mandatory Convertible Preferred Stock generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments in the terms of the Mandatory Convertible Preferred Stock (including, without limitation, adjustments in respect of taxable dividends to our common stockholders) will not qualify as being made pursuant to a bona fide reasonable adjustment formula.

If an adjustment that does not qualify as being pursuant to a bona fide reasonable adjustment formula is made, a U.S. Holder of Mandatory Convertible Preferred Stock will be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under “—Distributions.” Because constructive distributions deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if an applicable payor is required to backup withhold from a constructive distribution to a U.S. Holder, the applicable payor might set off those amounts against subsequent payments of cash or shares of common stock payable to such U.S. Holder. Generally, a U.S. Holder’s adjusted tax basis in the Mandatory Convertible Preferred Stock will be increased to the extent any such constructive distribution is treated as a dividend.

Sale or Other Taxable Disposition

Upon a sale or the other taxable disposition of Mandatory Convertible Preferred Stock or common stock, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in such shares. Gain or loss realized on the sale or other taxable disposition generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other taxable disposition the Mandatory Convertible Preferred Stock or the common stock has been held for more than one year. For non-corporate taxpayers, long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Mandatory Convertible Preferred Stock into Common Stock

Except as provided below, a U.S. Holder generally will not recognize any income, gain or loss upon the conversion of our Mandatory Convertible Preferred Stock into our common stock, except that (i) any cash received in respect of accrued and unpaid dividends will be taxable as described above under “—Distributions” and (ii) any common stock received in respect of such dividends will be taxable as described above under “—Distributions” as if the U.S. Holder had received cash in respect of such dividends, but only to the extent of the excess of the fair market value, determined as of the date of the conversion, of the common stock received in the conversion over the issue price of the Mandatory Convertible Preferred Stock surrendered therefor.

Because payments of common stock that are treated as dividends will not give rise to any cash from which any applicable withholding could be satisfied, if an applicable payor is required to backup withhold from payments of common stock to a U.S. Holder, the applicable payor might set off those amounts against shares of common stock or current or subsequent payments of cash to such U.S. Holder.

Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Mandatory Convertible Preferred Stock for more than one year at the time of conversion.

The tax treatment of a U.S. Holder’s receipt of any cash or common stock paid upon conversion in respect of any make-whole dividend amount in connection with a “Fundamental Change” conversion (as defined under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount”) is uncertain. Although not free from doubt, it is expected that the receipt of such make-whole dividend amount in cash and/or common stock would be treated as additional consideration received in a recapitalization for U.S. federal income tax purposes. In such case, no loss would be recognized upon such conversion, but the U.S. Holder would be required to recognize any gain in an amount equal to the lesser of (1) the cash payment (excluding cash received in lieu of a fractional share of Mandatory Convertible Preferred Stock and cash received in respect of accrued and unpaid dividends) and (2) the excess of (i) the fair market value of shares of our common stock (excluding shares of common stock received in respect of accrued and unpaid dividends) and cash (excluding cash received in lieu of a fractional share of Mandatory Convertible Preferred Stock and cash received in respect of accrued and unpaid dividends) received in the conversion over (ii) the U.S. Holder’s adjusted tax basis in the Mandatory Convertible Preferred Stock at the time of conversion. The character of such gain is uncertain. If the receipt of cash attributable to dividends to be paid in respect of a portion of the then-current dividend period or future dividends is considered to have the effect of a dividend (i.e., it is not considered “not essentially equivalent to a dividend”), such gain (to the extent recognized) would be taxable as dividend income to the extent of our current and accumulated earnings and profits. Alternatively, if the receipt of such cash were not considered to have the effect of a dividend, such gain could be capital gain. To the extent the amount of cash received in respect of any make-whole dividend amount exceeded the gain realized by a U.S. Holder, the excess amount would not be taxable to such U.S. Holder but would reduce its adjusted tax basis in our common stock. A U.S. Holder should consult its tax advisors regarding the correct tax treatment of any such gain in light of its particular circumstances.

U.S. Holders should be aware that the tax treatment described above in respect of the payments of cash or common stock made in respect of any make-whole dividend amount is not certain and may be challenged by the U.S. Internal Revenue Service (“IRS”), including on grounds that the amount received attributable to any make-whole dividend amount represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Distributions,” which may exceed the amount of gain otherwise recognized on conversion.

Except as discussed in the last sentence of this paragraph, a U.S. Holder’s adjusted tax basis in shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the adjusted tax basis of the converted shares of the Mandatory Convertible Preferred Stock, increased by any gain recognized on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the holding period of such shares of common stock will include the holding period of the converted shares of Mandatory Convertible Preferred Stock. Common stock received in respect of accrued and unpaid dividends that is taxed as a dividend, if any, will have an adjusted tax basis equal to its fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion.

In the event a U.S. Holder’s Mandatory Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Information Reporting and Backup Withholding

A U.S. Holder will be subject to information reporting with respect to distributions on our Mandatory Convertible Preferred Stock or common stock and proceeds from the sale or other disposition of our Mandatory Convertible Preferred Stock or common stock, unless such U.S. Holder is an exempt recipient and appropriately establishes that exemption.

U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) may apply to distributions on the Mandatory Convertible Preferred Stock or common stock and proceeds from the sale or other disposition of the Mandatory Convertible Preferred Stock or common stock unless the U.S. Holder provides a correct taxpayer identification number (“TIN”) and otherwise complies with applicable requirements of the backup withholding rules or such U.S. Holder is exempt from the backup withholding rules and appropriately establishes that exemption. A U.S. Holder who does not provide the applicable withholding agent with the correct TIN may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Distributions

Distributions or other payments that are treated as dividends (see “—U.S. Holders—Distributions” and “—U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock”), including distributions on our Mandatory Convertible Preferred Stock in the form of shares of our common stock and deemed distributions described above under “—U.S. Holders—Adjustments to Conversion Rate,” generally will constitute dividends for U.S. federal income tax purposes to the extent paid or deemed paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to a Non-U.S. Holder will generally be subject to withholding tax at a 30% rate unless such Non-U.S. Holder establishes its entitlement to a reduced rate of withholding under an applicable income tax treaty. To the extent any distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its Mandatory Convertible Preferred Stock or common stock, as applicable, which will not be subject to tax, and thereafter will be treated as capital gain (and thus treated in the manner described in “—Sale or Other Taxable Disposition” below).

In order to claim a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying the Non-U.S. Holder’s entitlement to benefits under an applicable income tax treaty. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an applicable income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the procedures for claiming a reduced rate of withholding or refund of excess amounts withheld.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends in the same manner as if the Non-U.S. Holder were a “United States person” within the meaning of the Code. In this case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form), the Non-U.S. Holder will be exempt from the dividend withholding tax discussed in the preceding paragraph. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of our Mandatory Convertible Preferred Stock or our common stock, including the possible imposition of a “branch profits” tax at a rate of 30% (or a lower treaty rate) if the Non-U.S. Holder is a corporation.

Because deemed distributions or distributions made in common stock to a Non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be withheld, the applicable withholding agent might set off any amounts paid to the applicable governmental authority in respect of such withholding against cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to such Non-U.S. Holder (or other assets of the Non-U.S. Holder held by such withholding agent).

Adjustments to Conversion Rate

As described above under “—U.S. Holders—Adjustments to Conversion Rate,” certain adjustments to the conversion rate (or failures to make certain adjustments to the conversion rate) of the Mandatory Convertible Preferred Stock that result in an increase in the proportionate interest of a Non-U.S. Holder in our assets or earnings and profits could result in deemed distributions to the Non-U.S. Holder that are taxed as described above under “—Distributions.” Because deemed distributions would not give rise to any cash from which any applicable withholding tax could be withheld, an applicable withholding agent might set off any amounts paid to the applicable governmental authority in respect of such withholding on such a deemed distribution against cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to such Non-U.S. Holder (or other assets of the Non-U.S. Holder held by such withholding agent).

Sale or Other Taxable Disposition

Subject to the discussions above under “—Distributions,” and below under “—Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our Mandatory Convertible Preferred Stock or our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), in which case the Non-U.S. Holder will generally be taxed on such gain in the same manner as a “United States person” within the meaning of the Code;

•

the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses; or

•

we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and, generally, our common stock has ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs. We believe that we are not, and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes.

Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of our Mandatory Convertible Preferred Stock or common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if the Non-U.S. Holder is a corporation.

Conversion of Mandatory Convertible Preferred Stock into Common Stock

A Non-U.S. Holder generally will not recognize gain or loss upon the conversion of our Mandatory Convertible Preferred Stock into our common stock or upon a Fundamental Change conversion, except that (1) cash received upon conversion in lieu of a fractional common share generally will result in gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the Non-U.S. Holder’s adjusted tax basis in the fractional share of our common stock) and be treated as described above under “—Sale or Other Taxable Disposition,” (2) cash or common stock received in respect of accrued and unpaid dividends would be treated in the manner described above under “—U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock” and (3) cash or common stock received in respect of make-whole dividend amounts would be treated in the manner described above under “—U.S. Holders—

Conversion of Mandatory Convertible Preferred Stock into Common Stock.” In the event the applicable withholding agent is unable to determine the extent to which any payment of cash or common stock is subject to dividend withholding, it may withhold 30% (or such lower rate as may be specified by an applicable income tax treaty) from such payment. Non-U.S. Holders should consult their tax advisors to determine the specific tax consequences to them.

Information Reporting and Backup Withholding

Generally, dividends paid in respect of the Mandatory Convertible Preferred Stock or common stock to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty. Under certain circumstances, U.S. federal backup withholding (currently, at a rate of 24% for payments made before January 1, 2026) may apply to dividends paid in respect of the Mandatory Convertible Preferred Stock or common stock to a Non-U.S. Holder if the Non-U.S. Holder fails to certify under penalties of perjury that it is not a United States person.

Payments of proceeds from the sale or other disposition by a Non-U.S. Holder of Mandatory Convertible Preferred Stock or common stock to or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, but generally not backup withholding unless the payor has actual knowledge that the payee is a “United States person” within the meaning of the Code. Payments of proceeds from a sale or other disposition of Mandatory Convertible Preferred Stock or common stock to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury that it is not a United States person or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending on a holder’s particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership, disposition and conversion of the Mandatory Convertible Preferred Stock and the ownership and disposition of our common stock received in respect of the Mandatory Convertible Preferred Stock, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal and other tax laws.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Mandatory Convertible Preferred Stock by (1) “employee benefit plans” (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to Title I of ERISA, including collective investment funds and similar arrangements, (2) employee benefit plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and (3) entities whose underlying assets are considered to include “plan assets” (as defined in Section 3(42) of ERISA) of any such plan, account or arrangement of the foregoing described in clauses (1) and (2) (each, a “Plan”). The following summary is based upon current provisions of ERISA, the Code, applicable regulations and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment by a Plan in the Mandatory Convertible Preferred Stock, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest” (within the meaning of Section 3(14) ERISA) or “disqualified persons” (within the meaning of Section 4975 of the Code), unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the Mandatory Convertible Preferred Stock by an ERISA Plan with respect to which any of PG&E Corporation, the underwriters or any of their respective affiliates is considered a party in interest or a disqualified person may constitute, or result in, a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (each, a “PTCE”) that may apply to the acquisition and holding of the Mandatory Convertible Preferred Stock. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a statutory exemption for certain transactions with non-fiduciary service providers. Fiduciaries of ERISA Plans considering acquiring and/or holding the Mandatory Convertible Preferred Stock in reliance on a PTCE or statutory exemption should consult with counsel and carefully review the PTCE or statutory exemption to ensure that it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Mandatory Convertible Preferred Stock should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation and Warranty

Accordingly, by its acceptance of Mandatory Convertible Preferred Stock, each purchaser and subsequent transferee of Mandatory Convertible Preferred Stock (or any interest therein) will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Mandatory Convertible Preferred Stock (or any interest therein) constitutes assets of any Plan or (ii) the purchase or holding of the Mandatory Convertible Preferred Stock (or any interest therein) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

THE FOREGOING DISCUSSION IS GENERAL IN NATURE AND IS NOT INTENDED TO BE A COMPREHENSIVE SUMMARY AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE. DUE TO THE COMPLEXITY OF THE RULES AND THE PENALTIES THAT MAY BE IMPOSED UPON PERSONS INVOLVED IN NON-EXEMPT PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT FIDUCIARIES, OR OTHER PERSONS CONSIDERING PURCHASING THE MANDATORY CONVERTIBLE PREFERRED STOCK ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN, CONSULT WITH THEIR LEGAL COUNSEL AND TAX, FINANCIAL AND OTHER ADVISORS REGARDING THE POTENTIAL APPLICABILITY OF ERISA, SECTION 4975 OF THE CODE AND ANY SIMILAR LAWS TO SUCH INVESTMENT TO DETERMINE WHETHER AN EXEMPTION WOULD BE APPLICABLE TO THE PURCHASE AND HOLDING OF THE MANDATORY CONVERTIBLE PREFERRED STOCK IN LIGHT OF SUCH PERSON’S PARTICULAR CIRCUMSTANCES.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the shares of Mandatory Convertible Preferred Stock being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of Mandatory Convertible Preferred Stock indicated in the following table. J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. are the representatives of the underwriters.

Underwriters	Number of Shares of Mandatory Convertible Preferred Stock
J.P. Morgan Securities LLC	4,200,000
Barclays Capital Inc.	4,200,000
Citigroup Global Markets Inc.	4,200,000
BofA Securities, Inc.	3,080,000
Mizuho Securities USA LLC	3,080,000
Wells Fargo Securities, LLC	3,080,000
BMO Capital Markets Corp.	1,120,000
BNP Paribas Securities Corp.	1,120,000
Goldman Sachs & Co. LLC	1,120,000
MUFG Securities Americas Inc.	1,120,000
SMBC Nikko Securities America, Inc.	1,120,000
BNY Mellon Capital Markets, LLC	560,000

Total	28,000,000

The underwriters are committed to take and pay for all of the shares of Mandatory Convertible Preferred Stock being offered, if any are taken, other than the shares of Mandatory Convertible Preferred Stock covered by the option described below unless and until this option is exercised.

We have granted the underwriters the option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an additional 4,200,000 shares of Mandatory Convertible Preferred Stock at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of Mandatory Convertible Preferred Stock proportionate to that underwriter’s initial amount reflected in the table above.

It is expected that delivery of the Mandatory Convertible Preferred Stock will be made against payment therefor on December 5, 2024, which is the second business day following the trade date for the Mandatory Convertible Preferred Stock (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Mandatory Convertible Preferred Stock prior to the business day preceding the settlement date will be required, by virtue of the fact that the Mandatory Convertible Preferred Stock initially will settle T +2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Mandatory Convertible Preferred Stock who wish to trade the Mandatory Convertible Preferred Stock prior to the business day preceding the settlement date should consult their own advisors.

The following table shows the per share and total underwriting discounts to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Mandatory Convertible Preferred Stock.

Paid by the Company

	No Exercise	Full Exercise
Per Share	$0.95	$0.95
Total	$26,600,000	$30,590,000

Shares of Mandatory Convertible Preferred Stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares of Mandatory Convertible Preferred Stock sold by the underwriters to securities dealers may be sold at a discount of up to $0.57 per share of Mandatory Convertible Preferred Stock from the initial public offering price. After the initial offering of the shares of Mandatory Convertible Preferred Stock, the representatives may change the offering price and the other selling terms. Offers and sales of shares of Mandatory Convertible Preferred Stock outside the United States may be effected through affiliates of the underwriters. The offering of the shares of Mandatory Convertible Preferred Stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

For a period of 60 days following the date of this prospectus supplement, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including any shares of Mandatory Convertible Preferred Stock), or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives.

The restrictions on our actions described above shall not apply to (a) the shares of Mandatory Convertible Preferred Stock to be sold hereunder, and any shares of our common stock issued upon conversion of, or issued and paid as a dividend on, such Mandatory Convertible Preferred Stock, (b) the shares of common stock that may be issued pursuant to the Concurrent Common Stock Offering, (c) the issuance of any shares of our common stock upon conversion of any of our convertible notes outstanding on the date of this prospectus supplement and described herein, (d) the issuance of any shares of our common stock issued upon the exercise of options granted under employee stock option plans in effect on the date of this prospectus supplement and described herein, and (e) the filing of any registration statement on Form S-8 relating to shares of our common stock granted or to be granted pursuant to employee stock option plans in effect on the date of this prospectus supplement and described herein.

Our directors and certain officers have agreed that they will not, without the prior written consent of J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc., for a period of 60 days after the date of this prospectus supplement (the “Lock-up Period”): (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by such director or officer, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by such director or officer or someone other than such director or officer), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of our common stock or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of or commons stock or other securities, in cash or otherwise or (iii) otherwise publicly announce any intention to, during the Lock-up Period, engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above.

Notwithstanding the foregoing, a director or an executive officer may transfer such shares of our common stock:

(i)

as a bona fide gift or gifts (including as a charitable donation), provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided, further, that, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate the reason for the transfer, and no other public announcement, reporting a reduction in beneficial ownership of shares of our common stock, shall be required or shall be voluntarily made during the Lock-Up Period,

(ii)

to any trust for the direct or indirect benefit of such director or executive officer or the immediate family of such director or executive officer, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the lock-up agreement, and provided, further, that any such transfer shall not involve a disposition for value, and provided, further, that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of our common stock, shall be required or shall be voluntarily made during the Lock-Up Period,

(iii)

by will or intestacy or by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee or transferees agree(s) to be bound in writing by the restrictions set forth in the lock-up agreement, and provided, further, that any such transfer shall not involve a disposition for value,

(iv)

in connection with the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our common stock, provided that such plan does not provide for the transfer of our common stock during the Lock-Up Period, and provided, further, that to the extent a public announcement or filing under the Exchange Act, if any, is required of such director or executive officer or PG&E Corporation regarding the establishment of such plan such announcement or filing shall include a statement to the effect that no transfer of our common stock may be made under such plan during the Lock-Up Period, and provided, further, that no voluntary filing under the Exchange Act or any other public announcement shall be voluntarily made during the Lock-Up Period,

(v)

in connection with transfers (including following the exercise of PG&E Corporation stock options) made in accordance with the terms of a 10b5-1 Plan in existence as of the date of the lock-up agreement without any further amendment or modification, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of our common stock, shall be required or shall be voluntarily made during the Lock-Up Period, other than a filing on Form 4, which shall indicate that the sale was made pursuant to such a 10b5-1 Plan,

(vi)

resulting from the sales of such director’s or executive officer’s shares of our common stock held as of the date of the lock-up agreement through PG&E Corporation’s 401(k) plan existing as of the date of the lock-up agreement and pursuant to portfolio balancing opportunities provided by the terms of such 401(k) plan,

(vii)

to PG&E Corporation or its subsidiaries in connection with the forfeiture, cancelation, withholding, surrender or delivery of such director’s or executive officer’s shares of our common stock to satisfy any income, employment or social security tax withholding or remittance obligations in connection with the vesting during the Lock-Up Period of any restricted stock unit, restricted stock, performance contingent stock (including performance shares and performance stock units), stock options or other equity interests, provided that, if required, any public report or filing under Section 16 of the Exchange Act shall indicate the reason for the transfer, and provided, further, that no filing under the Exchange Act or any other public announcement shall be voluntarily made during the Lock-Up Period,

(viii)

to PG&E Corporation or its subsidiaries upon death, disability or termination of employment, in each case, of such director or executive officer, provided that, if required, any public report or filing under Section 16 of the Exchange Act shall indicate the reason for the transfer, and provided, further, that no filing under the Exchange Act or any other public announcement shall be voluntarily made during the Lock-Up Period,

(ix)

resulting from the exercise (including by way of “net” or “cashless exercise”) or vesting of any equity award issued pursuant to employee benefit plans, provided that the underlying shares of our common stock continue to remain subject to the restrictions contained in the lock-up agreement,

(x)

acquired in open market transactions after the completion of the offering, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of our common stock, shall be required or shall be voluntarily made during the Lock-Up Period, or

(xi)

as required by applicable law or pursuant to an order of a court or regulatory agency of competent jurisdiction, provided that, if required, any public report or filing under Section 16 of the Exchange Act shall indicate the reason for the transfer, and provided, further, that no public announcement shall be voluntarily made during the Lock-Up Period.

For purposes of clause (ii) above, the term “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

J.P. Morgan Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. may, in their sole discretion, release all or some portion of the shares of common stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares of common stock upon early release or expiration of the lock-up agreements, or the perception that such sales may occur could cause the market price of our common stock and the Mandatory Convertible Preferred Stock to fall or make it more difficult for you to sell your common stock or Mandatory Convertible Preferred Stock at a time and price that you deem appropriate.

Prior to this offering, there has been no public market for our Mandatory Convertible Preferred Stock. We intend to apply to list the Mandatory Convertible Preferred Stock on the NYSE under the symbol “PCG-PrX” We intend to apply to list the Mandatory Convertible Preferred Stock on the New York Stock Exchange under the symbol “PCG-PrX.” If the application is approved, we expect trading of the Mandatory Convertible Preferred Stock on the NYSE to begin within 30 days after the Mandatory Convertible Preferred Stock is first issued. No assurance can be given that shares of Mandatory Convertible Preferred Stock will be listed or that any such application for listing will be approved. We can give no assurance as to the liquidity of, or the trading markets for, the Mandatory Convertible Preferred Stock or that active public markets for the Mandatory Convertible Preferred Stock will develop. If active public trading markets for the Mandatory Convertible Preferred Stock do not develop, the market prices and liquidity of the Mandatory Convertible Preferred Stock may be adversely affected. If the Mandatory Convertible Preferred Stock are traded, they may trade at a discount from their initial offering price, depending on the markets for similar securities, our operating performance and financial condition, general economic conditions and other factors. Our common stock is listed on the New York Stock Exchange under the symbol “PCG.”

In connection with the offering, the underwriters may purchase and sell shares of Mandatory Convertible Preferred Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares of Mandatory Convertible Preferred Stock than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares of Mandatory Convertible Preferred Stock for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares of Mandatory Convertible Preferred Stock or purchasing shares of Mandatory Convertible Preferred Stock in the open market. In determining the source of shares of Mandatory Convertible Preferred Stock to cover the covered short position, the underwriters will consider, among other things, the price of shares of Mandatory Convertible Preferred Stock available for purchase in the open market as compared to the price at which they may purchase additional shares of Mandatory Convertible Preferred Stock pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares of Mandatory Convertible Preferred Stock for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares of Mandatory Convertible Preferred Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Mandatory Convertible Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Mandatory Convertible Preferred Stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares of Mandatory Convertible Preferred Stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Mandatory Convertible Preferred Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Mandatory Convertible Preferred Stock. As a result, the price of the Mandatory Convertible Preferred Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

We estimate that our share of the total expenses of the offering and the Concurrent Common Stock Offering, excluding underwriting discounts and commissions, will be approximately $750,000.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, corporate trust and investment banking services for us, for which they received or will receive customary fees and expenses. Certain of the underwriters or their respective affiliates may also serve as agents or lenders under certain of our existing credit facilities for which they received or will receive customary fees and expenses. In addition, certain of the underwriters are acting as underwriters for the Concurrent Common Stock Offering.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us.

The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Notices to Prospective Investors in Australia

This document does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares of Mandatory Convertible Preferred Stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of Mandatory Convertible Preferred Stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of Mandatory Convertible Preferred Stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of Mandatory Convertible Preferred Stock, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares of Mandatory Convertible Preferred Stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those shares of Mandatory Convertible Preferred Stock for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of Mandatory Convertible Preferred Stock, you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of Mandatory Convertible Preferred Stock, offer, transfer, assign or otherwise alienate those shares of Mandatory Convertible Preferred Stock to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notices to Prospective Investors in Canada

The shares of Mandatory Convertible Preferred Stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Mandatory Convertible Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notices to Prospective Investors in European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of Mandatory Convertible Preferred Stock have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Mandatory Convertible Preferred Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Mandatory Convertible Preferred Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Mandatory Convertible Preferred Stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of Mandatory Convertible Preferred Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of Mandatory Convertible Preferred Stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Mandatory Convertible Preferred Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Mandatory Convertible Preferred Stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of Mandatory Convertible Preferred Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Mandatory Convertible Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Mandatory Convertible Preferred Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notices to Prospective Investors in Hong Kong

The shares of Mandatory Convertible Preferred Stock may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the

Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of Mandatory Convertible Preferred Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Mandatory Convertible Preferred Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notices to Prospective Investors in Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of Mandatory Convertible Preferred Stock. Accordingly, the shares of Mandatory Convertible Preferred Stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Mandatory Convertible Preferred Stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure 43 regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Mandatory Convertible Preferred Stock. The shares of Mandatory Convertible Preferred Stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of Mandatory Convertible Preferred Stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of Mandatory Convertible Preferred Stock. The shares of Mandatory Convertible Preferred Stock may only be transferred en bloc without subdivision to a single investor.

Notices to Prospective Investors in Korea

The shares of Mandatory Convertible Preferred Stock have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares of Mandatory Convertible Preferred Stock have been and will be offered in Korea as a private placement under the FSCMA. None of the shares of Mandatory Convertible Preferred Stock may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares of Mandatory Convertible Preferred Stock have not been listed on any of securities exchanges in Korea including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares of Mandatory Convertible Preferred Stock shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares of Mandatory Convertible Preferred Stock. By the purchase of the shares of

Mandatory Convertible Preferred Stock, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares of Mandatory Convertible Preferred Stock pursuant to the applicable laws and regulations of Korea.

Notices to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore (“MAS”). Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any shares of Mandatory Convertible Preferred Stock or caused the shares of Mandatory Convertible Preferred Stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of Mandatory Convertible Preferred Stock or cause the shares of Mandatory Convertible Preferred Stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus, or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the s shares of Mandatory Convertible Preferred Stock, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of Mandatory Convertible Preferred Stock is “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notices to Prospective Investors in Switzerland

This document does not constitute an offer to the public or a solicitation to purchase or invest in any shares of Mandatory Convertible Preferred Stock. No shares of Mandatory Convertible Preferred Stock have been offered or will be offered to the public in Switzerland, except that offers of shares of Mandatory Convertible Preferred Stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”): (a) to any person which is a professional client as defined under the FinSA; (b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of representatives for any such offer; or (c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance; provided that no such offer of shares of Mandatory Convertible Preferred Stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The shares of Mandatory Convertible Preferred Stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares of Mandatory Convertible Preferred Stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of Mandatory Convertible Preferred Stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notices to Prospective Investors in Taiwan

The shares of Mandatory Convertible Preferred Stock have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the shares of Mandatory Convertible Preferred Stock in Taiwan.

Notices to Prospective Investors in United Arab Emirates

The shares of Mandatory Convertible Preferred Stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this document does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This document has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notices to Prospective Investors in Dubai International Financial Centre

This document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this document nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of the Mandatory Convertible Preferred Stock to which this document relates may be illiquid or subject to restrictions on its resale. Prospective purchasers of the shares of Mandatory Convertible Preferred Stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this document, then you should consult an authorized financial advisor.

Notices to Prospective Investors in United Kingdom

No shares of Mandatory Convertible Preferred Stock have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of Mandatory Convertible Preferred Stock which has been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the shares of Mandatory Convertible Preferred Stock may be offered to the public in the United Kingdom at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”);

provided that no such offer of the shares of Mandatory Convertible Preferred Stock shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of Mandatory Convertible Preferred Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Mandatory Convertible Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Mandatory Convertible Preferred Stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of Mandatory Convertible Preferred Stock in the United Kingdom within the meaning of the FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York and/or Hunton Andrews Kurth LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York represents the underwriters.

EXPERTS

The financial statements, and the related financial statement schedules of PG&E Corporation as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of PG&E Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under File No. 001-02348. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including PG&E Corporation, that file electronically with the SEC at http://www.sec.gov. PG&E Corporation’s SEC filings are also available at our website: http://investor.pgecorp.com. Except for documents filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus supplement.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

PG&E Corporation has “incorporated by reference” into this prospectus supplement certain information that it files with the SEC. This means that PG&E Corporation can disclose important business, financial and other information in this prospectus supplement by referring you to the documents containing this information.

PG&E Corporation incorporates by reference the document listed below and any future filings that it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) from the date of this prospectus supplement until the termination of this offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024;

•	Our definitive proxy statement on Schedule 14A filed with the SEC on April 4, 2024 (to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023); and

•	Our Current Reports on Form 8-K filed with the SEC on February 28, 2024, May 20, 2024, August 1, 2024, September 5, 2024, September 11, 2024, October 15, 2024, November 15, 2024 and December 2, 2024.

All information incorporated by reference is deemed to be part of this prospectus supplement except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus supplement, or that had been incorporated herein by reference.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to the following address:

The Office of the Corporate Secretary

PG&E Corporation

300 Lakeside Drive

Oakland, California 94612

Email: CorporateSecretary@pge.com

Telephone: (415) 973-1000

PROSPECTUS

PG&E Corporation

Debt Securities

Common Stock

Preferred Stock

Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

Securities Purchase Contracts

Securities Purchase Units

Depositary Shares

Subscription Rights

Pacific Gas and Electric Company

Debt Securities

Warrants to Purchase Debt Securities

Securities Purchase Contracts

Securities Purchase Units

PG&E Corporation and Pacific Gas and Electric Company may offer and sell an indeterminate amount of securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities that PG&E Corporation or Pacific Gas and Electric Company may offer.

Each time PG&E Corporation or Pacific Gas and Electric Company offers and sells securities, PG&E Corporation or Pacific Gas and Electric Company, as applicable, will provide a supplement to this prospectus that contains specific information about the offering and the terms of the offered securities. The supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before you invest in any of our securities.

The securities may be offered and sold on a delayed or continuous basis directly by PG&E Corporation or Pacific Gas and Electric Company, as applicable, through agents, underwriters or dealers as designated from time to time, through a combination of these methods, or through any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The applicable prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive.

See “Risk Factors” on page 1 for information on certain risks related to the purchase of our securities described in this prospectus.

PG&E Corporation’s common stock is listed on the New York Stock Exchange under the symbol “PCG.” On February 21, 2024, the last reported sale price of PG&E Corporation’s common stock on the New York Stock Exchange was $16.78 per share. PG&E Corporation or Pacific Gas and Electric Company, as applicable, will provide information in the applicable prospectus supplement for the trading market, if any, for any other securities that may be offered hereby.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

February 22, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PG&E Corporation and Pacific Gas and Electric Company filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. When we refer to the “Utility” in this prospectus, we refer to Pacific Gas and Electric Company, the principal operating subsidiary of PG&E Corporation. When we refer to the “Company,” “we,” “our,” “ours” and “us” in this prospectus under the headings “Forward-Looking Statements” and “Our Company” we mean PG&E Corporation and its subsidiaries, including the Utility, through which substantially all of PG&E Corporation’s operations are conducted. When such terms are used elsewhere in this prospectus, we refer either to PG&E Corporation or the Utility, as the case may be, as the applicable issuer of securities and not to any of their respective direct or indirect subsidiaries or affiliates except as expressly provided. Capitalized terms used in this prospectus and not otherwise defined herein have the meanings given such terms in PG&E Corporation’s and the Utility’s Joint Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus.

Under this shelf registration process, we may from time to time offer and sell securities as described in this prospectus. This prospectus provides you with only a general description of the securities that we may offer. This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part, as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus is a part.

Each time we offer and sell securities, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered securities. The prospectus supplement and any related free writing prospectus also may add, delete, update or change information contained in this prospectus. You should rely only on the information in the applicable prospectus supplement if this prospectus and the applicable prospectus supplement are inconsistent. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the section of this prospectus titled “Where You Can Find More Information.” In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the securities.

We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We have not authorized any other person to provide you with information different from the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor any underwriter, dealer or agent will make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the dates on their covers and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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OUR COMPANY

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is Pacific Gas and Electric Company, a public utility operating in northern and central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers.

Our executive offices are located at 300 Lakeside Drive, Oakland, California 94612. PG&E Corporation’s telephone number is (415) 973-1000 and the Utility’s telephone number is (415) 973-7000. We maintain a website at www.pge.com where general information about us is available. We are not incorporating the contents of the website into this prospectus or any accompany prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. You are urged to carefully read and consider the risk factors described in PG&E Corporation’s and the Utility’s Joint Annual Report on Form 10-K and other reports filed with the SEC, which are all incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines associated with various investigations and proceedings; forecasts of capital expenditures; forecasts of expense reduction; estimates and assumptions used in critical accounting estimates, including those relating to insurance receivables, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, the Wildfire Fund, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “commit,” “goal,” “target,” “will,” “may,” “should,” “would,” “could,” “potential,” and similar expressions. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

•

the extent to which the Wildfire Fund and revised prudency standard under AB 1054 effectively mitigate the risk of liability for damages arising from catastrophic wildfires, including whether the Utility maintains an approved WMP and a valid safety certification and whether the Wildfire Fund has sufficient remaining funds;

•

the risks and uncertainties associated with wildfires that have occurred or may occur in the Utility’s service area, including the wildfire that began on October 23, 2019 northeast of Geyserville in Sonoma County, California (the “2019 Kincade fire”), the wildfire that began on September 27, 2020 in the area of Zogg Mine Road and Jenny Bird Lane, north of Igo in Shasta County, California (the “2020 Zogg fire”), the wildfire that began on July 13, 2021 near the Cresta Dam in the Feather River Canyon in Plumas County, California (the “2021 Dixie fire”), the wildfire that began on September 6, 2022 near Oxbow Reservoir in Placer County, California (the “2022 Mosquito fire”), and any other wildfires for which the causes have yet to be determined; the damage caused by such wildfires; the extent of the Utility’s liability in connection with such wildfires (including the risk that the Utility may be found liable for damages regardless of fault); investigations into such wildfires, including those being conducted by the CPUC; potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other enforcement agency were to bring an enforcement action in respect of any such fire; the risk that the Utility is not able to recover costs from the Wildfire Fund or other third parties or through rates; and the effect on PG&E Corporation’s and the Utility’s reputations of such wildfires, investigations, and proceedings;

•

the extent to which the Utility’s wildfire mitigation initiatives are effective, including the Utility’s ability to comply with the targets and metrics set forth in its WMP; the effectiveness of its system hardening, including undergrounding; the cost of the program and the timing and outcome of any proceeding to recover such costs through rates; and any determination by the OEIS that the Utility has not complied with its WMP;

•

the impact of the Utility’s implementation of its PSPS program, and whether any fines, penalties, or civil liability for damages will be imposed on the Utility as a result; the costs in connection with PSPS events, the timing and outcome of any proceeding to recover such costs through rates, and the effects on PG&E Corporation’s and the Utility’s reputations caused by implementation of the PSPS program;

•	the Utility’s ability to safely, reliably, and efficiently construct, maintain, operate, protect, and decommission its facilities, and provide electricity and natural gas services safely and reliably;

•

significant changes to the electric power and natural gas industries driven by technological advancements, electrification, and the transition to a decarbonized economy; the impact of reductions in Utility customer demand for electricity and natural gas, driven by customer self-generation, customer departures to community choice aggregators, direct access providers, and government-owned utilities, and legislative mandates to reduce the use of natural gas; and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources and changing customer demand for its natural gas and electric services;

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cyber or physical attacks, including acts of terrorism, war, and vandalism, on the Utility or its third-party vendors, contractors, or customers (or others with whom they have shared data) which could result in operational disruption; the misappropriation or loss of confidential or proprietary assets, information or data, including customer, employee, financial, or operating system information, or intellectual property; corruption of data; or potential costs, lost revenues, litigation, or reputational harm incurred in connection therewith;

•	the Utility’s ability to attract or retain specialty personnel;

•

the impact of severe weather events and other natural disasters, including wildfires and other fires, storms, tornadoes, floods, extreme heat events, drought, earthquakes, lightning, tsunamis, rising sea levels, mudslides, pandemics, solar events, electromagnetic events, wind events or other weather-related conditions, climate change, or natural disasters, and other events that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the effectiveness of the Utility’s efforts to prevent, mitigate, or respond to such conditions or events; the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is able to procure replacement power; and whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events;

•

existing and future regulation and federal, state or local legislation, their implementation, and their interpretation; the cost to comply with such regulation and legislation; and the extent to which the Utility recovers its associated compliance and investment costs, including those regarding:

•	wildfires, including inverse condemnation reform, wildfire insurance, and additional wildfire mitigation measures or other reforms targeted at the Utility or its industry;

•

the environment, including the costs incurred to discharge the Utility’s remediation obligations or the costs to comply with standards for greenhouse gas emissions, renewable energy targets, energy efficiency standards, distributed energy resources, and electric vehicles;

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the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, and cooling water intake, and whether Diablo Canyon’s operations are extended; and the Utility’s ability to continue operating Diablo Canyon until its planned retirement;

•	the regulation of utilities and their affiliates, including the conditions that apply to PG&E Corporation as the Utility’s holding company;

•	privacy and cybersecurity; and

•	taxes and tax audits;

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the timing and outcomes of the Utility’s pending and future ratemaking and regulatory proceedings, including the extent to which PG&E Corporation and the Utility are able to recover their costs through rates as recorded in memorandum accounts or balancing accounts, or as otherwise requested; the Utility’s application to transfer its non-nuclear generation assets to Pacific Generation and the potential sale of a minority interest in Pacific Generation; and the transfer of ownership of the Utility’s assets to municipalities or other public entities, including as a result of the City and County of San Francisco’s valuation petition;

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whether the Utility can control its operating costs within the authorized levels of spending; whether the Utility can continue implementing the Lean operating system and achieve projected savings; the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; the risks and uncertainties associated with inflation; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

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the outcome of current and future self-reports, investigations or other enforcement actions, or notices of violation that could be issued related to the Utility’s compliance with laws, rules, regulations, or orders applicable to its gas and electric operations; the construction, expansion, or replacement of its electric and gas facilities; electric grid reliability; audit, inspection and maintenance practices; customer billing and privacy; physical and cybersecurity protections; environmental laws and regulations; or otherwise, such as fines; penalties; remediation obligations; or the implementation of corporate governance, operational or other changes in connection with the EOEP;

•

the risks and uncertainties associated with PG&E Corporation’s and the Utility’s substantial indebtedness and the limitations on their operating flexibility in the documents governing that indebtedness;

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the risks and uncertainties associated with the resolution of the Subordinated Claims and the timing and outcomes of PG&E Corporation’s and the Utility’s ongoing litigation, including certain indemnity obligations to current and former officers and directors, the Wildfire-Related Non-Bankruptcy Securities Claims, and other third-party claims, as well as potential indemnity obligations to underwriters for certain of the Utility’s note offerings, including the extent to which related costs can be recovered through insurance, rates, or from other third parties;

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the ability of PG&E Corporation and the Utility to use securitization to finance the recovery of the remaining $1.385 billion of fire risk mitigation capital expenditures that were or will be incurred by the Utility;

•	whether PG&E Corporation or the Utility undergoes an “ownership change” within the meaning of Section 382 of the IRC, as a result of which tax attributes could be limited;

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the ultimate amount of unrecoverable environmental costs the Utility incurs associated with the Utility’s natural gas compressor station site located near Hinkley, California and the Utility’s fossil fuel-fired generation sites;

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the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Utility can manage and respond to the volatility of energy commodity prices; the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and whether the Utility is able to recover timely its electric generation and energy commodity costs through rates, including its renewable energy procurement costs;

•	the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms;

•	the risks and uncertainties associated with high rates for the Utility’s customers;

•	actions by credit rating agencies to downgrade PG&E Corporation’s or the Utility’s credit ratings;

•	the severity, extent and duration of the global COVID-19 pandemic and the Utility’s ability to collect on customer receivables; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity, and cash flows, you should read the sections of the documents incorporated herein by reference titled “Risk Factors,” as well as the important factors that may be set forth under the heading “Risk Factors” in the applicable supplement to this prospectus.

You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Each prospectus supplement will describe the uses of the proceeds from the issuance of the securities offered by that prospectus supplement.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Holding Company Structure

PG&E Corporation conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, PG&E Corporation’s cash flow and its ability to meet its obligations under its debt securities are largely dependent upon the earnings and cash flows of its subsidiaries and the distribution or other payment of these earnings and cash flows to PG&E Corporation in the form of dividends or loans or advances and repayment of loans and advances from the Utility. PG&E Corporation’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on its debt securities or to make any funds available for payment of amounts due on these debt securities.

Because PG&E Corporation is a holding company, its obligations under its debt securities will be structurally subordinated to all existing and future liabilities of its subsidiaries, including all the existing and future liabilities of the Utility. Therefore, the rights of PG&E Corporation and its creditors, including the rights of the holders of its debt securities, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that PG&E Corporation is itself a creditor with recognized claims against any of its subsidiaries, its claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by PG&E Corporation.

DESCRIPTION OF THE DEBT SECURITIES OF PG&E CORPORATION

SENIOR NOTES

Set forth below is a description of the general terms of the senior notes, which may be unsecured or secured (“senior notes”). The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, (i) the unsecured senior note indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Unsecured Senior Note Indenture Trustee”), to be supplemented by supplemental indentures establishing the unsecured senior notes of each series and (ii) the senior secured note indenture, dated as of June 23, 2020, between PG&E Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Secured Senior Note Indenture Trustee,” and together with the Unsecured Senior Note Indenture Trustee, the “Senior Note Indenture Trustees”), to be supplemented by supplemental indentures establishing the secured senior notes of each series. The unsecured senior note indenture, as amended or supplemented from time to time, is referred to herein as the “Unsecured Senior Note Indenture.” The secured senior note indenture, as amended or supplemented from time to time, is herein referred to as the “Secured Senior Note Indenture,” and together with the Unsecured Senior Note Indenture, the “Senior Note Indentures.”

There will be no requirement under either the Unsecured Senior Note Indenture or the Secured Senior Note Indenture that our future issuances of senior notes be issued exclusively under either indenture. We will be free to employ other indentures or documentation containing provisions different from those included in either indenture or applicable to one or more issuances of unsecured senior notes or secured senior notes, as the case may be, in connection with future issuances of other senior notes.

We have summarized selected provisions of the Senior Note Indentures and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the Senior Note Indentures is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Senior Note Indentures, including the form of applicable senior notes attached thereto. You should consult the applicable form of the senior notes themselves and the applicable Senior Note Indenture for more complete information on the senior notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The Secured Senior Note Indenture and the form of the Unsecured Senior Note Indenture are included as exhibits to the registration statement of which this prospectus is a part. The terms of the senior notes will include those stated in the Senior Note Indentures and those made a part of the Senior Note Indentures by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the applicable Senior Note Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The unsecured senior notes will be issued as unsecured senior debt securities under the Unsecured Senior Note Indenture and will rank equally with all other future unsecured and unsubordinated debt of the Company. The unsecured senior notes will be effectively subordinated to all secured debt of the Company, including the secured senior notes. The secured senior notes will be issued as secured senior debt securities under the Secured Senior Note Indenture and will rank equally with all other future secured senior notes of the Company. Neither Senior Note Indenture limits the aggregate principal amount of senior notes that may be issued under such Senior Note Indenture and each Senior Note Indenture provides that senior notes may be issued from time to time in one or more series pursuant to a supplemental indenture to such Senior Note Indenture. The Senior Note Indentures give us the ability to reopen a previous series of senior notes and issue additional senior notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of such senior notes;

•	any limit on the aggregate principal amount of such senior notes;

•

the date or dates on which the principal of such senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

•

the rate or rates at which such senior notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the right, if any, to extend the interest payment periods and the duration of any such extension;

•

the place or places where the principal of (and premium, if any) and interest, if any, on such senior notes shall be payable, the methods by which registration of transfer of senior notes and exchanges of senior notes may be effected, and by which notices and demands to or upon us in respect of such senior notes may be made, given, furnished, filed or served;

•	the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, purchase or repay such senior notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which such senior notes shall be issuable;

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the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

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if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or formula, the manner in which such amount will be determined;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the applicable Senior Note Indenture pertaining to such senior notes;

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whether the senior notes of the series will be secured (including the terms of the collateral securing the senior notes of such series) or unsecured and the terms and provisions applicable to any such security arrangements with respect to the senior notes of such series; whether such senior notes shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities;

•	the terms applicable to any rights to convert such senior notes into or exchange them for other of our securities or those of any other entity;

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any non-applicability of Section 1007 of the applicable Senior Note Indenture (Limitation on Liens) to the senior notes of such series or any exceptions or modifications of such section with respect to the senior notes of such series; and

•	any other terms of such senior notes.

We may sell senior notes at par or at a discount below their stated principal amount or at a premium. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

The Senior Note Indentures do not contain provisions that afford holders of senior notes protection in the event of a highly leveraged transaction involving us.

Registration and Transfer

We shall not be required to (i) issue, register the transfer of or exchange senior notes of any series during a period of 15 days immediately preceding the date notice is given identifying the senior notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any senior notes so selected for redemption, in whole or in part, except the unredeemed portion of any senior note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any senior notes will be made only against surrender to the Paying Agent of such senior notes. Principal of and interest on senior notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the senior notes. Payment of interest on senior notes on any interest payment date will be made to the person in whose name the senior notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the applicable Senior Note Indenture Trustee will act as Paying Agent with respect to the senior notes. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by us to a Paying Agent for the payment of the principal (and premium, if any) of or interest on the senior notes of any series which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to us, and the holder of such senior notes will from that time forward look only to us for payment of such principal and interest.

Covenants

Any covenants pertaining to a series of senior notes will be set forth in a prospectus supplement relating to such series of senior notes.

Consolidation, Merger and Sale

We shall not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

such other person is a corporation, partnership, limited liability company, association, company, joint stock company or business trust organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other person expressly assumes, by supplemental indenture executed and delivered to the applicable Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the senior notes and the performance of every covenant of the applicable Senior Note Indenture on the part of the Company to be performed or observed;

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immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

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we have delivered to the applicable Senior Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the applicable Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the applicable Senior Note Indenture.

Modification

Each Senior Note Indenture contains provisions permitting us and the applicable Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding senior notes of each series that is affected, to modify the applicable Senior Note Indenture or the rights of the holders of the senior notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding senior note that is affected:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or the rate of interest on any senior note or any premium payable upon the redemption of any senior note, or change the method of calculating the rate of interest of any senior note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any senior note (or, in the case of redemption, on or after the redemption date); or

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reduce the percentage of principal amount of the outstanding senior notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable Senior Note Indenture or certain defaults under such Senior Note Indenture and their consequences) provided for in such Senior Note Indenture; or

•

modify any of the provisions of the applicable Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of such Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding senior note that is affected.

In addition, we and the applicable Senior Note Indenture Trustee may execute, without the consent of any holders of senior notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

Events of Default

Each Senior Note Indenture provides that any one or more of the following described events with respect to the senior notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the senior notes of such series:

•	failure for 30 days to pay interest on the senior notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

•	failure to pay principal or premium, if any, or interest on the senior notes of such series when due at maturity or upon earlier redemption; or

•	failure for three Business Days to deposit any sinking fund payment when due by the terms of a senior note of such series; or

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failure to observe or perform any other covenant or warranty of ours in the applicable Senior Note Indenture (other than a covenant or warranty which has expressly been included in such Senior Note Indenture solely for the benefit of one or more series of senior notes other than such series) for 90 days after written notice to us from the applicable Senior Note Indenture Trustee or to us and such Senior Note Indenture Trustee from the holders of at least 33% in principal amount of the outstanding senior notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the senior notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Senior Note Indenture Trustee with respect to the senior notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the senior notes of any series, then the applicable Senior Note Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the senior notes of such series may declare the principal amount of the senior notes due and payable immediately by notice in writing to us (and to such Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default specified in the last bullet above, the principal amount of all senior notes of that series then outstanding shall be due and payable immediately without any declaration or other action by such Senior Note Indenture Trustee or the holders of such series. At any time after such a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in the applicable Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the senior notes of such series may rescind and annul such declaration and its consequences if all Events of Default with respect to such senior notes, other than the non-payment of the principal of such senior notes which has become due solely by such declaration of acceleration, have been cured or waived and the Company has paid or deposited with such Senior Note Indenture Trustee a sum sufficient to pay all overdue interest (including, to the extent such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such senior notes) and principal due otherwise than by acceleration and all sums paid or advanced by such Senior Note Indenture Trustee, including reasonable compensation and expenses of such Senior Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the senior notes of any series may, on behalf of the holders of all the senior notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under the applicable Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding senior note of such series affected.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the applicable Senior Note Indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the applicable Senior Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the senior notes or portions thereof, Eligible Obligations (as defined below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by such Senior Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the applicable Senior Note Indenture Trustee of cash or Eligible Obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For purposes of this subsection, “Eligible Obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depositary receipt.

Information Concerning the Senior Note Indenture Trustees

The applicable Senior Note Indenture Trustee, prior to an Event of Default with respect to senior notes of any series, undertakes to perform, with respect to senior notes of such series, only such duties as are specifically set forth in such Senior Note Indenture and, in case an Event of Default with respect to senior notes of any series has occurred and is continuing, shall exercise, with respect to senior notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the applicable Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by such Senior Note Indenture at the request of any holder of senior notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by such Senior Note Indenture Trustee. The applicable Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if such Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships with the Senior Note Indenture Trustees. The Senior Note Indenture Trustees and certain of their affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.

The applicable Senior Note Indenture Trustee may resign at any time with respect to the senior notes of one or more series upon written notice to us, and such Senior Note Indenture Trustee may be removed at any time by written notice delivered to it and us and signed by the holders of at least a majority in principal amount of outstanding senior notes. No resignation or removal of a Senior Note Indenture Trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the applicable Senior Note Indenture Trustee with respect to any series. We must give notice of resignation and removal of the applicable Senior Note Indenture Trustee with respect to a series or the appointment of a successor trustee as provided in the applicable Senior Note Indenture.

Governing Law

The Senior Note Indentures and the senior notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under any Senior Note Indenture to a direct or indirect wholly-owned subsidiary; provided, that, in the event of any such assignment, we will remain primarily liable for all such obligations. Subject to the foregoing, the applicable Senior Note Indenture will be binding upon and inure to the benefit of the parties to such Senior Note Indenture and their respective successors and assigns.

SUBORDINATED NOTES

Set forth below is a description of the general terms of the subordinated notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the subordinated note indenture to be entered into between us and a trustee to be named (the “Subordinated Note Indenture Trustee”), to be supplemented by supplemental indentures establishing the subordinated notes of each series. The subordinated note indenture, as amended or supplemented from time to time, is referred to as the “Subordinated Note Indenture.” The form of the Subordinated Note Indenture was filed as Exhibit 4.2 to the Form 8-K we filed on March 9, 2009 (File No. 001-12609). We have summarized selected provisions of the Subordinated Note Indenture and the subordinated notes below. The information we are providing you in this prospectus concerning the subordinated notes and the Subordinated Note Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Subordinated Note Indenture, including the form of subordinated notes attached thereto. You should consult the form of the subordinated notes themselves and the Subordinated Note Indenture for more complete information on the subordinated notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The terms of the subordinated notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the Subordinated Note Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The subordinated notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of subordinated notes that may be issued under the Subordinated Note Indenture and provides that subordinated notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives us the ability to reopen a previous issue of subordinated notes and issue additional subordinated notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of subordinated notes will specify, among other things:

•	the title of such subordinated notes;

•	any limit on the aggregate principal amount of such subordinated notes;

•

the date or dates on which the principal of such subordinated notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

•

the rate or rates at which such subordinated notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the right, if any, to extend the interest payment periods and the duration of any such extension;

•

the place or places where the principal of (and premium, if any) and interest, if any, on such subordinated notes shall be payable, the methods by which registration of the transfer of subordinated notes and exchanges of subordinated notes may be effected, and by which notices and demands to or upon us in respect of such subordinated notes may be made, given, furnished, filed or served;

•

the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the subordinated notes may be redeemed, in whole or in part, at our option, and any restrictions on such redemption;

•

our obligation, if any, to redeem, purchase or repay such subordinated notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the subordinated notes will be so redeemed, purchased or repaid;

•	the denominations in which such subordinated notes shall be issuable;

•

the currency or currencies in which the principal, premium, if any, and interest on the subordinated notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•

if the amount of payments of principal of (and premium, if any) or interest (including Additional Interest (as defined below)) on such subordinated notes may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such subordinated notes;

•	whether such subordinated notes shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities; and

•	any other terms of such subordinated notes.

The Subordinated Note Indenture does not contain provisions that afford holders of subordinated notes protection in the event of a highly leveraged transaction involving us.

Registration and Transfer

We shall not be required to (i) issue, register the transfer of or exchange subordinated notes of any series during a period of 15 days immediately preceding the date notice is given identifying the subordinated notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any subordinated notes so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any subordinated notes will be made only against surrender to the Paying Agent of such subordinated notes. Principal of and interest on subordinated notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the subordinated notes. Payment of interest on subordinated notes on any interest payment date will be made to the person in whose name the subordinated notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the subordinated notes. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by us to a Paying Agent for the payment of the principal of (and premium, if any) or interest on the subordinated notes of any series which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to us, and the holder of such subordinated notes will from that time forward look only to us for payment of such principal (and premium, if any) and interest.

Consolidation, Merger and Sale

The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person (as defined below), unless:

•

in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture to the Subordinated Note Indenture, executed and delivered to the Subordinated Note Indenture Trustee, in form satisfactory to the Subordinated Note Indenture Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the subordinated notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•

the Company has delivered to the Subordinated Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with Article Eight of the Subordinated Note Indenture and that all conditions precedent relating to such transaction in the Subordinated Note Indenture have been complied with.

Notwithstanding the foregoing, the Company may merge or consolidate with or transfer all or substantially all of its assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company; provided that the amount of indebtedness of the Company is not increased thereby; and provided, further that the successor assumes all obligations of the Company under the Subordinated Note Indenture.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection, “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Subordination

The subordinated notes are subordinated and junior in right of payment to all of our Senior Indebtedness (as defined below). No payment of any principal, including redemption payments, if any, premium, if any, or interest on (including Additional Interest) the subordinated notes shall be made if:

•

any Senior Indebtedness is not paid when due whether at the stated maturity of any such payment or by call for redemption and any applicable grace period with respect to such default has ended, with such default remaining uncured and such default has not been waived or otherwise ceased to exist;

•	the maturity of any Senior Indebtedness has been accelerated because of a default; or

•	notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise.

Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the subordinated notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the subordinated notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the subordinated notes are paid in full.

For purposes of this subsection, “assets of the Company” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in the Subordinated Note Indenture with respect to the subordinated notes to the payment of all Senior Indebtedness that may at the time be outstanding; provided, however, that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of the Subordinated Note Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this subsection if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of the Subordinated Note Indenture.

The term “Senior Indebtedness” means, with respect to us:

•

any payment due in respect of our indebtedness, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by us that, by their terms, are senior or senior subordinated debt securities;

•	all capital lease obligations;

•

all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations);

•	all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the type referred to in first four bullet points above of other persons the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•

all obligations of the type referred to in the first four bullet points above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the subordinated notes and (2) any unsecured indebtedness between or among us or our affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue. At December 31, 2023, the outstanding Senior Indebtedness of PG&E Corporation totaled approximately $4.6 billion.

Additional Interest

“Additional Interest” is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of subordinated notes (if the holder is a Securities Trust (as defined in the Subordinated Note Indenture) formed to issue Trust Securities (as defined in the Subordinated Note Indenture), the proceeds of which are used to purchase subordinated notes of one or more series) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

Certain Covenants

The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of subordinated notes, that:

•	if the Company shall have given notice of its election to extend an interest payment period for such series of subordinated notes and such extension shall be continuing;

•	if the Company shall be in default with respect to its payment or other obligations under the guarantee with respect to the Trust Securities, if any, related to such series of subordinated notes; or

•	if an Event of Default under the Subordinated Note Indenture with respect to such series of subordinated notes shall have occurred and be continuing;

(a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the guarantee with respect to the series of Trust Securities, if any, related to such series of subordinated notes) issued by the Company which rank equally with or junior to the subordinated notes.

None of the foregoing, however, shall restrict:

•

any of the actions described in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; or

•	the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Modification

The Subordinated Note Indenture contains provisions permitting us and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding subordinated notes of each series that is affected, to modify the Subordinated Note Indenture or the rights of the holders of the subordinated notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding subordinated note that is affected:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated note, or reduce the principal amount of any subordinated note or the rate of interest (including Additional Interest) of any subordinated note or any premium payable upon the redemption of any subordinated note, or change the method of calculating the rate of interest on any subordinated note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any subordinated note (or, in the case of redemption, on or after the redemption date); or

•

reduce the percentage of principal amount of the outstanding subordinated notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture; or

•

modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding subordinated note that is affected; or

•	modify the provisions of the Subordinated Note Indenture with respect to the subordination of the subordinated notes in a manner adverse to such holder.

In addition, we and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of subordinated notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of subordinated notes.

Events of Default

The Subordinated Note Indenture provides that any one or more of the following described events with respect to the subordinated notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the subordinated notes of such series:

•

failure for 30 days to pay interest on the subordinated notes of such series, including any Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture) on such unpaid interest, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

•	failure for 30 days to pay Additional Interest (as defined in clause (i) of the definition of Additional Interest in the Subordinated Note Indenture); or

•

failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture), on the subordinated notes of such series when due at maturity or upon earlier redemption; or

•	failure for three Business Days to deposit any sinking fund payment when due by the terms of a subordinated note of such series; or

•	failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the

Subordinated Note Indenture solely for the benefit of one or more series of subordinated notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or to the Company and the Subordinated Note Trustee from the holders of at least 33% in principal amount of the outstanding subordinated notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the subordinated notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the subordinated notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the subordinated notes of such series may declare the principal amount of the subordinated notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the subordinated notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of any series may, on behalf of the holders of all the subordinated notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding subordinated note of such series affected.

Satisfaction and Discharge

Any subordinated note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Subordinated Note Indenture, and our entire indebtedness in respect of the subordinated notes will be deemed to have been satisfied and discharged if certain conditions are satisfied, including an irrevocable deposit with the Subordinated Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the subordinated notes or portions thereof, Eligible Obligations (as defined below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Subordinated Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated notes or portions thereof.

This discharge of the subordinated notes through the deposit with the Subordinated Note Indenture Trustee of cash or Eligible Obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those subordinated notes. Prospective investors in the subordinated notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For purposes of this subsection, “Eligible Obligations” for U.S. dollar-denominated subordinated notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Information Concerning the Subordinated Note Indenture Trustee

The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to subordinated notes of any series, undertakes to perform, with respect to subordinated notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to subordinated notes of any series has occurred and is continuing, shall exercise, with respect to subordinated notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of subordinated notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Company and certain of its subsidiaries may maintain deposit accounts and banking relationships with the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.

Governing Law

The Subordinated Note Indenture and the subordinated notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of ours; provided, that, in the event of any such assignment, we will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

DESCRIPTION OF THE DEBT SECURITIES OF PACIFIC GAS AND ELECTRIC COMPANY

UNSECURED SENIOR NOTES

This prospectus describes certain general terms of the unsecured senior notes (“senior notes”) that we may sell from time to time under this prospectus. We will describe the specific terms of each series of senior notes we offer in a prospectus supplement. The senior notes will be issued under an indenture dated as of August 6, 2018 between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Note Indenture Trustee”). The indenture, as amended or supplemented from time to time, is referred to as the “Indenture.” We have summarized selected provisions of the Indenture and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Indenture, including the forms of senior notes attached thereto. You should consult the senior notes themselves and the Indenture for more complete information on the senior notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The Indenture is included as an exhibit to the registration statement of which this prospectus is a part. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the terms of the senior notes will include those made part of the Indenture by the Trust Indenture Act.

In this section, references to “we,” “our,” “ours” and “us” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The senior notes are our unsecured general obligations and will rank equally in right of payment to all our other existing and future unsecured and unsubordinated obligations. The senior notes will be effectively subordinated to all our secured debt, including our first mortgage bonds (as defined below) to be issued from time to time under our mortgage indenture. The mortgage indenture constitutes a first lien, subject to permitted liens, on substantially all of our real property and certain tangible personal property related to our facilities. The senior notes will be entitled to the benefit of the Indenture equally and ratably with all other senior notes issued under the Indenture.

The Indenture does not limit the amount of debt we may issue under it or the amount of debt we or our subsidiaries may otherwise incur. We may issue senior notes from time to time under the Indenture in one or more series by entering into supplemental indentures or by resolution of our board of directors.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of the senior notes;

•	any limit on the aggregate principal amount of the senior notes;

•

the date or dates on which the principal of the senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any extension;

•

the interest rate or rates of the senior notes, if any, which may be fixed or variable, or the method or means by which the interest rate or rates will be determined, and our ability to extend any interest payment periods and the duration of any extension;

•

the date or dates from which any interest will accrue, the dates on which we will pay interest on the senior notes and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such senior notes shall be payable;

•

the methods by which registration of transfer of senior notes and exchanges of senior notes may be effected, and by which notices and demands to or upon us in respect of such senior notes may be made, given, furnished, filed or served;

•

any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option, and any restrictions on such redemptions;

•

any obligation of ours to redeem, purchase or repay the senior notes pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which we will authorize the senior notes to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the senior notes in the form of global securities and, if so, the name of the depositary for any global securities;

•

if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or other fact or event ascertainable outside the Indenture, the manner in which such amount will be determined;

•	covenants for the benefit of the holders of that series;

•

the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•	any exceptions to the provisions for legal holidays or business days in the Indenture;

•

if the principal of the senior notes is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for purposes of the Indenture; and

•	any other terms of the senior notes.

We may sell senior notes at par or at a discount below their stated principal amount. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

Payment

Except as may be provided with respect to a series, interest, if any, on the senior notes payable on each interest payment date will be paid to the person in whose name that senior note is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any senior notes, the defaulted interest may be paid to the holders of the senior notes as of a special record date for the payment of such defaulted interest which shall not be more than 30 days and not less than 10 days prior to the date of the proposed payment and not less than 25 days after the receipt by the Senior Note Indenture Trustee of the notice of the proposed payment.

Redemption

Any terms for the optional or mandatory redemption of a series of senior notes will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, senior notes will be redeemable by us only upon notice sent to the holders of senior notes not less than 10 nor more than 60 days before the date fixed for redemption and, if less than all the senior notes of a series are to be redeemed, the particular senior notes to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate; provided, however, that with respect to global securities (as defined herein), senior notes to be redeemed shall be selected in accordance with the procedures of the depositary.

We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the Senior Note Indenture Trustee or a paying agent on or before the redemption date or we have directed the Senior Note Indenture Trustee or paying agent not to apply money deposited with it for redemption of senior notes, we will not be required to redeem the senior notes on the redemption date.

Restrictions on Liens and Sale and Leaseback Transactions

The Indenture does not permit us or any of our Significant Subsidiaries (as defined below) to, (i) issue, incur, assume or permit to exist any Debt (as defined below) secured by a Lien (as defined below) on any of our Principal Property (as defined below), whether that Principal Property was owned when the Indenture was executed (August 6, 2018) or thereafter acquired, unless we provide that the outstanding senior notes will be equally and ratably secured by such Liens for as long as any such Debt shall be so secured or (ii) incur or permit to exist any Attributable Debt (as defined below) in respect of Principal Property; provided, however, that the foregoing restriction will not apply to the following:

•	any Lien existing on August 6, 2018;

•

to the extent we or any Significant Subsidiary consolidates with, or merges with or into, another entity, Liens on the property of such entity securing Debt in existence on the date of such consolidation or merger, provided that such Debt and Liens were not created or incurred in anticipation of such consolidation or merger and that such Liens do not extend to or cover any such Principal Property;

•

Liens on property acquired after August 6, 2018 and existing at the time of acquisition, as long as the Lien was not created or incurred in anticipation thereof and does not extend to or cover any other Principal Property;

•

Liens of any kind, including purchase money Liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by us or any Significant Subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within 12 months after such acquisition (or in the case of property constructed, developed or improved, within 12 months after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the Liens shall not extend to any Principal Property other than the property so acquired, constructed, developed or improved;

•

Liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or any political subdivision of the foregoing to secure payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to the Lien, including Liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Internal Revenue Code or any successor section of the Internal Revenue Code;

•	Liens in favor of us, one or more of our Significant Subsidiaries, one or more of our wholly owned Subsidiaries (as defined below) or any of the foregoing combination; and

•

replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any Lien or of any agreement referred to in the first six bullet points above or replacements, extensions or renewals of the Debt secured thereby (to the extent that the amount of Debt secured by any such Lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that such replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the Lien replaced, extended or renewed.

Notwithstanding the restriction described above, we or any Significant Subsidiary may (i) issue, incur or assume Debt secured by a Lien not described in the immediately preceding seven bullet points on any Principal Property owned on August 6, 2018 or thereafter acquired without providing that the outstanding senior notes be equally and ratably secured such Lien and (ii) issue or permit to exist Attributable Debt (as defined below) in respect of Principal Property, in either case, so long as the aggregate amount of such secured debt and Attributable Debt, together with the aggregate amount of all other Debt secured by Liens on Principal Property not described in the immediately preceding seven bullet points then outstanding and all other Attributable Debt in respect of Principal Property, does not exceed 10% of our Net Tangible Assets (as defined below), as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

For purposes of this subsection, the following terms have the following meaning:

•

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and leaseback transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in accordance with generally accepted accounting principles, or GAAP.

•

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

•	“Debt” means any debt of ours for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

•

“debt” of a Significant Subsidiary means any debt of such Significant Subsidiary for money borrowed and guarantees by such Significant Subsidiary of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

•

“Excepted Property” means any right, title or interest of us or any of our Significant Subsidiaries in, to or under any of the following property, whether owned on August 6, 2018 or thereafter acquired:

•

all money, investment property and deposit accounts (as those terms are defined in the California Commercial Code as in effect on March 11, 2004 (which is the date of the indenture governing certain of the Company’s outstanding senior notes)), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature;

•	all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as those terms are defined in the

California Commercial Code as in effect on March 11, 2004), with certain exclusions such as licenses and permits to use the real property of others, and all contracts, leases (other than the lease of certain real property at our Diablo Canyon power plant), operating agreements and other agreements of whatever kind and nature; and all contract rights, bills and notes;

•

all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collection by us or any Significant Subsidiary;

•

all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

•

all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

•

all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the principal property; all fuel, whether or not that fuel is in a form consumable in the operation of the principal property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

•	all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

•

all oil, gas and other minerals (as those terms are defined in the California Commercial Code as in effect on March 11, 2004) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us or any Significant Subsidiary;

•

all property which is the subject of a lease agreement other than a lease agreement that results from a sale and leaseback transaction designating us or any Significant Subsidiary as lessee and all our, or a significant subsidiary’s right, title and interest in and to that property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (other than certain real property leased at our Diablo Canyon power plant and the related lease agreement);

•	real, personal and mixed properties of an acquiring or acquired entity unless otherwise made a part of Principal Property; and

•	all proceeds (as that term is defined in the California Commercial Code as in effect on March 11, 2004) of the property listed in the preceding bullet points.

•

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease of a similar nature, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from anything described in this bullet point.

•

“Net Tangible Assets” means the total amount of our assets determined on a consolidated basis in accordance with GAAP as of a date determined in accordance with the Indenture, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets, determined in accordance with GAAP, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

•	“Principal Property” means any property of ours or any of our Significant Subsidiaries, as applicable, other than Excepted Property.

•

“Significant Subsidiary” has the meaning specified in Rule l-02(w) of Regulation S-X under the Securities Act of 1933, as amended; provided that, Significant Subsidiary shall not include any corporation or other entity substantially all the assets of which are Excepted Property.

•

“Subsidiary” means (i) any corporation at least a majority of the outstanding voting stock or interest of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries or (ii) any other Person (other than a corporation) of which the Company and/or one or more Subsidiaries has at least a majority ownership and power to direct the policies, management and affairs. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

•

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

Consolidation, Merger, Conveyance or Other Transfer

We may not consolidate with or merge with or into any other Person (as defined below) or convey, or otherwise transfer, or lease, all or substantially all of our Principal Property to any Person unless:

•

the Person formed by that consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the principal properties and assets is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

•

the Person executes and delivers to the Senior Note Indenture Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the senior notes then outstanding, contains an assumption by the successor corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all senior notes then outstanding and the performance and observance of every covenant and condition under the Indenture to be performed or observed by us;

•	in the case of a lease, the lease is made expressly subject to termination by us at any time during the continuance of an Event of Default under the Indenture;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or Event of Default under the Indenture shall have occurred and be continuing; and

•

we have delivered to the Senior Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, lease or transfer between us and any of our wholly-owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the Indenture.

In the case of a conveyance or other transfer of all or substantially all of our principal properties and assets to any Person as contemplated under the Indenture, upon the satisfaction of all the conditions described above, we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations and covenants under the Indenture and under the senior notes then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection, “Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority (as such term is defined in the Indenture).

Additional Covenants

We have agreed in the Indenture, among other things:

•	to maintain a place of payment for any series of senior notes;

•	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations); and

•	to deliver to the Senior Note Indenture Trustee an annual officer’s certificate with respect to our compliance with our obligations under the Indenture.

Modification of the Indenture; Waiver

We and the Senior Note Indenture Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the Indenture, considered as one class, modify or amend the Indenture, including the provisions relating to the rights of the holders of senior notes of the affected series. However, no modification or amendment may, without the consent of each holder of affected senior notes:

•	change the stated maturity (except as provided by the terms of a series of senior notes) of the principal of, or interest on, the senior note or reduce the principal amount or any premium payable on the senior note or reduce the interest rate of the senior note, or change the method of calculating the interest rate with respect to the senior note;

•	reduce the amount of principal of any discount senior note that would be payable upon acceleration of the maturity of the senior note;

•	change the coin, currency or other property in which the senior note or interest or premium on the senior note is payable;

•	impair the right to institute suit for the enforcement of any payment on the senior note;

•

reduce the percentage in principal amount of outstanding senior notes of any series the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of defaults;

•	reduce the quorum or voting requirements applicable to holders of the senior notes; or

•	modify the provisions of the Indenture with respect to modification and waiver, except as provided in the Indenture.

We and the Senior Note Indenture Trustee may, without the consent of any holder of senior notes, modify and amend the Indenture for certain purposes, including, but not limited to, the following:

•	to evidence the succession of another Person to the Company and the assumption by any such successor of our covenants in the Indenture and in the senior notes;

•	add covenants or other provisions applicable to us and for the benefit of the holders of senior notes or one or more specified series thereof or to surrender any right or power conferred on us;

•	establish the form or terms of senior notes of any series as contemplated by the Indenture;

•	cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with other provisions;

•

make any other additions to, deletions from or changes to the provisions under the Indenture so long as the additions, deletions or changes do not materially adversely affect the holders of any series of senior notes in any material respect;

•

change or eliminate any provision of the Indenture or add any new provision so long as the change, elimination or addition does not adversely affect the interests of holders of senior notes of any series in any material respect;

•	change any place or places for payment or surrender of senior notes and where notices and demands to us may be served;

•	comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act; and

•	comply with the rules of any applicable securities depository.

The holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the Indenture, voting as a single class, may waive compliance by us with our covenant in respect of our corporate existence and the covenants described under “Restrictions on Liens and Sale and Leaseback Transactions” and “Consolidation, Merger, Conveyance or Other Transfer” and with certain other covenants and restrictions that may apply to a series of senior notes as provided in the Indenture. The holders of not less than a majority in aggregate principal amount of the senior notes outstanding may, on behalf of the holders of all of the senior notes, waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any senior note and defaults in respect of a covenant or provision in the Indenture which cannot be modified, amended or waived without the consent of each holder of affected senior notes.

In order to determine whether the holders of the requisite principal amount of the outstanding senior notes have taken an action under the Indenture as of a specified date:

•

the principal amount of a senior note that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•	senior notes owned by us or any other obligor upon the senior notes or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “Event of Default” means any of the following events which shall occur and be continuing:

•	failure to pay interest on a senior note within 30 days after the interest becomes due and payable;

•	failure to pay the principal of, or sinking fund installments or premium, if any, on, a senior note when due and payable;

•

failure to perform or breach of any other covenant or warranty applicable to us in the Indenture continuing for 90 days after the Senior Note Indenture Trustee gives us, or the holders of at least 33% in aggregate principal amount of the senior notes then outstanding give us and the Senior Note Indenture Trustee, written notice specifying the default or breach and requiring us to remedy the default or breach, unless the Senior Note Indenture Trustee is directed by the holders of a principal amount of senior notes not less than the principal amount of senior notes the holders of which gave that notice to agree in writing to an extension of the period prior to its expiration;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any Event of Default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Debt, whether the Debt existed on August 6, 2018 or is thereafter created, if the Event of Default: (i) is caused by a failure to pay principal after final maturity of the debt after the expiration of the grace period provided in the Debt (which we refer to as a “payment default”) or (ii) results in the acceleration of the Debt prior to its express maturity, and, in each case, the principal amount of the Debt, together with the principal amount of any other Debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $150 million or more.

The $150 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2018 by the same percentage increase in the urban CPI Index (as defined in the Indenture) for the period commencing January 1, 2018 and ending on January 1 of the applicable calendar year. “Debt” for the purpose of the bullet point above means any debt of ours for money borrowed but, in each case, excluding liabilities in respect of capital lease obligations or swap agreements.

For purposes of this subsection, the following terms have the following meaning:

•

“Debt” means any debt of the Company for money borrowed and guarantees by the Company of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

•

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

•

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

If the Senior Note Indenture Trustee deems it to be in the interest of the holders of the senior notes, it may withhold notice of default, except defaults in the payment of principal of or interest or premium on or with respect to, any senior note.

If an Event of Default occurs and is continuing, the Senior Note Indenture Trustee or the holders of not less than 33% in aggregate principal amount of the senior notes outstanding, considered as one class, may declare all principal due and payable immediately by notice in writing to us (and to the Senior Note Indenture Trustee if given by holders); provided, however, that if an Event of Default occurs with respect to the specified events of bankruptcy, insolvency or reorganization, then the senior notes outstanding shall be due and payable immediately without further action by the Senior Note Indenture Trustee or holders. If, after such a declaration of acceleration, we pay or deposit with the Senior Note Indenture Trustee all overdue interest and principal and premium on senior notes that would have been due otherwise, plus any interest and other conditions specified in the Indenture have been satisfied before a judgment or decree for payment has been obtained by the Senior Note Indenture Trustee as provided in the Indenture, the event or events of default giving rise to the acceleration will be deemed to have been waived and the declaration of acceleration and its consequences will be deemed to have been rescinded and annulled.

No holder of senior notes will have any right to enforce any remedy under the Indenture unless the holder has given the Senior Note Indenture Trustee written notice of a continuing Event of Default, the holders of at least 33% in aggregate principal amount of the senior notes outstanding have requested the Senior Note Indenture Trustee in writing to institute proceedings in respect of the Event of Default in its own name as Senior Note Indenture Trustee under the Indenture and the holder or holders have offered the Senior Note Indenture Trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the Senior Note Indenture Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Senior Note Indenture Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of senior notes then outstanding.

The Senior Note Indenture Trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an Event of Default has occurred and is continuing, holders of not less than a majority in principal amount of the senior notes then outstanding generally may direct the time, method and place of conducting any proceedings for any remedy available to the Senior Note Indenture Trustee, or exercising any trust or power conferred upon the Senior Note Indenture Trustee; provided the direction could not conflict with any rule of law or with the Indenture, and could not involve the Senior Note Indenture Trustee in personal liability where indemnity would not, in the Senior Note Indenture Trustee’s sole discretion, be adequate.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Senior Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the senior notes or portions thereof, eligible obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Senior Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the Senior Note Indenture Trustee of cash or eligible obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For this purpose, “eligible obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Transfer and Exchange

Subject to the terms of the Indenture, senior notes of any series may be exchanged for other senior notes of the same series of authorized denominations and of like aggregate principal amount and tenor. Subject to the terms of the Indenture and the limitations applicable to global securities, senior notes may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges imposed on registration of transfer or exchange. Such transfer or exchange will be effected upon the Senior Note Indenture Trustee, us or the registrar, as the case may be, being satisfied with the instruments of transfer.

If we provide for any redemption of a series of senior notes, we will not be required to execute, register the transfer of or exchange any senior note of that series for 15 days before a notice of redemption is given or register the transfer of or exchange any senior note selected for redemption.

Resignation or Removal of Trustee

The Senior Note Indenture Trustee may resign at any time upon written notice to us and the Senior Note Indenture Trustee may be removed at any time by written notice delivered to the Senior Note Indenture Trustee and us and signed by the holders of at least a majority in principal amount of the outstanding senior notes. No resignation or removal of a trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the Senior Note Indenture Trustee. We must give notice of resignation and removal of the Senior Note Indenture Trustee or the appointment of a successor trustee to all holders of senior notes as provided in the indenture.

Trustees, Paying Agents and Registrars for the Senior Notes

The Bank of New York Mellon Trust Company, N.A. will act as the Senior Note Indenture Trustee, paying agent and registrar under the indenture. We may change either the paying agent or registrar without prior notice to the holders of the senior notes, and we may act as paying agent. The Senior Note Indenture Trustee serves as trustee under our mortgage indenture and certain indentures of our parent company. We and our parent company maintain ordinary banking and trust relationships with a number of banks and trust companies, including The Bank of New York Mellon Trust Company, N.A.

Governing Law

The Indenture and the senior notes are governed by New York law.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

This prospectus describes certain general terms of the first mortgage bonds (“first mortgage bonds”) that we may sell from time to time under this prospectus. We will describe the specific terms of each series of first mortgage bonds we offer in a prospectus supplement. The first mortgage bonds will be issued under an indenture dated as of June 19, 2020 between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Mortgage Trustee”), to be supplemented by a supplemental indenture to the mortgage indenture establishing the first mortgage bonds of each series. The indenture, as amended or supplemented from time to time, is referred to as the “Mortgage Indenture.” We have summarized selected provisions of the Mortgage Indenture and the first mortgage bonds below. The information we are providing you in this prospectus concerning the first mortgage bonds and the Mortgage Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Mortgage Indenture, including the forms of first mortgage bonds attached thereto. You should consult the first mortgage bonds themselves and the Mortgage Indenture for more complete information on the first mortgage bonds as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The Mortgage Indenture is included as an exhibit to the registration statement of which this prospectus is a part. The Mortgage Indenture has been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the terms of the first mortgage bonds will include those made part of the Mortgage Indenture by the Trust Indenture Act.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided herein.

General

The Mortgage Indenture constitutes a first lien, subject to Permitted Liens (as described below), on substantially all of our real property and certain tangible personal property related to our facilities. The Mortgage Indenture does not limit the amount of debt that we may issue under it. However, we may issue first mortgage bonds under the Mortgage Indenture only on the basis of, and to the extent we have available, Property Additions (as described below), retired first mortgage bonds and cash. See “— Issuance of Additional First Mortgage Bonds.” The first mortgage bonds will be entitled to the benefit of the Mortgage Indenture equally and ratably with all other first mortgage bonds issued under the Mortgage Indenture.

The prospectus supplement applicable to each issuance of first mortgage bonds will specify, among other things:

•	the title of the first mortgage bonds and, if other than the date of its authentication, the date of each first mortgage bond of such series;

•	any limitation on the aggregate principal amount of the first mortgage bonds;

•

the date or dates on which the principal of any of the first mortgage bonds is payable, including the maturity date, or how to determine those dates, and our right, if any, to extend those dates and the duration of any extension;

•

the interest rate or rates of the first mortgage bonds, if any, which may be fixed or variable, or the method or means by which the interest rate or rates are to be determined, and our ability to extend any interest payment periods and the duration of any extension;

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the date or dates from which any interest will accrue, the dates on which we will pay interest on the first mortgage bonds and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such first mortgage bonds shall be payable, the methods by which registration of transfer of first mortgage bonds and exchanges of first mortgage bonds may be effected, and by which notices and demands to or upon us in respect of such first mortgage bonds may be made, given, furnished, filed or served;

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any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the first mortgage bonds may be redeemed, in whole or in part, at our option;

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any obligation of ours to redeem, purchase or repay any of the first mortgage bonds pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the first mortgage bonds will be so redeemed, purchased or repaid;

•	the denominations in which we will authorize the first mortgage bonds to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the first mortgage bonds in the form of global securities and, if so, the name of the depositary for any global securities;

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if the amount payable in respect of principal of or any premium or interest on any first mortgage bonds may be determined with reference to an index or other fact or event ascertainable outside the Mortgage Indenture, the manner in which such amount will be determined;

•	any events of default applicable to that series of first mortgage bonds in addition to the events of default described under “— Events of Default”;

•	covenants for the benefit of the holders of that series;

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the currency, currencies or currency units in which the principal, premium, if any, and interest on the first mortgage bonds will be payable if other than U.S. dollars and the manner for determining the equivalent principal amount in U.S. dollars;

•	any exceptions to the provisions for legal holidays or business days in the Mortgage Indenture;

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if the principal of the first mortgage bonds is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for all purposes of the Mortgage Indenture; and

•	any other terms of the first mortgage bonds.

We may sell first mortgage bonds at par or at a substantial discount below their stated principal amount. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any first mortgage bonds we sell that are denominated in a currency or currency unit other than U.S. dollars.

Payment

Except as may be provided with respect to a series, interest, if any, on the first mortgage bonds payable on each interest payment date will be paid to the person in whose name that first mortgage bond is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any first mortgage bonds, the defaulted interest may be paid to the holders of the first mortgage bonds as of a special record date for the payment of such defaulted interest which shall not be more than 30 days and not less than 10 days prior to the date of the proposed payment and not less than 25 days after the receipt by the Mortgage Trustee of the notice of the proposed payment.

Redemption

Any terms for the optional or mandatory redemption of a series of first mortgage bonds will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, first mortgage bonds will be redeemable by us only upon notice sent not less than 10 nor more than 60 days before the date fixed for redemption and, if less than all the first mortgage bonds of a series are to be redeemed, the particular first mortgage bonds to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate; provided, however, that with respect to global securities (as described below), first mortgage bonds to be redeemed shall be selected in accordance with the procedures of the depositary.

We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the Mortgage Trustee or a paying agent on or before the redemption date or we have directed the Mortgage Trustee or paying agent not to apply money deposited with it for redemption of first mortgage bonds, we will not be required to redeem the first mortgage bonds on the redemption date.

Lien of the Mortgage Indenture

General

The Mortgage Indenture creates a first lien, subject to Permitted Liens, on substantially all of our real property and certain tangible personal property related to our facilities. We refer to property that is subject to the lien of the Mortgage Indenture as “Mortgaged Property” and property that is excepted from the lien of the Mortgage Indenture as “Excepted Property.”

The Mortgage Indenture provides that after-acquired property (other than after-acquired property qualifying as Excepted Property) located in the State of California will be subject to the lien of the Mortgage Indenture (subject to Permitted Liens); provided, however, that in the case of a consolidation or merger (whether or not we are the surviving corporation) or the transfer or lease of all or substantially all of the Mortgaged Property, the Mortgage Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of that transaction, to the extent not constituting Excepted Property, and improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any part or parts thereof. In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, purchase money liens, and, in certain circumstances, liens attaching to the property prior to the recording or filing of an instrument specifically subjecting the property to the lien of the Mortgage Indenture.

The Mortgage Indenture provides that the Mortgage Trustee shall have a lien, prior to the first mortgage bonds, on the Mortgaged Property and on all other property and funds held or collected by the Mortgage Trustee, other than property and funds held in trust for the payment of principal, premium, if any, and interest on the first mortgage bonds, as security for the payment of the Mortgage Trustee’s reasonable compensation and expenses, and as security for the performance by us of our obligation to indemnify the Mortgage Trustee against certain liabilities.

Without the consent of the holders, we and the Mortgage Trustee may enter into supplemental indentures in order to subject additional property to the lien of the Mortgage Indenture (including property which would otherwise be Excepted Property). This property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of additional first mortgage bonds. See “— Issuance of Additional First Mortgage Bonds.”

Excepted Property

The Mortgage Indenture constitutes a first lien, subject to Permitted Liens, on substantially all of our real property and certain tangible personal property related to our facilities, located in the State of California, except for the Diablo Canyon nuclear power plant, our corporate offices, certain specified properties as set forth in the Mortgage Indenture and the following Excepted Property (unless otherwise indicated in any applicable prospectus supplement):

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all money, investment property and deposit accounts and security entitlements (as those terms are defined in the California Commercial Code as in effect on the date of execution of the Mortgage Indenture), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, joint ventures, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, commodity accounts and policies of insurance on the lives of our officers and directors, of whatever kind and nature, in each case to the extent not paid or delivered to, deposited with or held by the Mortgage Trustee;

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all accounts, chattel paper, commercial tort claims, documents, general intangibles (with certain exclusions such as licenses and permits to use the real property of others), instruments, letter-of-credit rights and letters of credit (as those terms are defined in the California Commercial Code) and all contracts, leases (including, but not limited to, the lease of certain real property at our Diablo Canyon nuclear power plant), operating agreements and other agreements of whatever kind and nature; all contract rights, bills and notes;

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all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collections by us;

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all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances and greenhouse gas allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

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all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

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all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property;

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all fuel, whether or not that fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures described in the granting clauses of the Mortgage Indenture as Mortgaged Property;

•	all personal property, the perfection of a security interest in which is not governed by the California Commercial Code;

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all oil, gas and other minerals (as those terms are defined in the California Commercial Code) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us;

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all property that is the subject of a lease agreement designating us as lessee and all our right, title and interest in and to that leased property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (including, but not limited to, certain real property leased at our Diablo Canyon nuclear power plant);

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all property, real, personal and mixed, which subsequent to the execution date of the Mortgage Indenture, has been released from the lien of the Mortgage Indenture, and any improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any parts thereof;

•	all property, real, personal and mixed, that is stated in the Mortgage Indenture to not be subject to the lien of the Mortgage Indenture;

•	all Environmental Remediation Sites;

•	all Diablo Canyon Property;

•	all General Office Property;

•	certain hydro properties identified in the Mortgage Indenture;

•	all Mitigation Property;

•	all Surplus Property; and

•	all proceeds (as that term is defined in the California Commercial Code) of the foregoing Excepted Property;

provided, however, that Excepted Property shall not include the identifiable proceeds (as that term is defined in the California Commercial Code) of any Mortgaged Property that we have disposed of in violation of the terms of the Mortgage Indenture.

If an Event of Default occurs under the Mortgage Indenture, certain of the Excepted Property may become subject to the lien of the Mortgage Indenture.

The Mortgage Indenture permits us to create or allow to exist certain “Permitted Liens”, such as mortgages, deeds of trust, pledges, security interests, leases, reservations, restrictions, charges, encumbrances, or other liens on the Mortgaged Property which rank senior to the lien of the Mortgage Indenture.

“Permitted Liens” include:

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to the extent we consolidate with, or merge into, another entity, liens on the assets of such entity in existence on the date of the consolidation or merger and securing debt of such entity, provided that the debt and liens were not created or incurred in anticipation of the consolidation or merger and do not extend to any other Mortgaged Property in existence immediately prior to the consolidation or merger;

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as to property acquired by us after the date of execution of the Mortgage Indenture, liens existing or placed thereon at the time of the acquisition thereof, provided that the liens do not extend to any other Mortgaged Property;

•	liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

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mechanics’, workmen’s, vendors’, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, inchoate liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including, without limitation, liens for workers’ compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

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liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) $10 million to the extent in existence in calendar year 2020; provided, that, with respect to measurement of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the consumer price index for all urban consumers, U.S. City average, or urban CPI, for the period commencing on January 1, 2020 and ending on January 1 of the applicable calendar year and (B) three percent of the principal amount of the first mortgage bonds then outstanding or (ii) with respect to which we shall (x) in good faith be prosecuting an appeal or other proceeding for review and with respect to which we shall have secured a stay of execution pending the appeal or other proceeding or (y) have the right to prosecute an appeal or other proceeding for review;

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easements, encumbrances, leases, reservations, restrictions or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that the easements, encumbrances, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations (A) do not, in our opinion, materially impair the use by us of such Mortgaged Property for the purposes for which it is held by us or (B) have been insured over by a lender’s policy of title insurance in favor of the Mortgage Trustee, as mortgagee;

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conservation easements in accordance with our Settlement Agreement as modified and approved by the Public Utilities Commission of the State of California in its Opinion and Order of December 18, 2003 and the Stipulation Resolving Issues Regarding the Land Conservation Commitment, dated September 25, 2003, as filed with the Public Utilities Commission of the State of California;

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defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way or other similar rights in favor of us or used or to be used by us primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) we obtain from the apparent owner or owners of the real property a sufficient right, by the terms of the instrument granting the right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which we acquired it, (ii) such defects, irregularities, exceptions or limitations are subordinated to our interest in such real property, (iii) we have power under eminent domain or similar statutes to remove the defects, irregularities, exceptions or limitations to the extent such defects, irregularities, exceptions or limitations affect our interest therein or (iv) the defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

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liens upon real property or rights in or relating to real property for the purpose of the distribution of electricity or gas, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way, which liens secure or evidence indebtedness or other obligations neither created, assumed nor guaranteed by us nor on account of which it customarily pays interest;

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leases, licenses, or occupancy agreements existing at the date of execution of the Mortgage Indenture affecting Mortgaged Property owned by us at that time, and renewals and extensions thereof; and leases, licenses, or occupancy agreements affecting that Mortgaged Property entered into after the date of execution of the Mortgage Indenture, or affecting mortgaged properties acquired by us after that date which, in either case, (i) have terms of not more than 10 years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by us of the properties for the purposes for which they are held by us;

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liens vested in lessors, licensors, franchisors or permittors for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or other amounts or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of the rent or other amounts or the performance of the other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

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controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of governmental authorities, upon the Mortgaged Property or any part thereof or the operation or use thereof or upon us with respect to the Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in governmental authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

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rights which governmental authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate our property and business; and any and all our obligations correlative to any of these rights;

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liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable us to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workers’ compensation, unemployment insurance, social security or any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

•	liens on the Mortgaged Property or any part thereof which are granted by us to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

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rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by us or by others on our property;

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rights and interests of persons other than us arising out of contracts, agreements and other instruments to which we are a party and which relate to the common ownership or joint use of property and all liens on the interests of persons other than us in property owned in common by those persons and us if and to the extent that the enforcement of those liens would not adversely affect our interests in that property in any material respect;

•	any restrictions on transfer or assignment and/or requirements of any assignee to qualify as a permitted transferee or assignee and/or a public utility or public service corporation;

•	any liens (A) which have been bonded over for the full amount in dispute or (B) for the payment of which other adequate security arrangements have been made;

•	easements, ground leases or right-of-way in, upon, over and/or across our property or rights-of-way in our favor for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that the grant does not materially impair the use of the property or rights-of-way for the purposes for which the property or rights-of-way are held by us;

•	prepaid liens and purchase money liens, as more particularly described in the Mortgage Indenture;

•	liens contemplated by PG&E Corporation and the Company and the Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization, dated as of June 19, 2020;

•	any lien incurred in connection with the issuance of Qualified Securitization Bonds (as such term is defined in the Mortgage Indenture);

•	any other liens which are in existence on the date of execution of the Mortgage Indenture and the aggregate principal amount thereof does not exceed $30 million;

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any other liens which then outstanding principal amounts do not, in the aggregate, exceed $65 million to the extent in existence in calendar year 2020, provided that with respect to any of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the urban CPI for the period commencing on January 1, 2020 and ending on January 1 of the applicable calendar year; and

•	the lien under the Mortgage Indenture in favor of the Mortgage Trustee with respect to the compensation and other amounts payable by us to the Mortgage Trustee in its capacity as Mortgage Trustee.

Issuance of Additional First Mortgage Bonds

We may issue first mortgage bonds of any series from time to time against Property Additions, Retired Securities and cash deposited with the Mortgage Trustee, in an aggregate principal amount not exceeding:

•	70% of the aggregate of the net amounts of Property Additions which constitute Unfunded Property (as described below);

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the aggregate principal amount of previously issued first mortgage bonds that have been canceled or that we have delivered to the Mortgage Trustee for cancellation or previously issued first mortgage bonds deemed to have been paid under the Mortgage Indenture, each of which we refer to as “Retired Securities”; or

•	the amount of cash deposited with the Mortgage Trustee.

Any such additional first mortgage bonds either shall be fungible with the original first mortgage bonds for U.S. federal income tax purposes or shall be issued under a different CUSIP.

“Property Additions” generally include any item, unit or element of property which is owned by us and is subject to the lien of the Mortgage Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts at the time of such acquisition or construction.

The Mortgage Indenture includes limitations on the issuance of first mortgage bonds against property subject to liens and upon the increase of the amount of any senior liens on Funded Property.

“Funded Property” generally means Mortgaged Property which has been used as the basis for the issuance of first mortgage bonds or as the basis for the release or substitution of Mortgaged Property under the Mortgage Indenture.

“Retired Securities” means, generally, first mortgage bonds which are no longer outstanding under the Mortgage Indenture, which have not been retired by the application of funded cash and which have not been used as the basis for the authentication and delivery of first mortgage bonds, the release of property or the withdrawal of cash.

“Unfunded Property” generally means Mortgaged Property which has not previously been used as the basis for the issuance of first mortgage bonds (not otherwise retired) or as the basis for the release or substitution of Mortgaged Property.

Release of Mortgaged Property

We may release property from the lien of the Mortgage Indenture if we deliver to the Mortgage Trustee cash equal to the Funded Property Basis (as described below) of the property to be released, less any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. Any of the following or any combination of the following will be applied as a credit against the cash we will be required to deliver to the Mortgage Trustee:

•	the aggregate principal amount of obligations secured by a Purchase Money Lien on the property to be released, subject to certain limitations described below;

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an amount equal to the Net Cost or Net Fair Value to us (whichever is less) of certified Property Additions constituting Unfunded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that the adjustments need not be made if the Property Additions were acquired, made or constructed within 90 days before our request for release);

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an amount equal to ten-sevenths of the aggregate principal amount of first mortgage bonds we would be entitled to issue on the basis of retired first mortgage bonds (with that entitlement being waived by operation of such release); and

•	an amount equal to ten-sevenths of the aggregate principal amount of first mortgage bonds delivered to the Mortgage Trustee.

For purposes of this subsection, the following terms have the following meaning:

•	“Funded Property Basis” generally means the Net Cost of Funded Property or the Net Fair Value to us of the Funded Property at the time it became Funded Property, whichever is less.

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“Net Cost” means, as of the date of calculation, the cost of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the cost of the property.

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“Net Fair Value” means, as of the date of calculation, the fair value of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the fair value of the property.

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“Purchase Money Lien” means, generally, a lien on the property being released which is retained by the transferor of such property to secure all or part of its purchase price or granted to one or more other persons in connection with the transfer or release thereof, or granted to or held by a Mortgage Trustee or agent for any such persons, and may include liens which cover property in addition to the property being released and/or which secure additional indebtedness.

We will be permitted to release from the lien of the Mortgage Indenture Unfunded Property without depositing any cash with the Mortgage Trustee or providing any other credits if either (i) the lower of the Net Cost or Net Fair Value to us of all Unfunded Property (excluding the property to be released), after making certain adjustments, is at least zero, or (ii) the lower of the Net Cost or Net Fair Value to us of the Unfunded

Property to be released, after making certain adjustments, does not exceed the lower of the Net Cost or Net Fair Value of all property acquired, made or constructed on or after 90 days before our request, after making certain adjustments. If neither (i) or (ii) in the immediately preceding sentence applies, we will be required to deliver a “make-up” amount in cash. We may apply as a credit against the cash we will be required to deliver to the Mortgage Trustee any of the items described under the bullet points in this section.

We also will be permitted to release in a calendar year property up to the lesser of $10 million (increased yearly by the urban CPI) or 3% of the aggregate principal amount of first mortgage bonds then outstanding without complying with the other release provisions in the Mortgage Indenture. However, if, upon reliance on this release provision, we release Funded Property, we are required to deposit with the Mortgage Trustee, by the end of the calendar year, cash equal to 70% of the Funded Property Basis of the property released, net of certain credits.

The Mortgage Indenture provides simplified procedures for the release of property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Mortgage Trustee.

The provisions described above permitting the release of property (except property taken by eminent domain) will be operable only if no Event of Default has occurred and is continuing under the Mortgage Indenture.

Withdrawal of Cash

Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Mortgage Trustee may, generally,

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be withdrawn by us (i) to the extent of an amount equal to the Net Cost or Net Fair Value to us (whichever is less) of Property Additions constituting Unfunded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired or made within 90 days before our request for withdrawal) or (ii) in an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds (with the entitlement to that issuance being waived by operation of the withdrawal) or (iii) in an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of any outstanding first mortgage bonds delivered to the Mortgage Trustee; or

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upon our request, applied to (i) the purchase of first mortgage bonds or (ii) the payment (or provision for payment) at stated maturity of any first mortgage bonds or the redemption (or provision for redemption) of any first mortgage bonds which are redeemable.

Evidence to be Furnished to the Mortgage Trustee Under the Mortgage Indenture

We will demonstrate compliance with Mortgage Indenture provisions by providing written statements to the Mortgage Trustee from our officers or persons we select. For instance, we may select an engineer to provide a written statement regarding the value of property being certified or released or counsel regarding compliance with the Mortgage Indenture generally. In certain major matters, applicable law requires that an accountant, engineer or other expert must be independent. We must file a certificate each year with respect to our compliance with the conditions and covenants under the Mortgage Indenture.

Consolidation, Merger, Transfer of Mortgaged Property

We may not consolidate with or merge with or into any other Person (as described below) or convey, otherwise transfer or lease all or substantially all of our Mortgaged Property to any Person unless:

•	the Person formed by that consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the Mortgaged Property is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

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that Person executes and delivers to the Mortgage Trustee a supplemental Mortgage Indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the first mortgage bonds then outstanding, contains an assumption by the successor Person of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all first mortgage bonds then outstanding and the performance and observance of every covenant and conditions under the Mortgage Indenture to be performed or observed by us;

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that Person executes and delivers to the Mortgage Trustee a supplemental Mortgage Indenture that contains a grant, conveyance, transfer and mortgage by the successor Person confirming the lien of the Mortgage Indenture on the Mortgaged Property and subjecting to the lien all property (other than Excepted Property) thereafter acquired by the successor Person that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of the successor Person, subjecting to the lien of the Mortgage Indenture the other property, real, personal and mixed, then owned or thereafter acquired by the Person as the person shall specify in its sole discretion;

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in the case of a lease, the lease is made expressly subject to termination by us at any time during the continuance of an Event of Default and by the purchaser of the property so leased at any sale of the property under the Mortgage Indenture, whether under the power of sale conferred by the Mortgage Indenture or pursuant to judicial proceedings;

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immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or Event of Default shall have occurred and be continuing; and

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we have delivered to the Mortgage Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Mortgage Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, transfer or lease between us and any of our wholly owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further, that the successor assumes all of our obligations under the Mortgage Indenture.

In the case of a conveyance or other transfer of all or substantially all of the Mortgaged Property to any other Person as contemplated under the Mortgage Indenture, upon the satisfaction of all the conditions described above we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations under the Mortgage Indenture and on the first mortgage bonds then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection:

•

“Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority (as defined in the Mortgage Indenture).

Additional Covenants

We have agreed in the Mortgage Indenture, among other things:

•	to maintain a place of payment for any series of first mortgage bonds; and

•	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations).

Modification of the Mortgage Indentures; Waiver

We and the Mortgage Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the first mortgage bonds of each affected series then outstanding under the Mortgage Indenture, considered as one class, modify or amend the Mortgage Indenture, including the provisions relating to the rights of the holders of first mortgage bonds of that series. However, no modification or amendment may, without the consent of each holder of affected first mortgage bonds:

•

change the stated maturity of, the principal of, reduce the principal amount or any premium payable on, reduce the interest rate of, or change the method of calculating the interest rate with respect to that first mortgage bond;

•	reduce the amount of principal payable upon acceleration of the maturity of that first mortgage bond;

•	change the type of consideration (coin, currency or other property) used to pay the principal of, or interest or premium on that first mortgage bond;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, that first mortgage bond;

•	reduce the percentage in principal amount of outstanding first mortgage bonds of any series the consent of whose holders is required for modification or amendment of the Mortgage Indenture;

•	reduce the percentage of principal amount of outstanding first mortgage bonds necessary for waiver of compliance with certain provisions of the Mortgage Indenture or for waiver of certain defaults;

•	modify the provisions with respect to modification and waiver, except as provided in the Mortgage Indenture;

•	reduce the quorum or voting requirements applicable to holders of the first mortgage bonds; or

•

permit the creation of any lien (not otherwise permitted by the Mortgage Indenture) ranking prior to the lien of the Mortgage Indenture, with respect to all or substantially all of the Mortgaged Property or, except as otherwise expressly permitted under the Mortgage Indenture, release the lien of the Mortgage Indenture, terminate the lien of the Mortgage Indenture on all or substantially all of the Mortgaged Property or deprive the holders of the first mortgage bonds of the benefit of the lien of the Mortgage Indenture.

The holders of not less than a majority in aggregate principal amount of the first mortgage bonds of each affected series then outstanding under the Mortgage Indenture, voting as a single class, may waive compliance by us with certain provisions of the Mortgage Indenture benefiting holders of first mortgage bonds of that series or the applicable first mortgage bonds. The holders of not less than a majority in aggregate principal amount of the first mortgage bonds of any series outstanding under the Mortgage Indenture may, on behalf of the holders of all of the first mortgage bonds of that series, waive any past default under the Mortgage Indenture with respect to that series and its consequences, except defaults in the payment of the principal of or any premium or interest on any first mortgage bonds of that series and defaults in respect of a covenant or provision in the Mortgage Indenture which cannot be modified, amended or waived without the consent of each holder of affected first mortgage bonds.

We and the Mortgage Trustee may, without the consent of any holder of first mortgage bonds, amend the Mortgage Indenture and the first mortgage bonds for certain reasons, including, but not limited to, the following:

•	to evidence the succession of another person to us and the assumption by any such successor of our covenants in the Mortgage Indenture and in the first mortgage bonds;

•	add covenants or other provisions applicable to us and for the benefit of the holders of first mortgage bonds or one or more specified series thereof;

•	establish the form or terms of first mortgage bonds of any series as contemplated by the Mortgage Indenture;

•	cure any ambiguity;

•	correct or amplify the description of the Mortgaged Property, or to subject to the lien of the Mortgage Indenture additional property (including property of persons other than us);

•	specify any additional Permitted Liens with respect to that additional property;

•

add, change or eliminate any provision of the Mortgage Indenture so long as the addition, change or elimination does not adversely affect the interest of holders of first mortgage bonds of any series in any material respect;

•	change any place or places for payment or surrender of first mortgage bonds and where notices and demands to us may be served;

•	comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act; or

•	comply with the rules of any applicable securities depository.

In order to determine whether the holders of the requisite principal amount of the outstanding first mortgage bonds have taken an action under the Mortgage Indenture as of a specified date:

•

the principal amount of a discount bond that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•	first mortgage bonds owned by us or any other obligor upon the first mortgage bonds or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “Event of Default” means any of the following events which shall occur and be continuing:

•

failure to pay interest on a first mortgage bond 60 days after such interest becomes due and payable; provided, however, that no such default shall constitute an “Event of Default” if we have made a valid extension of the interest payment period with respect to the first mortgage bonds of such series, of which such first mortgage bond is a party;

•	failure to pay the principal of or sinking fund installment, if any, or premium, if any, on, any first mortgage bond within 3 Business Days after the same becomes due and payable; provided,

however, that no such default shall constitute an “Event of Default” if we have made a valid extension of the maturity of the first mortgage bonds of the series of which such first mortgage bond is a party;

•

failure to perform any other covenant or warranty applicable to us in the Mortgage Indenture continuing for 90 days after the Mortgage Trustee, or the holders of at least 25% in aggregate principal amount of the first mortgage bonds then outstanding, give us notice of the default and require us to remedy the default, unless the Mortgage Trustee, or the Mortgage Trustee and holders of a principal amount of first mortgage bonds not less than the principal amount of first mortgage bonds the holders of which gave that notice agree in writing to an extension of the period prior to its expiration; provided, however, that the Mortgage Trustee, or the Mortgage Trustee and the holders of such principal amount of first mortgage bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any Event of Default as defined in any mortgage, mortgage indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Debt (as defined below), whether the Debt exists on the date of execution of the Mortgage Indenture, or shall thereafter be created, if the Event of Default: (i) is caused by a failure to pay principal after final maturity of the Debt after the expiration of the grace period provided in the Debt (which we refer to as a “payment default”), or (ii) results in the acceleration of the Debt prior to its express maturity, and in each case, the principal amount of any of that Debt, together with the principal amount of any other Debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $200 million or more, provided, however, that if the Event of Default under that mortgage, Mortgage Indenture or instrument is cured or waived or the acceleration is rescinded or the Debt is repaid, within a period of 20 days from the continuation of that Event of Default beyond the applicable grace period or the occurrence of the acceleration, as the case may be, the Event of Default described in this bullet point shall be automatically cured; provided, further, that with respect to any mortgage, mortgage indenture or instrument that exists on the date of execution of the Mortgage Indenture, this provision only applies to the extent that the obligations to pay amounts thereunder are enforceable after July 1, 2020.

The $200 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2020 by the same percentage increase in the urban CPI Index (as defined in the Mortgage Indenture) for the period commencing January 1, 2020 and ending on January 1 of the applicable calendar year.

For purposes of this subsection, “Debt” means any debt of us for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of Lease Obligations or Swap Agreements. “Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

If the Mortgage Trustee deems it to be in the interest of the holders of the first mortgage bonds, it may withhold notice of default, except defaults in the payment of principal, premium or interest with respect to any first mortgage bond.

If an Event of Default occurs, the Mortgage Trustee or the holders of at least 25% in aggregate principal amount of the first mortgage bonds outstanding, considered as one class, may declare all principal (or, if any of the first mortgage bonds are Discount Bonds (as such term is defined in the Mortgage Indenture), such portion of the principal amount of such first mortgage bonds as may be specified in the terms thereof) immediately due and payable, provided, however, that if an Event of Default occurs with respect to certain events of bankruptcy, insolvency or reorganization, then the principal amount (or, if any of the first mortgage bonds are Discount Bonds, such portion of the principal amount of such first mortgage bonds as may be specified in the terms thereof) of first mortgage bonds outstanding shall be due and payable immediately without further action by the Mortgage Trustee or holders. If the default has been cured and other specified conditions in the Mortgage Indenture have been satisfied before any Mortgaged Property has been sold and before a judgment or decree for payment has been obtained by the Mortgage Trustee as provided in the Mortgage Indenture, the event or events of default giving rise to the acceleration will be deemed to have been cured and the declaration of acceleration and its effect will be deemed to have been rescinded and annulled.

No holder of first mortgage bonds will have any right to institute any proceeding, judicial or otherwise, or for any other remedy under the Mortgage Indenture unless the holder has given the Mortgage Trustee written notice of the Event of Default, the holders of at least 25% of the first mortgage bonds have requested the Mortgage Trustee in writing to institute proceedings with respect to the Event of Default in its own name as Mortgage Trustee under the Mortgage Indenture and have offered the Mortgage Trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the Mortgage Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Mortgage Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of first mortgage bonds then outstanding.

The Mortgage Trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an Event of Default has occurred and is continuing, holders of a majority in principal amount of the first mortgage bonds may establish the time, method and place of conducting any proceedings for any remedy available to the Mortgage Trustee, or exercising any trust or power conferred upon the Mortgage Trustee.

Discharge

Any first mortgage bond, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Mortgage Indenture, and, at our election, our entire indebtedness in respect of the first mortgage bonds will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Mortgage Trustee or any paying agent (other than us), in trust of:

•	money (including funded cash not otherwise applied pursuant to the Mortgage Indenture) in an amount which will be sufficient, or

•

in the case of a deposit made prior to the maturity of the first mortgage bonds or portions thereof, Eligible Obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Mortgage Trustee or the paying agent, will be sufficient, or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the first mortgage bonds or portions thereof.

For purposes of this subsection, “Eligible Obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and depositary receipts or other instruments with respect to the obligations or any specific interest or principal payments due in respect thereof.

Transfer and Exchange

Subject to the terms of the Mortgage Indenture, first mortgage bonds of any series may be exchanged for other first mortgage bonds of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the Mortgage Indenture and the limitations applicable to global securities, first mortgage bonds may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges. Such transfer or exchange will be effected upon the Mortgage Trustee, us or the registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request.

If we provide for any redemption of a series of first mortgage bonds in a prospectus supplement, we will not be required to execute, register the transfer of or exchange any first mortgage bond of that series for 15 days before a notice of redemption is given or register the transfer of or exchange any first mortgage bond selected for redemption.

Resignation or Removal of Mortgage Trustee

The Mortgage Trustee may resign at any time upon written notice to us but the Mortgage Trustee’s resignation will not take effect until a successor Mortgage Trustee accepts appointment. The Mortgage Trustee may be removed at any time by written notice delivered to the Mortgage Trustee and us and signed by the holders of at least a majority in principal amount of the outstanding first mortgage bonds. In addition, under certain circumstances, we may remove the Mortgage Trustee, or any holder who has been a bona fide holder of a first mortgage bond for at least six months may seek a court order for the removal of the Mortgage Trustee and the appointment of a successor trustee. We must give notice of resignation and removal of the Mortgage Trustee or the appointment of a successor trustee to all holders of first mortgage bonds as provided in the Mortgage Indenture.

Mortgage Trustee, Paying Agents and Registrars for the First Mortgage Bonds

The Bank of New York Mellon Trust Company, N.A. serves as Mortgage Trustee under the Mortgage Indenture. We may change either the paying agent or registrar without prior notice to the holders of the first mortgage bonds, and we may act as paying agent. The Mortgage Trustee serves as trustee under our senior note indentures. We and our parent company maintain ordinary banking and trust relationships with a number of banks and trust companies, including The Bank of New York Mellon Trust Company, N.A.

Governing Law

The Mortgage Indenture and the first mortgage bonds are governed by, and construed and enforced in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable, provided that the law of the jurisdiction in which the Mortgaged Property consisting of real property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the lien of the Mortgage Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of our common stock and preferred stock (together, the “capital stock”). The following description is only a summary and is qualified in its entirety by reference to applicable law, our amended and restated articles of incorporation (the “Amended Articles”) and amended and restated bylaws (the “Amended Bylaws”). In this section, references to “we”, “our”, “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The Amended Articles authorize the issuance of 3,600,000,000 shares of common stock and 400,000,000 shares of preferred stock. As of February 14, 2024, there were approximately 2,611,366,666 shares of our common stock, no par value, outstanding and no shares of preferred stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

Common Stock

We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Such further issuances, up to the aggregate amounts authorized by the Amended Articles, will not require approval by our shareholders. We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.

The Amended Articles restrict our ability to issue non-voting shares of our capital stock to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code for so long as such Section is in effect and applicable to us (the “Voting Restrictions”). Except as otherwise provided by law (including Section 703(b) of the California Corporations Code, which states that shares of a corporation owned by its subsidiary shall not be entitled to vote on any matter), holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock. Our shareholders may not cumulate votes in elections of directors. As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.

Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor; provided, however, that if any subsidiary of ours is the holder of record of shares of our common stock as of the record date for the payment of any dividend of cash or property (other than a dividend of shares of PG&E Corporation) to the holders of our common stock, that subsidiary shall not be entitled to receive payment of any such dividend, and we shall automatically and without any further action be entitled to retain any such dividend that would otherwise be payable to our subsidiary in respect of such shares. “Subsidiary” means a corporation shares of which possessing more than 50 percent of the voting power are owned directly or indirectly through one or more subsidiaries of ours..

In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock.

Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights. Additionally, the rights of holders of common stock may be materially limited or qualified by the rights of holders of preferred stock that we may issue in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “PCG.”

The transfer agent and registrar for our common stock is EQ Shareowner Services, P. O. Box 64874, St. Paul, MN, 55164-0874.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series up to the aggregate amounts authorized by the Amended Articles and to fix and determine the number of shares of preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Currently there are no shares of our preferred stock outstanding.

Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	the title and stated value of the preferred stock;

•	voting rights, if any, of the preferred stock (in accordance with the Voting Restrictions, if applicable);

•	any rights and terms of redemption (including sinking fund provisions);

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	liquidation preferences;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Until our board of directors determines the rights of the holders of a series of preferred stock, we cannot predict the effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock. However, the effect could include one or more of the following:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our shareholders.

Rank

If issued, the preferred stock would rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Ownership Restrictions

The Amended Articles impose certain restrictions on the transferability and ownership of our capital stock and other interests designated as “stock” of PG&E Corporation by our board of directors as disclosed in an SEC filing by PG&E Corporation (such stock and other interests, the “Equity Securities,” and such restrictions on transferability and ownership, the “Ownership Restrictions”) in order to reduce the possibility of an equity ownership shift that could result in limitations on our ability to utilize net operating loss carryforwards and other tax attributes from prior taxable years or periods for federal income tax purposes. Any acquisition of our capital stock that results in a shareholder being in violation of these restrictions may not be valid.

Subject to certain exceptions, the Ownership Restrictions restrict (i) any person or entity (including certain groups of persons) from directly or indirectly acquiring or accumulating 4.75% or more of the outstanding Equity Securities and (ii) the ability of any person or entity (including certain groups of persons) already owning, directly or indirectly, 4.75% or more of the Equity Securities to increase their proportionate interest in the Equity Securities. Any transferee receiving Equity Securities that would result in a violation of the Ownership Restrictions will not be recognized as a shareholder of PG&E Corporation or entitled to any rights of shareholders, including, without limitation, the right to vote and to receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the Equity Securities causing the violation.

The application of the Ownership Restrictions, as defined in the Amended Articles, will be determined on the basis of a number of shares outstanding that differs materially from the number of shares reported as outstanding on the cover page of our periodic reports under the Exchange Act because it excludes shares owned by the Utility. Shares of PG&E Corporation common stock held directly by the Utility are attributed to PG&E

Corporation for income tax purposes and are therefore effectively excluded from the total number of outstanding equity securities when calculating a person’s Percentage Stock Ownership (as defined in the Amended Articles) for purposes of the 4.75% ownership limitation in the Amended Articles. For example, although PG&E Corporation had 2,611,366,666 shares outstanding as of February 14, 2024, only 2,133,623,076 shares (the number of outstanding shares of common stock less the number of shares held directly by the Utility) count as outstanding for purposes of the ownership restrictions in the Amended Articles. As such, based on the total number of outstanding equity securities a person’s effective Percentage Stock Ownership limitation for purposes of the Amended Articles was 3.88% of the outstanding shares.

The Ownership Restrictions remain in effect until the earliest of (i) the repeal, amendment, or modification of Section 382 (and any comparable successor provision) of the Internal Revenue Code of 1986, as amended (the “IRC”), in a manner that renders the restrictions imposed by Section 382 of the IRC no longer applicable to PG&E Corporation, (ii) the beginning of a taxable year in which our board of directors determines that no tax benefits attributable to net operating losses or other tax attributes are available, (iii) the date selected by our board of directors if it determines that the limitation amount imposed by Section 382 of the IRC as of such date in the event of an “ownership change” of PG&E Corporation (as defined in Section 382 of the IRC and Treasury Regulation Sections 1.1502-91 et seq.) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of Section 382 of the IRC and Treasury Regulation Sections 1.1502-91 et seq.) of PG&E Corporation, and (iv) the date selected by our board of directors if it determines that it is in the best interests of our shareholders for the Ownership Restrictions to be removed or released. The Ownership Restrictions may also be waived by our board of directors on a case by case basis.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities and, solely in the case of PG&E Corporation, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	antidilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

PG&E Corporation may issue warrants for the purchase of its preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between PG&E Corporation and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	antidilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Ownership of equity warrants and exercise by holders thereof may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

This section describes the general terms of the securities purchase contracts and securities purchase units that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract and securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contracts and Stock Purchase Units

PG&E Corporation may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to it, and obligating it to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include antidilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and either:

(i) senior or subordinated debt securities of PG&E Corporation; or

(ii) debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase or sell the shares under the stock purchase contracts.

The stock purchase contracts may require PG&E Corporation to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances PG&E Corporation may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Ownership of stock purchase contracts and exercise by holders thereof may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and either:

(i) senior or subordinated debt securities of PG&E Corporation; or

(ii) debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase the securities under the debt purchase contracts.

The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the purchase contracts;

•	the collateral, depositary and custodial arrangements, if applicable, relating to such purchase contracts or purchase units; and

•	if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus. In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

The depositary shares may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each subscription right. The accompanying prospectus supplement may add, update or change the terms and conditions of the subscription rights as described in this prospectus.

In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into backstop commitment letters or other standby purchase arrangements with one or more parties pursuant to which such parties will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the number of the subscription rights issuable to each rightholder;

•	the extent to which the subscription rights will be transferable;

•	the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

•	the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any backstop commitment letters or other standby purchase arrangements that we may enter into in connection with the subscription rights offering;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of our common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. The prospectus supplement for any issuance of subscription rights will describe the procedures for payment of the applicable subscription price and the settlement of the subscription rights that are exercised, including the terms of any applicable escrow arrangements. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to backstop commitment letters or other standby purchase arrangements, as set forth in the applicable prospectus supplement.

Ownership of subscription rights and exercise by holders thereof may also be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the debt securities, common stock, preferred stock, warrants, securities purchase contracts, securities purchase units or depositary shares initially will be issued in book entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC National Securities Clearing Corporation, all of which are registered clearing agencies. DTC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. (nor any other DTC nominee) will give consents for or vote the global securities, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will send an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from us or the paying agent in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, the paying agent or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may otherwise be requested by an authorized representative of DTC) is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered. Also, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), in which event, certificates representing the securities will be printed and delivered to DTC.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	through agents to the public or to institutional investors;

•	directly to one or more purchasers, shareholders or holders of subscription rights;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or in a rights offering or a securities exchange or otherwise; or

•	through a combination of any of these methods or any other method permitted by law.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. The distribution of our securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. The prospectus supplement with respect to the securities we may sell will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices based on prevailing market prices or at negotiated prices.

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase any series of the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell securities directly or through agents we designate from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, dealers or agents participating in the distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them on the sale or resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, securities purchase units and subscription rights, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, securities purchase units and subscription rights may or may not be listed on a national securities exchange.

To facilitate a securities offering, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves sales in excess of the offering size, which creates a short position.

•	Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum.

•	Short covering positions involve purchases of securities in the open market after the distribution is completed to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

These activities may cause the price of the securities to be higher than it otherwise would be. If commenced, these activities may be discontinued by the underwriters at any time.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Hunton Andrews Kurth LLP, New York, New York. Certain legal matters in connection with the offered securities will be passed on for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the PG&E Corporation’s and the Utility’s Annual Reports on Form 10-K, and the effectiveness of PG&E Corporation’s and the Utility’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PG&E Corporation and the Utility file annual, quarterly and current reports, proxy statements and other information with the SEC under File Nos. 001-12609 and 001-02348, respectively. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including PG&E Corporation and the Utility, that file electronically with the SEC at http://www.sec.gov. PG&E Corporation’s and the Utility’s SEC filings are also available at our website: http://investor.pgecorp.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

PG&E Corporation and the Utility have “incorporated by reference” into this prospectus certain information that they file with the SEC. This means that PG&E Corporation and the Utility can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information.

PG&E Corporation and the Utility incorporate by reference the documents and information listed below and any future filings that they make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) from the date of this prospectus until the termination of each offering of securities under this prospectus:

•	PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2023;

•	PG&E Corporation’s and the Utility’s definitive proxy statement on Schedule 14A filed with the SEC on April 6, 2023; and

•

the description of the common stock of PG&E Corporation contained in its Registration Statement on Form S-4 filed with the SEC on February 21, 1996, including any amendments and reports filed for the purpose of updating such description.

All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus or the applicable prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus or the applicable prospectus supplement, or that had been incorporated herein by reference.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to the following address:

The Office of the Corporate Secretary

PG&E Corporation

300 Lakeside Drive

Oakland, CA 94612

Email: CorporateSecretary@pge.com

Telephone: (415) 973-1000

28,000,000 Shares

6.000% Series A Mandatory Convertible Preferred Stock

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan

Barclays

Citigroup

BofA Securities

Mizuho

Wells Fargo Securities

Co-Managers

BMO Capital Markets

BNP PARIBAS

Goldman Sachs & Co. LLC

MUFG

SMBC Nikko

BNY Capital Markets

December 2, 2024